UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Under § 240.14a-12

Callaway Golf Company

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 15, 2017

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Callaway Golf Company, which will be held on Tuesday, May 2, 2017, at our offices located at 2180 Rutherford Road, Carlsbad, California 92008, commencing at 8:45 a.m. (Pacific Time). A map is provided on the back page of these materials for your reference. Your Board of Directors and management look forward to greeting personally those shareholders who attend.

At the meeting, your Board of Directors will ask shareholders to (i) elect eight directors; (ii) ratify, on an advisory basis, the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; (iii) approve the amendment and restatement of the Callaway Golf Company Amended and Restated 2004 Incentive Plan; (iv) approve, on an advisory basis, the compensation of our named executive officers; and (v) approve, on an advisory basis, the frequency of future shareholder votes to approve the compensation of our named executive officers. These matters are described more fully in the accompanying Proxy Statement, which you are urged to read thoroughly. Your Board of Directors recommends a vote “FOR” each of the director nominees, “FOR” ratification of the appointment of our independent registered public accounting firm, “FOR” the approval of the amendment and restatement of the Callaway Golf Company Amended and Restated 2004 Incentive Plan, “FOR” the approval of the compensation of our named executive officers, and for the shareholders to vote “EVERY YEAR” to approve the compensation of our named executive officers.

We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their shareholders by providing access to these documents on the Internet instead of mailing printed copies. Those rules allow a company to provide its shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the annual meeting. Most of our shareholders will not receive printed copies of our proxy materials unless requested, but instead will receive a notice with instructions on how they may access and review our proxy materials on the Internet and how they may cast their vote via the Internet. If you would like to receive a printed or e-mail copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability that is being sent to you.

Your vote is important. Whether or not you plan to attend the annual meeting, please vote as soon as possible. If you received the Notice of Internet Availability, a proxy card was not sent to you and you may vote only via the Internet unless you attend the annual meeting or request that a proxy card and proxy materials be mailed to you. If you have requested that a proxy card and proxy materials be mailed to you, and you have received those materials, then you may vote via the Internet, by telephone or by mailing a completed proxy card. For specific voting instructions, please refer to the information provided in the accompanying Proxy Statement and in the Notice of Internet Availability.

Thank you for your continued interest in and support of Callaway Golf Company.

Sincerely,

Oliver G. (Chip) Brewer III

President and Chief Executive Officer

CALLAWAY GOLF COMPANY

2180 Rutherford Road

Carlsbad, California 92008

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS

When	Tuesday, May 2, 2017, 8:45 a.m. (Pacific Time).

Where	Callaway Golf Company 2180 Rutherford Road Carlsbad, California 92008 (A map is provided on the back page of these materials for your reference)

Items of Business

1.    To elect as directors the eight nominees named in the accompanying proxy statement.

2.    To ratify, on an advisory basis, the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the 2017 fiscal year.

3.    To approve the amendment and restatement of the Callaway Golf Company Amended and Restated 2004 Incentive Plan.

4.    To approve, on an advisory basis, the compensation of the company’s named executive officers.

5.    To approve, on an advisory basis, the frequency of future shareholder votes to approve the compensation of the company’s named executive officers.

6.    To transact such other business as may properly come before the annual meeting and at any adjournments or postponements thereof.

Record Date	March 6, 2017. Only shareholders of record at the close of business on the record date are entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof.

How to Vote	Please vote your shares promptly to ensure the presence of a quorum at the annual meeting. Please review the proxy materials for the annual meeting and follow the instructions in the section entitled “Voting Information” of the accompanying proxy statement beginning on page 3 to vote. As described on page 6 of the accompanying proxy statement, any shareholder attending the annual meeting may vote in person even if he or she previously returned a proxy or voted via the Internet or by telephone.

Carlsbad, California March 15, 2017	By Order of the Board of Directors, Brian P. Lynch Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 2, 2017:	The Annual Report and Proxy Statement are available on the Internet at: http://www.allianceproxy.com/callawaygolf/2017

GENERAL INFORMATION	1
VOTING INFORMATION	3
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	8
Corporate Governance Guidelines	8
Director Independence	8
Director Qualifications	8
Identification of Potential Director Candidates	9
Nomination Process	9
Service on Other Public Boards	10
Majority Vote Policy	10
Annual Board and Committee Assessment and Evaluation	10
Board Leadership Structure	11
Risk Oversight	11
Board Committees	12
Meetings and Director Attendance	14
Communications with the Board	14
Code of Conduct	15
Stock Ownership Guidelines	15
Policy on Speculative Trading Activities — Anti-Hedging and Pledging Policy	15
Compensation Committee Interlocks and Insider Participation	16
Director Compensation	16
PROPOSAL NO. 1 - ELECTION OF DIRECTORS	18
AUDIT COMMITTEE REPORT	23
INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	25
PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	27
EXECUTIVE OFFICER COMPENSATION	28
COMPENSATION COMMITTEE REPORT	28
COMPENSATION DISCUSSION AND ANALYSIS	28
2016 COMPENSATION TABLES	50
PROPOSAL NO. 3 – APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED 2004 INCENTIVE PLAN	58
PROPOSAL NO. 4 - ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	74
PROPOSAL NO. 5 - ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE SHAREHOLDER VOTES TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	75
BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES	77
TRANSACTIONS WITH RELATED PERSONS	80
NO INCORPORATION BY REFERENCE	80
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	80
ANNUAL REPORT	81
SHAREHOLDER PROPOSALS	81
OTHER MATTERS	82
APPENDIX A - NON-GAAP INFORMATION AND RECONCILIATION	A-1
APPENDIX B – AMENDED AND RESTATED 2004 INCENTIVE PLAN	B-1

CALLAWAY GOLF COMPANY

2180 Rutherford Road

Carlsbad, California 92008

PROXY STATEMENT

2017 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

Why am I receiving these materials?

Callaway Golf Company (the “Company”) has prepared these materials for its 2017 annual meeting of shareholders and any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting is scheduled to be held at the Company’s offices located at 2180 Rutherford Road, Carlsbad, California 92008 on Tuesday, May 2, 2017 commencing at 8:45 a.m. (Pacific Time). You are invited to attend and are requested to vote on the proposals described in this Proxy Statement. The Company is soliciting proxies for use at the Annual Meeting.

The proxy materials were first sent or made available to shareholders on or about March 23, 2017.

What is included in these proxy materials?

•	The Notice of 2017 Annual Meeting of Shareholders
•	This Proxy Statement
•	The Company’s 2016 Annual Report to Shareholders

If you requested printed versions by mail, you will receive a proxy card or voting instruction form.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules of the Securities and Exchange Commission (“SEC”), the Company uses the Internet as the primary means of furnishing proxy materials to its shareholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials to its shareholders with instructions on how to access the proxy materials over the Internet or request a printed copy of the materials, and for voting over the Internet.

Shareholders may follow the instructions in the Notice of Internet Availability of Proxy Materials to elect to receive future proxy materials in print by mail or electronically by email. The Company encourages its shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and reduce the cost to the Company associated with the printing and mailing of materials.

What items will be voted on at the Annual Meeting?

There are five items that shareholders may vote on at the Annual Meeting:

•	To elect to the Company’s Board of Directors (the “Board”) the eight nominees named in this Proxy Statement;

•	To ratify, on an advisory basis, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017;
•	To approve the amendment and restatement of the Callaway Golf Company Amended and Restated 2004 Incentive Plan;
•	To approve, on an advisory basis, the compensation of the Company’s named executive officers; and
•	To approve, on an advisory basis, the frequency of future shareholder votes to approve the compensation of the Company’s named executive officers.

Will any other business be conducted at the Annual Meeting?

Other than the proposals described in this Proxy Statement, the Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matter properly comes before the shareholders at the Annual Meeting, it is the intention of the persons named as proxy holders to vote upon such matters in accordance with the Board’s recommendation.

VOTING INFORMATION

Who may vote at the Annual Meeting?

Only holders of record of the Company’s common stock (the “Common Stock”) as of the close of business on March 6, 2017, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. The Company had no other class of capital stock outstanding as of the record date, and no other shares are entitled to notice of, or to vote at, the Annual Meeting.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

If your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare Trust Company, N.A., you are considered a shareholder of record with respect to those shares and the Company’s proxy materials have been made available to you by the Company. If your shares are held in a stock brokerage account, by a bank, broker, trustee or other nominee, you are considered the beneficial owner of shares held in street name and the Company’s proxy materials are being forwarded to you by your bank, broker, trustee or other nominee that is considered the owner of record of those shares. As the beneficial owner, you have the right to instruct your bank, broker, trustee or other nominee on how to vote your shares.

If I am a shareholder of record of the Company’s shares, how do I vote?

If you are a shareholder of record, there are four ways to vote:

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials.
•	By Telephone. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by calling the toll free number found on the proxy card.
•	By Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by completing, signing and dating the proxy card and returning it.
•	In person. You may vote in person at the Annual Meeting. You must bring valid photo identification such as a driver’s license or passport and you may be requested to provide proof of stock ownership as of the record date.

If I am a beneficial owner of the Company’s shares held in street name, how do I vote?

You will receive instructions from the holder of record that you must follow in order for your shares to be voted. The availability of telephonic or Internet voting will depend on your bank’s, broker’s, trustee’s or other nominee’s voting process. Please check with your bank, broker, trustee or other nominee and follow the voting instructions they provide to vote your shares. If you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker, trustee or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting.

How are proxies voted?

All shares represented by valid proxies received prior to the taking of the vote at the Annual Meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions. Similarly, if you transmit your voting instructions by telephone or via the Internet, your shares will be voted as you have instructed.

What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, then your shares will be voted at the Annual Meeting in accordance with the Board’s recommendation on all matters presented for a vote at the Annual Meeting. Similarly, if you sign and return a proxy card but do not indicate how you want to vote your shares for a particular proposal or for all of the proposals, then for any proposal for which you do not so indicate, your shares will be voted at the Annual Meeting in accordance with the Board’s recommendation.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, under applicable New York Stock Exchange rules, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which proposals are considered “routine” or “non-routine”?

The ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is considered a routine matter. A bank, broker, trustee or other nominee may generally vote your shares on routine matters even without receiving instructions from you, and therefore no broker non-votes are expected with respect to this proposal.

The election of directors, the approval of the amendment and restatement of the Callaway Golf Company Amended and Restated 2004 Incentive Plan, the approval, on an advisory basis, of the compensation of the Company’s named executive officers and the approval, on an advisory basis, of the frequency of future shareholder votes to approve the compensation of the Company’s named executive officers are considered non-routine matters. Brokers and other nominees cannot vote your shares on these proposals without receiving instructions from you, and therefore broker non-votes may occur with respect to these proposals.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	“FOR” each of the nominees for election as director as set forth in this Proxy Statement;
•	“FOR” ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017;
•	“FOR” the approval of the amendment and restatement of the Callaway Golf Company Amended and Restated 2004 Incentive Plan;
•	“FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers; and
•	for the approval, on an advisory basis, of an advisory vote “EVERY YEAR” to approve the compensation of the Company’s named executive officers.

By returning your proxy via the Internet or by telephone or mail, unless you notify the Company’s Corporate Secretary in writing to the contrary, you are also authorizing the proxies to vote your shares in accordance with the Board’s recommendation on any other matter that may properly come before the Annual Meeting. The Company does not currently know of any such other matter.

What is the quorum requirement for the Annual Meeting?

As of the record date for the Annual Meeting, there were 93,793,899 shares of Common Stock issued and outstanding. Under Delaware law and the Company’s Bylaws, the holders of a majority of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy via the Internet or by telephone or mail, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Broker non-votes will also be counted as present for the purpose of determining the presence of a quorum at the Annual Meeting. The inspector of election will determine whether a quorum is present and will tabulate the votes cast at the Annual Meeting.

How many votes does each share have?

Holders of Common Stock have one vote for each share on any matter that may be presented for consideration and action by the shareholders at the Annual Meeting, except that shareholders have cumulative voting rights with respect to the election of directors. Cumulative voting rights entitle each shareholder to cast as many votes as are equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, which votes may be cast for one candidate or distributed among two or more candidates. A shareholder of record may exercise cumulative voting rights by indicating on the proxy card the manner in which such votes should be allocated, or if such shareholder votes in person at the Annual Meeting, such shareholder must submit a ballot and make an explicit statement of the intent to cumulate votes. A shareholder who holds shares beneficially through a bank, broker, trustee or other nominee and wishes to cumulate votes, should contact his, her or its bank, broker, trustee or other nominee. Internet and telephone voting cannot accommodate cumulative voting.

What is the voting requirement to approve each of the proposals?

Assuming a quorum is present at the Annual Meeting, the eight nominees for director receiving the highest number of votes at the Annual Meeting will be elected. Returning a proxy giving authority to vote for the nominees named in this Proxy Statement will also give discretion to the designated proxies to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole discretion.

Assuming a quorum is present at the Annual Meeting, the affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting is required for the ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, for the approval of the amendment and restatement of the Callaway Golf Company Amended and Restated 2004 Incentive Plan, for the approval, on an advisory basis, of the compensation of the Company’s named executive officers and for the approval, on an advisory basis, of the frequency of future shareholder votes to approve the compensation of the Company’s named executive officers. Furthermore, with respect to the approval, on an advisory basis, of the frequency of future shareholder votes to approve the compensation of the Company’s named executive officers, if none of the frequency alternatives (one year, two years or three years) receives a majority vote, the Company will consider the frequency that receives the highest number of votes by shareholders to be the frequency that has been selected by shareholders.

How are abstentions and broker non-votes treated?

As noted above, abstentions and broker non-votes are counted for purposes of determining a quorum. For purposes of determining whether a proposal is approved (other than the election of directors and the approval, on an advisory basis, of the frequency of future shareholder votes to approve the compensation of the Company’s named executive officers), abstentions are counted in the tabulation of shares present in person or represented by proxy and have the same effect as voting against a proposal. Broker non-votes are not considered as shares having voting power present in person or represented by proxy and will not be counted toward the vote total and therefore will have no effect on the outcome of a proposal. For purposes of the election of directors and the proposal to approve, on an advisory basis, the frequency of future shareholder votes to approve the compensation of the Company’s named executive officers, abstentions will not affect the outcome of the vote.

Can I change my vote after I have voted?

Shareholders of Record. You may revoke your proxy and change your vote at any time before your shares are voted at the Annual Meeting by taking any of the following actions:

•	filing with the Company’s Corporate Secretary either a written notice of revocation or a duly executed proxy dated later than the proxy you wish to revoke;
•	voting again on a later date via the Internet or by telephone (in which case only your latest Internet or telephone proxy submitted will be counted); or
•	attending the Annual Meeting and voting in person (your attendance at the Annual Meeting, in and of itself, will not revoke your proxy).

Any written notice of revocation or later dated proxy that is mailed must be received by the Company’s Corporate Secretary before the close of business on May 1, 2017, and should be addressed as follows: Callaway Golf Company, Attention: Corporate Secretary, 2180 Rutherford Road, Carlsbad, California 92008. Alternatively, you may hand deliver a written revocation notice or a later dated proxy to the Company’s Corporate Secretary at the Annual Meeting before voting begins.

Beneficial Owners of Shares Held in Street Name. You must follow the instructions provided by your bank, broker, trustee or other nominee if you wish to change your vote.

Why did I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?

If you receive more than one Notice of Internet Availability of Proxy Materials or proxy card, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, please mark your votes and date, sign and return each proxy card, or vote your proxy via the Internet or by telephone as instructed on each proxy card.

Who is soliciting these proxies and who is paying the solicitation costs?

The cost of preparing, assembling, printing and mailing the proxy materials and, if applicable, proxy card, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company may request banks, brokers and other third parties to solicit their customers who beneficially own Common Stock listed of record in the name of such bank, broker or other third party, and the Company will reimburse such banks, brokers and third parties for their reasonable out-of-pocket expenses for such solicitations. The solicitation of proxies by mail may be supplemented by telephone, facsimile, Internet and personal solicitation by directors, officers and other employees of the Company, but no additional compensation will be paid to such individuals. The Company has retained Alliance Advisors LLC to assist in the solicitation of proxies for a base fee of approximately $11,500, plus out-of-pocket expenses.

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How can I obtain an additional copy?

With regard to the delivery of annual reports and proxy statements, under certain circumstances the SEC permits the Company to send a single set of such proxy materials or, where applicable, one

Notice of Internet Availability of Proxy Materials, to any household at which two or more shareholders reside if they appear to be members of the same family (unless otherwise requested by one or more of such shareholders). Each shareholder, however, still receives a separate proxy card if he or she receives paper copies. This procedure, known as “householding,” reduces the amount of duplicate information received at a household and reduces mailing and printing costs as well. This year, the Company will be mailing primarily Notices of Internet Availability of Proxy Materials and only a small number of printed copies of the annual report and Proxy Statement to parties who have requested paper copies.

A number of banks, brokers and other third parties have instituted householding and have previously sent a notice to that effect to certain of the Company’s beneficial shareholders whose shares are registered in the name of the bank, broker or other third party. As a result, unless the shareholders receiving such notice gave contrary instructions, only one annual report and one proxy statement or one Notice of Internet Availability of Proxy Materials will be mailed to an address at which two or more such shareholders reside. If any shareholder residing at such an address wishes to receive a separate annual report and proxy statement or Notice of Internet Availability of Proxy Materials in the future, such shareholder should telephone the householding election system (toll-free) at 1-800-522-6645.

In addition, (i) if any shareholder who previously consented to householding desires to promptly receive a separate copy of the annual report and proxy statement or Notice of Internet Availability of Proxy Materials, for each shareholder at his or her same address, or (ii) if any shareholder shares an address with another shareholder and both shareholders at such address desire to receive only a single copy of the annual report and proxy statement or Notice of Internet Availability of Proxy Materials, then such shareholder should, if such shareholder is a beneficial shareholder, contact his or her bank, broker or other third party in whose name the shares are registered or, if such shareholder is a shareholder of record, contact the Company as follows: Callaway Golf Company, Attention: Investor Relations, 2180 Rutherford Road, Carlsbad, CA 92008, telephone (760) 931-1771. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report and proxy statement or Notice of Internet Availability of Proxy Materials to any shareholder at a shared address to which a single copy of such material was delivered.

What else is expected to take place at the Annual Meeting?

The main purpose of the Annual Meeting is to conduct the business described in this Proxy Statement. As such, the Company intends to conduct the required business and then have a short question and answer period. The Company does not intend to make a formal presentation to shareholders. Since no presentation is planned, it is expected that the meeting will last only a few minutes.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Corporate Governance Guidelines

Corporate governance is the system by which corporations ensure that they are managed ethically and in the best interests of their shareholders. The Company is committed to maintaining high standards of corporate governance, and the Board has adopted Corporate Governance Guidelines to provide the Company’s shareholders and other interested parties with insight into the Company’s corporate governance practices. The Corporate Governance Guidelines are reviewed regularly and updated as appropriate. The full text of the Corporate Governance Guidelines is available on the Company’s website at www.callawaygolf.com under Investor Relations — Corporate Governance. They address, among other topics:

• Board size • Board leadership • Board oversight responsibility • Succession planning • Director and executive officer stock ownership guidelines	• Director independence • Limits on directors serving on other boards • Director compensation • Director orientation and continuing education	• Board membership criteria • Majority vote policy in uncontested director elections • Board access to independent auditors and advisors • Annual Board assessment

Director Independence

The Company’s Bylaws and Corporate Governance Guidelines provide that a substantial majority of the Company’s directors must be independent. A director is independent only if the director is not a Company employee and the Board has determined that the director has no direct or indirect material relationship to the Company. To be independent, a director must also satisfy any other independence requirements under applicable law or regulation and the listing standards of the New York Stock Exchange (the “NYSE”). In evaluating a particular relationship, the Board considers the materiality of the relationship to the Company, to the director and, if applicable, to any organization with which the director is affiliated. To assist in its independence evaluation, the Board adopted categorical independence standards, which are listed in Appendix A to the Corporate Governance Guidelines. Compliance with these internal and NYSE independence standards is reviewed at least annually. The Board has determined that each of the eight current non-management directors, including each of the seven non-management director nominees, is independent. Oliver G. Brewer III, the Company’s President and Chief Executive Officer, is the only current director who is not independent. Therefore, a substantial majority of the Board members is independent, and all director nominees other than Mr.  Brewer are independent.

Director Qualifications

The Nominating and Corporate Governance Committee is responsible, among other things, for developing and recommending to the Board criteria for Board membership and for identifying and recruiting potential Board candidates based on the identified criteria in the context of the Board as a whole and in light of the Board’s needs at a particular time. The Nominating and Corporate Governance Committee has worked with the Board to identify certain minimum criteria that every candidate must meet in order to be considered eligible to serve on the Board: a candidate must (i) exhibit very high personal and professional ethics, integrity and values; (ii) not have any conflicting interest that would materially impair his or her ability to discharge the fiduciary duties of a director; (iii) be committed to the best interests of the Company’s shareholders and be able to represent fairly and equally all shareholders without favoring or advancing any particular shareholder or other constituency; and (iv) be able to devote adequate time to Board activities. A potential candidate will not be considered for a directorship unless he or she satisfies these threshold criteria.

In addition to these minimum threshold criteria, the Board believes that, as a whole, the Board should possess a combination of skills, professional experience, and diversity of backgrounds necessary to oversee the Company’s business. In this regard, the Board has determined that one or more of its members, among other things, should (i) be currently serving as an active executive of another corporation, (ii) have prior experience as a chief executive officer or an operating executive with significant responsibility for operating results, (iii) have public company executive experience, (iv) have public company board experience, (v) have corporate governance experience, (vi) have executive compensation experience, and (vii) have consumer products experience. The Board also believes that one or more of its members should have functional expertise in each of finance, accounting, legal matters, investment banking, technology, manufacturing, international business, research and development, strategic planning, consumer sales and marketing, retail business, and mergers and acquisitions. Potential candidates are evaluated based upon the factors described above as well as their independence and relevant business and industry experience.

The annual evaluation and assessment of the Board and its committees that is performed under the direction of the Nominating and Corporate Governance Committee enables the Board to update its determination of the skills and experience it seeks on the Board as a whole and in individual directors as the Company’s needs evolve and change over time. See the section below entitled, “— Annual Board and Committee Evaluation and Assessment.” In identifying director candidates from time to time, the Board or Nominating and Corporate Governance Committee may establish specific skills and experience that it believes the Company should seek in order to constitute a balanced and effective board.

In addition, although the Board does not have a formal policy regarding diversity, it believes that ethnic, gender and cultural diversity among its members can provide distinct value and is important. In considering a potential new candidate, the Board considers whether he or she would increase the Board’s ethnic, gender or cultural diversity.

Identification of Potential Director Candidates

The Nominating and Corporate Governance Committee uses a variety of methods for identifying director candidates, including professional search firms and recommendations from the Company’s officers, directors, shareholders or other persons. If a shareholder believes that he or she has identified an appropriate candidate who is willing to serve on the Board, the shareholder may submit a written recommendation to the Chair of the Nominating and Corporate Governance Committee, c/o Corporate Secretary at 2180 Rutherford Road, Carlsbad, California 92008. Such recommendation must include detailed biographical information concerning the recommended candidate, including a statement regarding the candidate’s qualifications. The Nominating and Corporate Governance Committee may require such further information and obtain such further assurances concerning the recommended candidate as it deems reasonably necessary. The Nominating and Corporate Governance Committee will evaluate director candidates properly submitted by shareholders in the same manner as it evaluates all other director candidates. In addition to bringing potential qualified candidates to the attention of the Nominating and Corporate Governance Committee as discussed above, a nomination of a person for election to the Board at an annual meeting of shareholders may be made by shareholders who meet the qualifications set forth in the Company’s Bylaws and who make such nominations in accordance with the procedures set forth in the Company’s Bylaws, including the procedures described under the section entitled “Shareholder Proposals” in this Proxy Statement.

Nomination Process

The Nominating and Corporate Governance Committee believes that the continuing service of qualified incumbents promotes stability and continuity on the Board and contributes to its ability to function effectively. The continuing service of qualified incumbents also provides the Company with the benefit of the familiarity with and insight into the Company’s affairs that its directors have accumulated during their tenure. As a result, in considering candidates for nomination for each annual meeting of shareholders, the Nominating and Corporate Governance Committee first considers the Company’s incumbent directors who desire to continue their service. The Nominating and Corporate Governance Committee will generally recommend to the Board an incumbent director for re-election if the Nominating and Corporate Governance Committee has determined that (i) the incumbent director continues to satisfy the threshold criteria described above, (ii) the incumbent director has satisfactorily performed his or her duties as a director during the most recent term and (iii) there exists no reason why, in the Nominating and Corporate Governance Committee’s view, the incumbent director should not be re-elected. If a Board vacancy becomes available as a result of the death, resignation or removal of an incumbent director or as a result of action taken by the Board to increase its size, the Nominating and Corporate Governance Committee proceeds to identify candidates who meet the required criteria and attributes.

Service on Other Public Boards

Under the Company’s Corporate Governance Guidelines, a director may not serve on the board of directors of more than four other public corporations in addition to the Company’s Board. In addition, in advance of accepting an invitation to serve on the board of another public corporation, directors should consult with the Board Chairman or the Chair of the Nominating and Corporate Governance Committee to confirm that service on such other board does not interfere with the director’s service on the Company’s Board or create an unacceptable conflict of interest. Further, no member of the Audit Committee may serve on the audit committee (or board committee performing similar functions) of more than two other public corporations without the prior approval of the Company’s Board. Regardless of a director’s outside activities, a director is always required to be able to devote sufficient time and attention to the Company’s business and to the performance of the director’s duties as a member of the Company’s Board.

Majority Vote Policy

Under the Company’s Corporate Governance Guidelines, in an uncontested election of directors, any nominee who has a greater number of votes “withheld” from his or her election than votes “for” such election, which the Company refers to as a “Majority Withheld Vote,” is required to submit in writing an offer to resign to the Board Chairman promptly upon certification of the shareholder vote. The Chairman refers the matter to the Nominating and Corporate Governance Committee, which in turn will consider, among other things, the reasons for the Majority Withheld Vote and will recommend to the Board whether or not to accept the resignation offer. The Board will consider such recommendation and will determine whether to accept the resignation and, if it does not accept the resignation, whether any further action is needed to address the reasons for the Majority Withheld Vote. The Board is required to publicly disclose such determination and the basis therefor. The director nominee who received the Majority Withheld Vote does not participate in the Nominating and Corporate Governance Committee’s recommendation or the Board’s decision.

Annual Board and Committee Assessment and Evaluation

Pursuant to the Company’s Corporate Governance Guidelines, the Board and each of its committees conduct, under the direction of the Nominating and Corporate Governance Committee, an annual assessment of their functionality and effectiveness, including an assessment of the skills and experience that are currently represented on the Board and that the Board will find valuable in the future given the Company’s current situation and strategic plans. As part of this process, the Nominating and Corporate Governance Committee invites input from each director on the performance of each of the other directors. The Nominating and Corporate Governance Committee considers individual director performance at least annually when deciding whether to nominate an incumbent director for re-election.

Board Leadership Structure

The Board believes that strong, independent board leadership is a critical aspect of effective corporate governance. The Board Chairman is selected by the Board as it deems to be in the best interests of the Company from time to time, and may be either a management or a non-management director. The Company’s Corporate Governance Guidelines provide that if the Board Chairman is not an independent director (e.g., when the Chairman is also the Chief Executive Officer), then the Board will appoint a lead independent director. The independent chairman or the lead independent director, as the case may be, works with the Company’s Chief Executive Officer and the Company’s Corporate Secretary to set the Board’s work program and meeting agendas, coordinates the activities of the independent directors, serves as a liaison between the Company’s Chief Executive Officer and the independent directors, and presides at the executive sessions (without management) of the independent directors.

The Company currently separates the positions of Board Chairman and Chief Executive Officer in recognition of the differences between the two roles. The Board Chairman is Ronald S. Beard, and Mr. Brewer is our Chief Executive Officer. Separating these positions and having the Chairman lead the Board in its oversight responsibilities enables the Company’s Chief Executive Officer to focus on day-to-day business and his other responsibilities. The Board has determined that the Company’s Board leadership structure is the most appropriate at this time, given the specific characteristics and circumstances of the Company, and the unique skills and experience of each of Mr. Beard and Mr. Brewer. Accordingly, because Mr. Beard, who is an independent director, is serving as Board Chairman, the Board therefore does not currently have a director with the title of lead independent director. A copy of the charter for the Board Chairman position is available on the Company’s website at www.callawaygolf.com under Investor Relations — Corporate Governance — Board Memberships.

Risk Oversight

The Board oversees an enterprise-wide approach to risk management and works with the Audit Committee and management in executing its oversight responsibility for risk management. The Board generally oversees risks related to the Company’s strategic and operational objectives and is responsible for overseeing the amounts and types of risks taken by management in executing those objectives. In addition, the Board has delegated to the Audit Committee the responsibility for oversight of certain of the Company’s risk oversight and compliance matters, including oversight of (i) material legal proceedings and material contingent liabilities, (ii) the Company’s policies regarding risk assessment and management, (iii) the Company’s compliance programs with respect to legal and regulatory requirements and the Company’s Code of Conduct, and (iv) the establishment of procedures for the receipt and handling of complaints regarding accounting, internal accounting controls and auditing matters. The Board has delegated to the Nominating and Corporate Governance Committee the responsibility for overseeing any related party transactions.

On a day-to-day basis, it is management’s responsibility to manage risk and bring to the attention of the Board any significant risks facing the Company and the controls in place to manage those risks. As part of this responsibility, management conducts a periodic enterprise risk management assessment, which is led by the Company’s corporate audit department. All members of management responsible for key business functions and operations participate in this assessment. The assessment includes an identification, and quantification of the potential impact, of the top risks facing the Company and the controls in place to mitigate such risks as well as possible opportunities to reduce such risks. This report is shared with the Audit Committee and the full Board.

See “Executive Officer Compensation—Governance and Other Considerations—Risk Assessment of Compensation Programs” below for information regarding the Company’s risk assessment of its compensation programs.

Board Committees

The Board currently has three standing committees:

•	the Audit Committee;

•	the Compensation and Management Succession Committee (sometimes referred to as the “Compensation Committee” in this Proxy Statement); and

•	the Nominating and Corporate Governance Committee.

The Board has adopted written charters for each of the three standing committees, copies of which are available on the Company’s website at www.callawaygolf.com under Investor Relations — Corporate Governance — Board Committees. Upon request, the Company will provide to any person without charge a copy of such charters. Any such request may be made by contacting the Company’s Investor Relations Department by telephone at (760) 931-1771 or by mail at Callaway Golf Company, Attention: Investor Relations, 2180 Rutherford Road, Carlsbad, CA 92008.

The Board has determined that the chair of each committee and all committee members are independent under applicable NYSE and SEC rules for committee memberships. The members of the committees are shown in the table below.

Director	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Samuel H. Armacost	✓	Chair	Member	—
Ronald S. Beard	✓	Member	Member	Member
Oliver G. Brewer III	—	—	—	—
John C. Cushman, III	✓	—	Member	Member
John F. Lundgren	✓	Member	Chair	—
Adebayo O. Ogunlesi	✓	Member	—	Chair
Richard L. Rosenfield(1)	✓	—	Member	Member
Linda B. Segre	✓	—	Member	Member
Anthony S. Thornley	✓	Member	—	Member

(1) Mr. Rosenfield plans to retire from the Board and is not standing for re-election at the Annual Meeting, and his service as a director and as a member of the Compensation Committee and Nominating and Corporate Governance Committee will cease as of the date of the Annual Meeting.

Audit Committee. The Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee’s role includes representing and assisting the Board in discharging its oversight responsibility relating to: (a) the accounting, reporting and financial practices of the Company, including the integrity of the Company’s financial statements; (b) the Company’s outside auditors, including their qualifications, performance and independence; (c) the performance of the Company’s internal audit function; and (d) the Company’s compliance with legal and regulatory requirements. The Audit Committee:

•	is responsible for all matters relating to the Company’s outside auditors, including their appointment, compensation, evaluation, retention, oversight and termination;

•	obtains and reviews, at least annually, a report by the outside auditors describing (a) the outside auditors’ internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the outside auditor, and any steps taken to deal with any such issues;

•	reviews and considers, at least annually, the independence of the outside auditors;

•	annually reviews and discusses the performance and effectiveness of the internal audit function;

•	reviews and discusses the adequacy and effectiveness of the Company’s internal controls, including any material weaknesses or significant deficiencies in internal controls and significant changes in such controls reported to the Audit Committee by the outside auditors or management;

•	reviews and discusses the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon;

•	reviews and discusses the Company’s policies with respect to risk assessment and risk management; and

•	oversees the Company’s compliance programs with respect to legal and regulatory requirements and the Company’s Code of Conduct, including review of conflict of interest issues.

Audit Committee Financial Sophistication and Expertise. The Board has determined that each Audit Committee member is financially literate and has the accounting or related financial management expertise within the meaning of NYSE listing standards. The Board has also determined that at least one Audit Committee member qualifies as an Audit Committee Financial Expert as defined by Item 407(d)(5) of Regulation S-K. The Board has designated Mr. Armacost as the Audit Committee Financial Expert. The Board also believes that the collective experiences of the other Audit Committee members make them well qualified to serve on the Audit Committee. Shareholders should understand that Mr. Armacost’s designation as an Audit Committee Financial Expert is an SEC disclosure requirement, and it does not impose on Mr. Armacost any duties, obligations or liabilities that are greater than those which are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an Audit Committee Financial Expert pursuant to this requirement does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board.

Additional information regarding the Audit Committee’s responsibilities can be found under the sections entitled “— Risk Oversight,” above and “Audit Committee Report” and “Information Concerning Independent Registered Public Accounting Firm,” below.

Compensation Committee. The Compensation Committee:

•	oversees the Company’s overall compensation philosophy, policies and programs, and assesses whether the Company’s compensation philosophy establishes appropriate incentives given the Company’s strategic and operational objectives;

•	administers and makes recommendations to the Board with respect to the Company’s incentive-compensation plans and equity-based compensation plans, including granting awards under any such plans, and approves, amends or modifies the terms of compensation and benefit plans as appropriate;

•	is responsible for discharging the Board’s responsibilities relating to compensation of the Company’s executive officers;

•	reviews and approves corporate goals and objectives relevant to the compensation of the Company’s chief executive officer, evaluates his or her performance in light of those goals and objectives, and, together with the other independent members of the Board, determines and approves the chief executive officer’s compensation level based on this evaluation;

•	evaluates the performance of the Company’s other executive officers and sets their compensation after considering the recommendation of the Company’s chief executive officer;

•	reviews and approves employment agreements and severance arrangements for the Company’s executive officers, including change-in-control provisions, plans or agreement;

•	is responsible for assisting the Board with management succession issues and planning;

•	reviews compensation and benefits plans affecting employees in addition to those applicable to the Company’s executive officers; and

•	reviews the compensation of directors for service on the Board and its committees and recommend changes in compensation to the Board.

Additional information regarding the Compensation Committee’s responsibilities can be found under the section entitled “Executive Officer Compensation,” below.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee:

•	identifies and recommends to the Board individuals who are qualified to serve on the Board and who should stand for election at each annual meeting of shareholders;

•	oversees the Company’s corporate governance matters and policies, including the Company’s Corporate Governance Guidelines;

•	oversees the annual evaluation and assessment of the Board and its committees;

•	reviews the leadership structure of the Board and recommends changes to the Board as appropriate;

•	makes recommendations to the Board concerning the structure, composition and functioning of the Board and its committees; and

•	recommends candidates to the Board for appointment to its committees.

Additional information regarding the Nominating and Corporate Governance Committee’s responsibilities can be found under the sections entitled “— Director Qualifications,” “— Identification of Potential Director Candidates,” “— Nomination Process” and “— Annual Board and Committee Assessment and Evaluation,” above.

Meetings and Director Attendance

During 2016, the Board met eight times and the independent directors met in executive session at six of those meetings and determined that there was no need to meet in executive session at the other meetings; the Audit Committee met eight times; the Compensation Committee met six times; and the Nominating and Corporate Governance Committee met four times. In addition to meetings, the members of the Board and its committees sometimes take action by written consent in lieu of a meeting, which is permitted under Delaware corporate law, or discuss Company business without calling a formal meeting.

During 2016, all of the Company’s directors attended in excess of 75% of the meetings of the Board and of its committees on which they served. All of the directors standing for re-election are expected to attend the annual meetings of shareholders, and all such directors who were serving on the Board at such time attended the 2016 annual meeting of shareholders.

Communications with the Board

Shareholders and other interested parties may contact the Board Chairman or the non-management directors as a group by e-mail at: non-managementdirectors@callawaygolf.com, or by mail to: Board of Directors, Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California

92008. The Company’s Corporate Secretary’s office reviews all incoming communications and filters out solicitations and junk mail. All legitimate non-solicitation and non-junk mail communications are distributed to the non-management directors or handled as appropriate as directed by the Board Chairman.

Code of Conduct

The Board has adopted a Code of Conduct that applies to all of the Company’s employees, including its senior financial and executive officers, as well as the Company’s directors. The Code of Conduct covers the basic standards of conduct applicable to all directors, officers and employees of the Company, as well as the Company’s Conflicts of Interest and Ethics Policy and other specific compliance standards and related matters. The Company will promptly disclose any waivers of, or amendments to, any provision of the Code of Conduct that applies to the Company’s directors and senior financial and executive officers on its website at www.callawaygolf.com.

The Code of Conduct is available on the Company’s website at www.callawaygolf.com under Investor Relations — Code of Conduct. Upon request, the Company will provide to any person without charge a copy of the Code of Conduct. Any such request may be made by contacting the Company’s Investor Relations department by telephone at (760) 931-1771 or by mail at Callaway Golf Company, Attention: Investor Relations, 2180 Rutherford Road, Carlsbad, California 92008.

Stock Ownership Guidelines

In order to promote ownership of the Common Stock by the Company’s non-management directors and executive officers and thereby more closely align their interests with the interests of the Company’s shareholders, the Board has adopted stock ownership guidelines requiring the Company’s non-management directors and executive officers to own Common Stock interests with a value equal to at least the following minimum amounts:

Chief Executive Officer	3x Base Salary
Other Executive Officers	1x Base Salary
Non-Employee Directors	3x Annual Base Cash Compensation

The minimum share ownership amounts are required to be achieved within five years of an individual first becoming subject to these guidelines. All shares for which a director or an executive officer is deemed to be the beneficial owner under Section 16 of the Exchange Act, including shares held in a living trust for the individual’s benefit, count toward this ownership requirement. Restricted stock and service-based restricted stock unit awards held by the director or executive count toward the holding requirements. Performance-based restricted stock units do not count toward this ownership requirement unless and until the performance criteria are satisfied. Stock options, stock appreciation rights, and phantom stock units do not count toward this ownership requirement unless and until any underlying shares are issued. Unless a non-management director or executive officer is in compliance with these guidelines, he or she is required to retain and hold 50% of any “net shares” of Common Stock issued in connection with any equity-based awards granted under the Company’s compensation plans after such non-management director or executive officer first becomes subject to these guidelines. “Net shares” are those shares that remain after shares are sold or withheld (i) to pay the exercise price and withholding taxes in the case of stock options or (ii) to pay withholding taxes in the case of other awards. Compliance with these guidelines is assessed on an annual basis. At the time compliance was assessed in 2016, all directors and executive officers attained the minimum ownership levels.

Policy on Speculative Trading Activities — Anti-Hedging and Pledging Policy

The Company’s insider trading policy provides, among other things, that directors, officers and other employees may not engage in certain types of speculative activities with respect to the

Company’s securities, including short sales, transactions in put options, call options or other derivative securities, hedging transactions, pledging of Company stock as collateral for a loan, or holding shares of Company stock in a margin account.

Compensation Committee Interlocks and Insider Participation

In 2016, the Company’s executive officer compensation matters were handled by the Compensation Committee, which was during 2016 and is currently comprised of the following directors: Messrs. Armacost, Beard, Cushman, Lundgren, Rosenfield and Ms. Segre. During the times of their committee service during 2016, all of such members were determined to be independent and there were no compensation committee interlocks.

Director Compensation

Directors who are not also Company employees are compensated for their service on the Board and its committees with a mix of cash and equity-based compensation. Directors are also reimbursed for their travel expenses incurred in connection with their duties, and receive other benefits such as the right to use, and the right to purchase at a discount, the Company’s products. As discussed above, the Compensation Committee periodically reviews the compensation and benefits the directors receive from the Company for service on the Board and on Board committees and recommends changes to the Board. In 2016, the Compensation Committee, with the assistance and counsel of its outside compensation consultant, Mercer LLC, undertook a review of director compensation, which had not been materially changed since 2006. This review included consultation with its independent compensation consultant, Mercer, and a review of various benchmark data. Following such review, the Compensation Committee recommended, and the Board approved, changes to the Company’s compensation program for directors (which changes became effective January 1, 2017). The new director compensation program increases the annual base compensation for non-employee directors from $45,000 to $75,000 and eliminates the additional daily cash compensation for attendance at Board and Board committee meetings. Non-employee directors who serve as chairs of Board committees are paid an additional annual retainer fee. The Chair of the Audit Committee is paid $15,000; the Chair of the Compensation Committee is paid $12,500; the Chair of the Nominating Committee is paid $10,000; and the Board Chairman is paid an additional annual $40,000 cash retainer. The Compensation Committee also recommended that the Board consider increasing the equity portion of director compensation to $100,000 in 2017 as compared to the annual $50,000 level that had been in place since 2006.

Mr. Brewer, as the Company’s President and Chief Executive Officer, does not receive any additional cash or equity-based compensation for serving on the Board.

Cash Compensation. During 2016, non-employee directors were paid an annual base cash compensation of $45,000 and additional daily cash compensation for attendance at Board and Board committee meetings ($1,500 per day per Board or committee meeting attended). Non-employee directors who served as chairs of Board committees were paid an additional $300 per day per committee meeting attended. In recognition of the significant amount of time they are required to spend on Company business between meetings, the Board Chairman was paid an additional annual $30,000 cash retainer and the Chair of the Audit Committee and of the Compensation Committee were each paid an additional annual $10,000 cash retainer.

Equity-Based Compensation. Upon the initial election or appointment of a new director and for each year of continuing service on the Board, a non-employee director is granted stock options, restricted stock, restricted stock units, phantom stock units or a combination thereof as the long-term incentive portion of director compensation. Such equity-based awards are made as of the date of appointment or re-election in the form and amount as determined by the Board on the recommendation of the Compensation Committee. The value and the number of equity awards granted to the directors in 2016 are reported in the table below.

Other Benefits. The Company has a policy that the non-employee directors should promote the Company’s products by using the Company’s current products whenever they play golf. To assist them in complying with this policy, non-employee directors are entitled to receive a limited amount of the Company’s golf club and golf ball products, free of charge, for their own personal use and the use of immediate family members residing in their households. Non-employee directors also receive a limited amount of other products (e.g., apparel and other accessories) free of charge and the right to purchase a limited amount of additional golf clubs, balls and accessories at a discount that is not material in amount. The aggregate value of this personal benefit did not exceed $10,000 for any director in 2016 and is therefore not required to be reported in the table below.

Director Compensation in Fiscal Year 2016

The following table summarizes the compensation of the Company’s non-employee directors for fiscal year 2016:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Samuel H. Armacost	$93,400	$50,000	$—	$—	$—	$—	$143,400
Ronald S. Beard	$117,000	$50,000	$—	$—	$—	$—	$167,000
John C. Cushman, III	$76,500	$50,000	$—	$—	$—	$—	$126,500
John F. Lundgren	$92,800	$50,000	$—	$—	$—	$—	$142,800
Adebayo O. Ogunlesi	$77,700	$50,000	$—	$—	$—	$—	$127,700
Richard L. Rosenfield	$76,500	$50,000	$—	$—	$—	$—	$126,500
Linda B. Segre	$69,000	$50,000	$—	$—	$—	$—	$119,000
Anthony S. Thornley	$79,500	$50,000	$—	$—	$—	$—	$129,500

(1) Messrs. Armacost, Lundgren and Ogunlesi each served as chair of a committee for all or a portion of 2016 and received the additional per day fee with respect to each committee meeting chaired. Mr. Beard was paid an additional $30,000 for service as Board Chair. Each of Messrs. Armacost and Lundgren was paid an additional $10,000 for service as Audit Committee Chair and Compensation Committee Chair, respectively.

(2) Represents the aggregate grant date fair value of restricted stock units (“RSUs”) calculated for financial reporting purposes for the year utilizing the provisions of Accounting Standards Codification Topic 718, “Compensation — Stock Compensation” (“ASC 718”). See Note 15, “Share-Based Compensation,” to the Company’s Audited Consolidated Financial Statements set forth in the Company’s Form 10-K for the year ended December 31, 2016 for information concerning the ASC 718 values, which are based on the fair value of the Common Stock on the date of grant. In 2016, each non-employee director who was re-elected to the Board was granted 5,423 RSUs with a grant date fair value of $50,000 as continuing service awards, which, subject to continued service, generally vest on the one-year anniversary of the grant date. As of December 31, 2016, each non-employee director had 5,438 RSUs outstanding, including accrued share dividend equivalents.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The terms of all of the Company’s directors expire at the Annual Meeting. Mr. Rosenfield has previously informed the Board that he plans to retire from the Board and will not stand for re-election at the Annual Meeting. The Board determined that upon Mr. Rosenfield’s retirement, the size of the Board will automatically be reduced to eight directors. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the eight current directors identified in the table below to stand for election at the Annual Meeting to serve until the 2018 annual meeting of shareholders and until their respective successors are elected and qualified.

Director Nominee	Positions with the Company
Oliver G. (Chip) Brewer III	President and Chief Executive Officer
Ronald S. Beard	Chairman of the Board
Samuel H. Armacost	Director
John C. Cushman, III	Director
John F. Lundgren	Director
Adebayo O. Ogunlesi	Director
Linda B. Segre	Director
Anthony S. Thornley	Director

Each director nominee has consented to being named in this Proxy Statement as a nominee and has agreed to serve as a director if elected. If any one or more of such nominees should for any reason become unavailable for election, the persons named in the accompanying form of proxy may vote for the election of such substitute nominees as the Board may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter. There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Oliver G. (Chip) Brewer III	Director and President and Chief Executive Officer
Age: 53 Director Since: 2012 Board Committees: None

Since 2012, Mr. Brewer has served as the Company’s President and Chief Executive Officer and as a member of the Board. He has also, since 2012, served as a Director of Topgolf International, Inc., in which the Company has a minority ownership interest. Additionally, Mr. Brewer currently serves on the National Golf Foundation’s Board. From January 2002 to February 2012, Mr. Brewer served as the President and Chief Executive Officer and as a member of the board of Adams Golf, Inc. He was President and Chief Operating Officer of Adams Golf from August 2000 to January 2002 and served as its Senior Vice President of Sales and Marketing from September 1998 to August 2000. Mr. Brewer is a graduate of William and Mary College and received his MBA from Harvard Business School in 1991.

Specific Qualifications, Attributes, Skills & Experience

Mr. Brewer is highly qualified, and was renominated, to serve on the Board, among other reasons, because the Board believes it is important to have the Company’s Chief Executive Officer serve on the Board as he is the one closest to the Company’s day-to-day operations. In addition, Mr. Brewer has extensive experience in the golf industry, public golf company board and executive officer experience, and has functional expertise in finance, human resources and manufacturing, international business, research and development, strategic planning, consumer sales and marketing, selling to retailers, and mergers and acquisitions.

Ronald S. Beard	Chairman of the Board
Age: 78 Director Since: 2001 Board Committees: Audit, Compensation, Nominating and Corporate Governance

Mr. Beard has served as Board Chairman since 2005 and held the position of Lead Independent Director from August 2002 until that position was merged into his position as Chairman. Mr. Beard is currently a partner in the Zeughauser Group, consultants to the legal industry. Mr. Beard is a retired former partner of the law firm of Gibson, Dunn & Crutcher LLP. He joined the firm in 1964, served as Chairman of the firm from April 1991 until December 2001, and was also its Managing Partner from April 1991 until mid-1997. Mr. Beard served as the Company’s general outside counsel from 1998 until he joined the Board. Mr. Beard also served as a board member of Javo Beverage Company from 2004 until 2011 and as a board member of Document Sciences Corporation from 2004 until 2008 when it was sold. He received his law degree in 1964 from Yale Law School.

Specific Qualifications, Attributes, Skills & Experience

Mr. Beard is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his extensive experience with the Company as a Board member and previously as its primary outside legal advisor. Mr. Beard, among other things, has other public company board experience, and experience with corporate governance, executive compensation, as well as executive officer experience as chairman of a leading global law firm. Mr. Beard also has functional expertise in finance, accounting, legal matters, international business, strategic planning, and mergers and acquisitions.

Samuel H. Armacost	Director
Age: 77 Director Since: 2003 Board Committees: Audit (Chair), Compensation

From 1981 to 2010, Mr. Armacost served as a Director of SRI International (formerly Stanford Research Institute), an independent nonprofit research institute, and was its Chairman from 1998 to March 2010 and Chairman Emeritus from April 2010 through December 2016. He was Managing Director of Weiss, Peck & Greer LLC (an investment management and venture capital firm) from 1990 to 1998. He was Managing Director of Merrill Lynch Capital Markets from 1987 to 1990. He was President and Chief Executive Officer of BankAmerica Corporation from 1981 to 1986. He also served as Chief Financial Officer of BankAmerica Corporation from 1979 to 1981. Mr. Armacost also served as a board member of Chevron Corporation from 1982 to 2011, of Del Monte Foods, Inc. from 2002 to 2011, of Exponent, Inc. from 1989 to 2013 and of Franklin Resources, Inc. from 2004 to 2014. Mr. Armacost is a graduate of Denison University and received his MBA from Stanford University in 1964.

Specific Qualifications, Attributes, Skills & Experience

Mr. Armacost is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his extensive experience with the Company as a Board member as well as his prior chief executive officer experience of a public company, his other public company board experience, and his experience with corporate governance and executive compensation. He also has functional expertise in finance, accounting, investment banking, human resources/compensation, technology, international business, research and development, strategic planning, and mergers and acquisitions.

John C. Cushman, III	Director
Age: 76 Director Since: 2003 Board Committees: Compensation, Nominating and Corporate Governance

Mr. Cushman is Chairman, Global Transactions of Cushman & Wakefield, Inc. He has served as its Chairman, Co-Chairman or Senior Advisor, Office of the CEO, since it merged with Cushman Realty Corporation in 2001. Mr. Cushman co-founded Cushman Realty Corporation in 1978 and also served as its Chief Executive Officer. Mr. Cushman also serves as Director and Chief Executive Officer of Cushman Winery Corporation, which is the owner of Zaca Mesa Winery, and which he co-founded in 1972. Mr. Cushman is a 1963 graduate of Colgate University where he also earned an Honorary Doctorate in Humane Letters in 2008, and he completed the Advanced Management Program at Harvard University in 1977.

Specific Qualifications, Attributes, Skills & Experience

Mr. Cushman is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his extensive experience with the Company as a Board member as well as his current executive position with Cushman & Wakefield, his prior chief executive officer experience, his other public company board experience, and his experience with corporate governance and executive compensation. Mr. Cushman also has functional expertise in finance, human resources/compensation, international business, strategic planning, the retail industry, and mergers and acquisitions.

John F. Lundgren	Director
Age: 65 Director Since: 2009 Board Committees: Audit, Compensation (Chair)

Mr. Lundgren is serving as Special Advisor to Stanley Black & Decker, Inc. through April 2017. Prior to 2017, he served as Chairman and Chief Executive Officer of Stanley Black & Decker, Inc., the successor entity following the merger of The Stanley Works and Black and Decker in March 2010. Prior to the merger, Mr. Lundgren served as Chairman and Chief Executive Officer of The Stanley Works, a worldwide supplier of consumer products, industrial tools and security solutions for professional, industrial and consumer use. Prior to joining The Stanley Works in 2004, Mr. Lundgren served as President — European Consumer Products, of Georgia Pacific Corporation and also held various positions in finance, manufacturing, corporate development and strategic planning with Georgia Pacific and its predecessor companies, namely James River Corporation from 1995 to 1997 and Fort James Corporation from 1997 to 2000. Mr. Lundgren began his business career in brand management at the Gillette Corporation. Mr. Lundgren is currently a member of the board of directors of Staples, Inc. and the National Association of Manufacturers. Mr. Lundgren is a graduate of Dartmouth College and received his MBA from Stanford University.

Specific Qualifications, Attributes, Skills & Experience

Mr. Lundgren is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his prior experience with the Company as a Board member as well as his recent experience as a chief executive officer of a public company, his prior operating experience, and his experience with corporate governance and executive compensation matters. Mr. Lundgren also has functional expertise in finance, human resources/compensation, manufacturing, international business, strategic planning, consumer sales and marketing, retail sell-through, and mergers and acquisitions.

Adebayo O. Ogunlesi	Director
Age: 63 Director Since: 2010 Board Committees: Audit, Nominating and Corporate Governance (Chair)

Mr. Ogunlesi is Chairman and Managing Partner of Global Infrastructure Management, LLC, a private equity firm with over $40.0 billion in assets under management and which invests worldwide in infrastructure assets in the energy, transport, and water and waste industry sectors. Prior to founding Global Infrastructure Management, Mr. Ogunlesi spent 23 years at Credit Suisse where he held senior positions, including Executive Vice Chairman and Chief Client Officer and prior to that Global Head of Investment Banking. Mr. Ogunlesi is currently a member of the board of directors of The Goldman Sachs Group, a position he has held since 2012, and Kosmos Energy Ltd., a position he has held since 2004. Mr. Ogunlesi holds a B.A. (First Class Honours) in Politics, Philosophy and Economics from Oxford University, a J.D. (magna cum laude) from Harvard Law School and an M.B.A. from Harvard Business School. Prior to joining Credit Suisse, he was an attorney with the New York law firm of Cravath, Swaine & Moore. From 1980 to 1981, he served as a Law Clerk to the Honorable Thurgood Marshall, Associate Justice of the United States Supreme Court.

Specific Qualifications, Attributes, Skills & Experience

Mr. Ogunlesi is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his prior service on the Company’s Board, his current executive officer position at Global Infrastructure Management, LLC, and his experience with investment banking, legal matters, corporate governance and executive compensation. Mr. Ogunlesi also has functional expertise in finance, international business, strategic planning, and mergers and acquisitions.

Linda B. Segre	Director
Age: 56 Director Since: 2015 Board Committees: Compensation, Nominating and Corporate Governance

Ms. Segre served as Executive Vice President, Chief Strategy and People Officer of Diamond Foods, Inc., a San Francisco-based, publicly-traded company that produced premium snack food and culinary nut products, from 2009 until its sale in February 2016. Ms. Segre first joined Diamond Foods in 2009 as Senior Vice President, Corporate Strategy. Before joining Diamond Foods, Ms. Segre served as Managing Director of Google.org and Vice President and Managing Director of The Boston Consulting Group’s San Francisco Office. From 1981 until 1985, Ms. Segre was a touring golf professional in the United States, Europe and Asia having won five tournaments including the Irish Open and the Reno Open. Ms. Segre holds a degree in economics and an MBA from Stanford University.

Specific Qualifications, Attributes, Skills & Experience

Ms. Segre is highly qualified, and was nominated, to serve on the Board, among other reasons, due to her extensive public company executive officer experience, her extensive knowledge of corporate strategy and the consumer products industry and the unique perspective regarding the golf business that she brings as a former professional golfer. Ms. Segre also has functional expertise in finance, investor relations, human resources, executive compensation, strategic planning, and mergers and acquisitions.

Anthony S. Thornley	Director
Age: 70 Director Since: 2004 Board Committees: Audit, Nominating and Corporate Governance

Mr. Thornley served as interim President and Chief Executive Officer of the Company from June 2011 to March 2012. From 2002 to 2005, he served as President and Chief Operating Officer of QUALCOMM Incorporated, the San Diego-based company that pioneered and developed technologies used in wireless networks throughout much of the world. He previously served as QUALCOMM’s Chief Financial Officer beginning in 1994, while also holding titles of Vice President, Senior Vice President and Executive Vice President. Prior to joining QUALCOMM, Mr. Thornley worked for Nortel Networks for 16 years, serving in various financial and information systems management positions including Vice President of Public Networks, Vice President of Finance NT World Trade, and Corporate Controller Northern Telecom Limited. Before Nortel, Mr. Thornley worked for Coopers & Lybrand. Mr. Thornley also served as a board member of Transdel Pharmaceuticals, Inc. from 2007 to 2011 and Peregrine Semiconductor Corp. from 2010 to 2014. Mr. Thornley currently serves as a board member of Cavium, Inc., a position he has held since 2006. Mr. Thornley received his degree in chemistry from Manchester University, England, and qualified as a chartered accountant.

Specific Qualifications, Attributes, Skills & Experience

Mr. Thornley is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his prior service as interim President and Chief Executive Officer of the Company, extensive experience with the Company as a Board member as well as his prior executive and operational experience, his other public company board experience, and his experience with corporate governance and executive compensation matters. He also has functional expertise in finance, accounting, human resources/compensation, technology, manufacturing, international business matters, research and development, strategic planning, consumer sales and marketing, and mergers and acquisitions.

Vote Required. Assuming a quorum is present, the eight nominees receiving the highest number of votes at the Annual Meeting will be elected as directors. You may vote “for” or “withhold” with respect to the election of any or all of the nominees. Your cumulative voting rights entitle you to cast as many votes as are equal to the number of directors to be elected (eight) multiplied by the number of shares you own, which votes may be cast for one candidate or distributed among two or more candidates.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

EACH OF THE NOMINEES LISTED ABOVE.

AUDIT COMMITTEE REPORT

Management has the responsibility for the preparation, presentation and integrity of the Company’s financial statements and for its financial reporting process, and the Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformance of the Company’s financial statements to accounting principles generally accepted in the United States. The Audit Committee is responsible for reviewing and discussing with management and the Company’s independent registered public accounting firm the Company’s annual and quarterly financial statements and financial reporting process and for providing advice, counsel and direction on such matters based upon the information it receives, its discussions with management and the independent registered public accounting firm and the experience of the Audit Committee members in business, financial and accounting matters.

Consistent with and in furtherance of its chartered duties, the Audit Committee has adopted: (i) a written policy restricting the hiring of candidates for accounting or financial reporting positions if such candidates have certain current or former relationships with the Company’s independent registered public accounting firm; (ii) procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing and federal securities laws matters and the confidential, anonymous submission by employees of any concerns regarding any of the foregoing; and (iii) a written policy governing the preapproval of audit and non-audit services to be provided by the Company’s independent registered public accounting firm and of the fees therefor. See “Information Concerning Independent Registered Public Accounting Firm—Policy for Preapproval of Auditor Fees and Services,” below.

Internal Audit

The Company has an internal audit department that, among other things, is responsible for objectively reviewing and evaluating the adequacy and effectiveness of the Company’s system of internal controls, including controls relating to financial reporting reliability. The internal audit department reports directly to the Audit Committee and, for administrative purposes, to the Company’s Chief Financial Officer.

2016 Audit Committee Activities

Following a formal evaluation by the Audit Committee and by the Company’s management of the performance of Deloitte & Touche LLP (“Deloitte”) in 2015, the Audit Committee appointed Deloitte to serve as the Company’s independent registered public accounting firm for 2016. The Audit Committee reviewed and discussed with management and Deloitte the Company’s quarterly and audited annual financial statements for the year ended December 31, 2016. The Audit Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “2016 Form 10-K”), as well as Deloitte’s Report of Independent Registered Public Accounting Firm included in the 2016 Form 10-K related to its audit of the consolidated financial statements. The Audit Committee met privately with Deloitte and discussed issues deemed significant by Deloitte. The Audit Committee also discussed with Deloitte the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

During the course of 2016, the Audit Committee also oversaw management’s evaluation of the Company’s internal control over financial reporting. The principal internal auditor and management documented, tested and evaluated the Company’s internal control over financial reporting system in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice during the process. In connection with this oversight, the Audit Committee received periodic updates provided by the principal internal auditor, management and Deloitte at least quarterly at an Audit Committee meeting. Upon completion of the evaluation, the principal internal auditor and management reported to the Audit Committee regarding the effectiveness of the Company’s internal control over financial reporting and the Audit Committee reviewed and discussed with Deloitte its Report of Independent Registered Public Accounting Firm included in the 2016 Form 10-K related to its audit of the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting.

In addition, the Audit Committee has received from Deloitte the written disclosures and the letter required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) and has discussed with Deloitte its independence. The Audit Committee actively engaged in a dialogue with Deloitte with respect to any disclosed relationships or services that might affect Deloitte’s objectivity and independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the 2016 Form 10-K for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Samuel H. Armacost (Chair) | Ronald S. Beard

John F. Lundgren | Adebayo O. Ogunlesi | Anthony S. Thornley

INFORMATION CONCERNING INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Fees of Independent Registered Public Accounting Firm

The following table shows the fees billed by Deloitte & Touche LLP for the years ended December 31, 2016 and December 31, 2015:

	2016	2015	Description
Audit Fees	$1,541,450	$1,491,900

Includes fees for (i) the audit of the Company’s annual financial statements, (ii) the review of the Company’s interim financial statements, (iii) the audit of the Company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, (iv) statutory audits and related services for the Company’s international subsidiaries, and (v) other services that generally only the independent auditor can reasonably provide, including comfort letters, statutory audits, attest services, and consents and assistance with and review of documents filed with the SEC. The Company reimburses Deloitte for expenses incurred in connection with the audit in an amount not to exceed 6% of the audit fees. The amounts of these reimbursements are not included in the audit fees shown.

Audit-Related Fees	$221,000	--

Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. The fees incurred were for due diligence services rendered in connection with the Company’s acquisition of OGIO International, Inc. completed in January 2017 and the Company’s investment in the apparel joint venture in Japan in July 2016.

Tax Fees	$173,606	$100,864

Includes fees for services performed by the professional staff in Deloitte’s tax department except for those tax services that could be classified as audit or audit-related services, including routine foreign tax compliance and tax advice. The tax fees for 2016 include additional charges of $60,506 for due diligence services rendered in connection with the Company’s acquisition of OGIO International, Inc. completed in January 2017.

All Other Fees	--	--	Includes fees for all services except those described above.

None of the fees listed above were approved by the Audit Committee in reliance on a waiver from pre-approval under Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Policy for Preapproval of Auditor Fees and Services

The Audit Committee has adopted a policy that it must preapprove all audit and non-audit services to be performed by the Company’s independent registered public accounting firm before the firm is engaged to perform the services. The Audit Committee must also preapprove the estimated fees for such services, as well as any material change to the terms, conditions or fees related thereto. The Audit Committee will only preapprove those services that would not impair the independence of the independent registered public accounting firm and only those audit-related, tax or non-audit services that are consistent with the SEC’s and PCAOB’s rules on auditor independence. The policy specifically provides that the following non-audit services will not be preapproved: (i) bookkeeping or other services related to the Company’s accounting records or financial statements, (ii) financial information systems design and implementation, (iii) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (iv) actuarial services, (v) internal audit outsourcing services, (vi) management functions, (vii) human resources, (viii) broker-dealer, investment adviser or investment banking services, (ix) legal services and (x) expert services unrelated to an audit for the purpose of advocating the Company’s interests in litigation or in a regulatory or administrative proceeding or investigation.

The Audit Committee has delegated to the Audit Committee Chair the authority (within specified limits) to preapprove services consistent with the policy if it is not practical to wait until the next Audit Committee meeting to seek such approval. The Audit Committee Chair must report any services it preapproved to the Audit Committee at its next meeting.

Under the policy, the Audit Committee at least annually will review and where appropriate preapprove the services expected to be performed by the Company’s independent registered public accounting firm. Any subsequent request to have the independent registered public accounting firm perform any additional services must be submitted to the Audit Committee by the Company’s Chief Financial Officer or Chief Accounting Officer, together with the independent registered public accounting firm, and must include an affirmation that the provision of such services is consistent with the SEC’s and PCAOB’s rules on auditor independence.

PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, which is comprised entirely of independent directors, has appointed Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. This appointment was made following the Audit Committee’s formal evaluation of Deloitte’s performance in 2016. Deloitte has served as the Company’s independent registered public accounting firm since December 2002. Information concerning the services performed by Deloitte and the fees for such services for 2016 and 2015 are set forth under “Information Concerning Independent Registered Public Accounting Firm—Fees of Independent Registered Public Accounting Firm,” above. Deloitte representatives are expected to attend the Annual Meeting and to be available to respond to appropriate questions, and if they desire, will have the opportunity to make a statement.

The Audit Committee and the Board seek shareholder ratification of the Audit Committee’s appointment of Deloitte as the Company’s independent registered public accounting firm to audit the Company’s and its subsidiaries’ financial statements for the fiscal year ending December 31, 2017. Ratification of this appointment is not required to be submitted to shareholders. However, such ratification is being sought as a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will reconsider it. Because the Audit Committee is directly responsible for appointing the Company’s independent registered public accounting firm, however, the ultimate decision to retain or appoint Deloitte in the future as the Company’s independent registered public accounting firm will be made by the Audit Committee based upon the best interests of the Company at that time.

Vote Required. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting is required for approval of this proposal.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

EXECUTIVE OFFICER COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement for filing with the SEC.

COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE

John F. Lundgren (Chair) | Samuel H. Armacost

Ronald S. Beard | John C. Cushman, III |

Richard L. Rosenfield Linda B. Segre

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (“CD&A”) is designed to provide shareholders with an understanding of the Company’s compensation philosophy and objectives as well as the analysis that the Company performed in setting executive compensation for 2016. The Board has delegated to the Compensation Committee the general responsibility for oversight of the Company’s compensation philosophy, policies and programs, including those applicable to the Company’s named executive officers (“NEOs”). This CD&A discusses the Compensation Committee’s determination of how and why, in addition to what, compensation actions were taken during 2016 for the NEOs. The NEOs, as determined in accordance with SEC rules, for 2016 were:

Oliver G. (Chip) Brewer III	President and Chief Executive Officer
Robert K. Julian	Senior Vice President and Chief Financial Officer
Neil Howie	Managing Director and President, Europe, Middle East & Africa
Mark F. Leposky	Senior Vice President, Global Operations
Brian P. Lynch	Senior Vice President, General Counsel and Corporate Secretary

Investors are encouraged to read this CD&A in conjunction with the compensation tables and related notes, which include more detailed information about the compensation of the NEOs for 2016. See “2016 Compensation Tables,” below. For comparison purposes, the amounts reported for Mr. Howie in this CD&A and in the compensation tables and related notes reflect the translation of those amounts into U.S. dollars based upon applicable exchange rates, although his actual compensation was paid in his local currency.

Overview1

Corporate 2016 Performance and Business Environment. On a financial, strategic and operational performance basis, 2016 was a very strong year for the Company. The Company not only

1 Non-GAAP Information. In order to assist interested parties with period-over-period comparisons on a consistent and comparable basis, the discussion set forth in this section provides certain non-GAAP information regarding the Company’s financial results, including net income, diluted earnings per share and earnings before interest, taxes, and depreciation and amortization expenses and the gain on sale of a portion of the Company’s Topgolf investment. This non-GAAP information may include non-GAAP financial measures within the meaning of Regulation G. Appendix A to this Proxy Statement includes a reconciliation of such non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.

grew market share and increased net sales, profitability and cash from operations, but also began executing its strategy of investing in growth opportunities in golf and in areas tangential to golf. In 2016, the Company acquired Toulon Design putters and entered into an important joint venture in Japan for the sale of apparel and other soft goods. The Company also spent a considerable amount of time working towards the acquisition of OGIO International, Inc. (which closed on January 11, 2017). This acquisition both enhanced the Company’s presence in golf and provided a platform for growth in the lifestyle category. The Company also recognized a $17.7 million gain and received cash proceeds of $23.4 million from the sale of a small portion of its Topgolf investment. In addition, the Company’s improved profitability and outlook allowed the Company to reverse a significant portion of its deferred tax valuation allowance, which resulted in a one-time, non-cash benefit of $156.6 million

Some specific 2016 highlights include:

•	Net sales growth of 3% despite soft market conditions, particularly in Asia.

•	Gross margin increased 180 basis points in 2016 compared to 2015.

•	Operating income increased $17.2 million (64%) in 2016 compared to 2015.

•	Non-GAAP net income, adjusted for the impact of reversing the deferred tax valuation allowance, increased $34.7 million (238%) in 2016 compared to GAAP net income in 2015.

•	Non-GAAP diluted earnings per share (“EPS”), adjusted for the impact of reversing the deferred tax valuation allowance, increased $0.34 (200%) in 2016 compared to GAAP diluted EPS in 2015.

•	Non-GAAP earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted for the impact of reversing the deferred tax valuation allowance, increased $29.9 million (65%) in 2016 compared to GAAP EBITDA in 2015.

•	2016 cash provided by operations increased to $78 million (154%) compared to 2015.

•	Total shareholder return in 2016 was 16.8%.

Overview of 2016 Executive Compensation Decisions. Set forth below is a summary of certain compensation-related actions the Company made during 2016 and early 2017 and the status of certain compensation practices:

•	The Compensation Committee increased the 2016 base salary of the Company’s Chief Executive Officer by 6.7% over his 2015 salary to $800,000. His base salary had not been increased since early 2014 and was not expected to be increased in 2017. The increase recognized his leadership of the Company’s strong market share and financial performance and better aligned his base salary with relevant benchmark data.

•	The Compensation Committee also approved modest base salary increases for the other NEOs for 2016 based upon individual performance, scope of responsibilities, market competitiveness, and alignment with the overall strategy of attracting and retaining top executive talent.

•	Above-target bonuses were paid to the NEOs for 2016 under the Company’s 2016 annual incentive program as the Company exceeded the maximum financial performance goals under the program, reflecting the continued improvement in the Company’s operational performance.

•	In 2016, the Company granted to the NEOs performance-based restricted stock units (“PRSUs”) and service-based restricted stock units (“RSUs”) as the long-term incentive awards, continuing the use of PRSUs, which were first introduced in 2014.

•	As was the case in 2015, a majority of the long-term incentive awards granted in 2016 were PRSUs.

•	The framework of the 2016 PRSUs for executive officers was modified. The PRSUs granted in 2016 vest after three years based on currency neutral adjusted EPS goals over a three year performance period beginning January 1, 2016 and ending December 31, 2018, with opportunities to bank a limited portion of the award based on interim year performance. This represents a change from the framework used for PRSUs granted prior to 2016, which used a one-year performance period plus a two-year service-based vesting period. This three-year performance period framework was continued for PRSUs granted in 2017.

Compensation Best Practices. In 2016 and early 2017, the Company continued the following compensation practices:

	What We Do		What We Do Not Do
✓	Link a large majority of annual incentive pay to objective, pre-established Company financial goals, while also taking into account individual executive performance	×	No excise tax gross ups in the Company’s executive employment agreements

✓	Grant a majority of the incentive awards with vesting contingent on achieving clearly defined and objective performance measures in both annual cash incentive program and PRSUs that are focused on drivers of shareholder value creation	×	Double trigger change-in-control severance payments under the Company’s executive employment agreements

✓	Grant equity awards under a policy that has strict controls on grant processes and timing	×	Double trigger accelerated vesting of equity awards in the event of a change-in-control under the Company’s executive employment agreements

✓	Include clawback provisions in executive employment agreements	×	No dividends on RSUs prior to vesting

✓	Maintain stock ownership guidelines and holding requirements for executive officers and directors	×	No dividends on PRSUs

✓	Engage an independent compensation consultant through the Compensation Committee	×	No pension benefits to executives

✓	Engage with shareholders as appropriate and consider their input in the Company’s executive compensation programs	×	No re-pricing of stock options without shareholder approval

✓	Conduct an annual risk assessment of the Company’s executive and broad-based compensation programs

✓	Prohibit hedging, short sales and pledging of Company stock by executive officers and directors

Purpose of Executive Compensation Programs

Callaway Golf Company is a public corporation engaged in the manufacture and sale of golf clubs and golf balls, as well as the sale of other golf-related products, including golf bags, apparel, footwear, and accessories. The sale of golf products is a highly competitive business that is becoming more competitive each year. The Company has operations in the United States, the United Kingdom, Japan, Canada, Korea, Australia, China, India and other regions, and directly, or indirectly through third party distributors, sells its products in over 100 countries worldwide. In 2016, the Company had net sales of approximately $871 million. Given the complexity and size of the Company’s business, the Board must recruit and appoint highly qualified individuals to serve as the Company’s executive officers to oversee and manage the Company’s operations. The purpose of the Company’s executive compensation program is to attract, retain, motivate and appropriately reward these executive officers and to align their interests with those of the Company’s shareholders by incentivizing the executive officers to operate the Company in a manner that creates shareholder value.

Guiding Principles for Executive Compensation

In developing appropriate executive compensation programs, the Compensation Committee is generally guided by the following principles:

Compensation levels should be sufficiently competitive to attract and retain the executive talent needed. The Company’s overall compensation levels are targeted to attract the management talent needed to achieve and maintain a leadership position in the businesses where the Company chooses to compete. As discussed below under “—The Role of the Compensation Committee—The Role of Peer Companies and Benchmarking,” the Company does not target or position compensation at a specific percentile relative to market data. Instead, given the complexity and competitiveness of the Company’s business, as well as the high cost of living in San Diego where its principal offices are located, this information is used as a general guide in setting and assessing executive compensation levels and practices.

A significant portion of total compensation should be related to performance. Executive compensation should be linked to Company and individual performance. The annual incentive compensation element is tied directly to short-term corporate performance but the final payout may be affected by individual performance, and a majority of the long-term incentive compensation element is tied to corporate performance. Because the Company’s stock price is a function of many factors, some of which are outside the control of management, the Compensation Committee believes that it is more appropriate and motivational to link compensation to corporate performance objectives that are within management’s control rather than stock price. Over time, there is a strong correlation between the Company’s long-term performance and the Company’s stock price. Under the Company’s plans, performance above targeted goals generally results in compensation above targeted levels, and performance below targeted goals generally results in compensation below targeted levels.

Compensation should reflect position and responsibility, and incentive compensation should be a greater proportion of total compensation for more senior positions. Total compensation should generally increase with position and responsibility. At the same time, a greater percentage of total compensation should be tied to corporate and individual performance, and therefore at risk, as position and responsibility increases. Accordingly, individuals with greater roles and responsibility for achieving the Company’s performance targets should bear a greater proportion of the risk that those goals are not achieved and should receive a greater proportion of the reward if goals are met or surpassed.

Incentive compensation should strike a balance between short-term and long-term performance. The Company’s compensation plans focus management on achieving strong annual performance in a manner that supports the Company’s long-term success and profitability. Accordingly, the Company uses both annual incentives and long-term incentives, with the proportion of long-term incentives increasing at higher levels of responsibility where individuals have the greatest influence over the Company’s strategic direction and results over time.

A significant portion of executive compensation should be stock-based. In order to further align the interests of the Company’s executive officers with those of the Company’s shareholders, the Compensation Committee believes that a significant portion of executive compensation should be stock-based compensation. As a result, in any given year, all or a majority of the Company’s long-term incentives for executive officers is stock-based in the form of stock options, stock appreciation rights, restricted stock units, phantom stock units, and performance units settled in cash or stock. The executive officers are also subject to stock ownership guidelines which require the executive officers to own a specified minimum amount of Common Stock interests and hold a portion of the shares of Common Stock received from the long-term incentive awards if not in compliance with the guidelines.

The tax deductibility of compensation should be maximized where appropriate. In designing and approving the Company’s executive compensation plans, the Compensation Committee considers the effect of all applicable tax regulations, including Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1.0 million paid to the chief executive officer or certain of the Company’s other executive officers. Although maximizing the tax deductibility of compensation is an important consideration, the Compensation Committee may from time to time approve compensation that does not qualify for deductibility where it is appropriate to do so in light of other compelling interests or objectives. In addition, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and related regulations, and the fact that such regulations and interpretations may change from time to time (with potentially retroactive effect), no assurance can be given that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact do so.

The Compensation Committee uses various resources to guide its compensation decisions. In setting compensation, the Compensation Committee works with the Company’s Chief Executive Officer and Senior Vice President of Global Human Resources. In addition, the Compensation Committee has engaged an outside independent compensation consultant to provide independent advice and information on executive compensation matters. See “—The Compensation Committee’s Role—The Independent Compensation Consultant’s Role,” below.

The Compensation Committee’s Role

The Board has delegated to the Compensation Committee the general responsibility for oversight of the Company’s compensation philosophy, policies and programs, including those applicable to the NEOs.

The Compensation Committee, comprised entirely of independent directors, has the responsibility for, among other things, approving and overseeing the Company’s executive compensation programs, including the design and implementation of those programs to ensure that the programs are reasonable and not excessive, that they reward corporate and individual performance, and that they provide appropriate incentives for the executive officers and do not encourage excessive risk taking. This responsibility includes setting base salaries, developing appropriate short-term and long-term incentives, approving stock-based award plans and grants, approving employment agreements (including severance and change-in-control provisions), and approving other compensation or benefit plans, arrangements and agreements applicable to executive officers.

The Compensation Committee, in consultation with the other independent directors, sets the compensation of the Chief Executive Officer, and the Compensation Committee, in consultation with the Chief Executive Officer, sets the compensation of the other executive officers. The Compensation Committee consults with outside compensation advisors and legal counsel as it deems appropriate.

The Compensation Committee reviews the performance of the executive officers. The review includes a detailed comparison of the Company’s financial performance in absolute terms and against its annual operating plan, a review of performance against stipulated metrics and performance criteria in various compensation plans, a review of the respective executive’s accomplishments including performance against any agreed-upon objectives, and any other relevant factors pertinent to that year’s results as discussed below. In the case of the Company’s Chief Executive Officer, the review also includes a written evaluation of his performance by the independent directors based upon a review of the Chief Executive Officer’s agreed-upon annual objectives and accomplishments as well as his self-appraisal of his performance. The Compensation Committee also seeks input from the Chief Executive Officer’s direct reports as appropriate. Following this detailed review, all of the independent directors participate in executive session to review this information and provide input to the Compensation Committee in its consideration of any changes in compensation for the Chief Executive Officer. Mr. Brewer is not present during voting or deliberations by the independent directors regarding his own compensation.

The Compensation Committee routinely reviews the Company’s executive compensation programs and makes modifications as appropriate in light of Company and industry dynamics as well as current trends and best practices. The amounts paid to an individual executive in any given year reflect the Company’s current compensation programs, continuing prior commitments under previous programs or contracts, and the current performance of that executive. As a result, in any given year there may be circumstances that result in an executive’s compensation being different from the Company’s current programs and practices but over time compensation should in the aggregate be consistent with the Company’s compensation programs as they evolve in light of current trends and best practices.

Additional information concerning the Compensation Committee’s responsibilities can be found under the section entitled “Board of Directors and Corporate Governance—Board Committees,” above.

The Chief Executive Officer’s Role

At the Compensation Committee’s request, the Company’s Chief Executive Officer, Mr. Brewer, provides input regarding the performance and appropriate compensation of the Company’s other executive officers. The Compensation Committee considers Mr. Brewer’s evaluation of the other executive officers because of his direct knowledge of each executive officer’s performance and contributions. The Compensation Committee sets the compensation of the Company’s other executive officers after considering Mr. Brewer’s input.

The Independent Compensation Consultant’s Role

The Compensation Committee selects and retains the services of its own independent compensation consultant and annually reviews the performance of the selected consultant. As part of the review process, the Compensation Committee considers the independence of the consultant in accordance with applicable SEC and NYSE rules.

In 2016, the Compensation Committee engaged Mercer LLC as its compensation consultant to provide independent advice and information on executive compensation matters. Mercer representatives report directly to the Compensation Committee and provide comparative market data, information on compensation trends, and an objective view of compensation matters. Mercer representatives generally interact with the Compensation Committee Chair and with senior management at the direction of the Compensation Committee, attend Compensation Committee meetings, and meet in executive session with Compensation Committee members and, for matters relating to the compensation of the Company’s Chief Executive Officer, with the other independent directors as well.

The Company does not use Mercer for any other purpose, except that the Company occasionally purchases broad industry compensation survey data from Mercer that it makes available for third parties to purchase. The Compensation Committee requires that the Company obtain the committee’s approval prior to engaging Mercer for any other purpose. The Compensation Committee has reviewed an assessment of any potential conflicts of interest raised by Mercer’s work for the Compensation Committee, which assessment considered the following six factors: (i) the provision of other services to the Company by Mercer and its affiliates; (ii) the amount of fees received from the Company by Mercer and its affiliates, as a percentage of Mercer’s and its affiliates’ total revenue; (iii) the policies and procedures of Mercer that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the Mercer consultant with a member of the Compensation

Committee; (v) any Company stock owned by the Mercer consultants; and (vi) any business or personal relationship of the Mercer consultant or Mercer and its affiliates with any of the Company’s executive officers. The Committee assessed Mercer’s independence in light of these standards and determined that there were no conflict of interest or independence concerns with respect to Mercer. The Compensation Committee also receives advice from legal counsel as appropriate and conducts a review of the same six factors with regard to the outside legal counsel providing such advice.

The Role of Peer Companies and Benchmarking

In determining the reasonableness and competitiveness of the Company’s executive officer compensation, the Compensation Committee periodically reviews market data for comparisons to the Company’s programs. These comparisons are used as reference guides to aid the Compensation Committee in assessing the reasonableness of the Company’s proposed compensation levels and targets in any given year. Until recently, none of the Company’s major competitors were stand-alone public golf companies; rather, they are part of larger corporate conglomerates or are privately owned. Thus, it is been difficult to obtain meaningful specific comparative data on their golf businesses. In late 2016, Acushnet, Inc., which owns the Titleist brands, became a public corporation and the Company will consider adding Acushnet to its Compensation Comparison Group (defined below) once additional information about its public company compensation practices becomes available. In addition, the Company often competes for executive talent with corporations outside the golf industry. The Compensation Committee therefore compares executive compensation levels with other companies. Depending upon the particular issue or circumstance, the Compensation Committee will use (i) summary broad industry survey data (without disclosure of the individual corporations) from Radford, Equilar and Mercer for companies of similar revenue size as the Company and/or (ii) a small predetermined group of corporations in the leisure equipment and products and textiles, apparel and luxury goods industries (the “Compensation Comparison Group”).

The Compensation Comparison Group consists of companies that are similar in revenue size to, and have similar business characteristics as, the Company. The Compensation Comparison Group is reviewed periodically as warranted and revised as appropriate to ensure that the companies in the group continue to be a reasonable comparison for compensation purposes.

The companies included in the Compensation Comparison Group were unchanged in 2016 from the group used in 2015, with the exception of the removal of Quiksilver, Inc. due to its bankruptcy filing, and are listed below.

Arctic Cat Inc.	Johnson Outdoors, Inc.	Oxford Industries
Crocs, Inc.	LeapFrog Enterprises, Inc.	Perry Ellis International, Inc.
Deckers Outdoor Corporation	Lifetime Brands, Inc.	Smith & Wesson Holding Corporation
Jakks Pacific, Inc.	Movado Group, Inc.	Steve Madden, LTD

The Compensation Committee reviews broad industry survey data and the compensation practices and program design at peer companies, including those in the Compensation Comparison Group, to inform its decision-making process in setting compensation. The Company, however, does not target or position compensation at a specific percentile relative to this market data. The Compensation Committee’s executive compensation determinations are subjective and the result of the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee, market data, and input provided by, the Compensation Committee’s independent compensation consultant.

Consideration of Say-on-Pay Vote Results

The Board and the Compensation Committee value the feedback provided by the Company’s shareholders and have discussions with many shareholders on an ongoing basis regarding various corporate governance topics, including executive compensation. Shareholders are provided with the opportunity to cast an annual advisory vote on executive compensation. At each of the Company’s 2015 and 2016 annual meeting of shareholders, shareholders expressed approval of the executive compensation program with over 96% of the shares cast being voted for approval of the compensation of the NEOs.

The Compensation Committee considers the outcome of the say-on-pay votes and other shareholder feedback when designing future compensation programs. For example, in connection with the 2015 say-on-pay vote, the Company received feedback that shareholders preferred a longer performance period for the long-term performance incentive awards. As a result, the Company’s 2016 and 2017 long-term performance incentive awards are based on currency neutral adjusted EPS achievement over a three-year performance period beginning January 1, 2016 and ending December 31, 2018 with the opportunity to bank a limited portion of the award base upon interim year performance. This represents a change from the framework used for PRSUs granted prior to 2016, which used a one-year performance period plus a two-year service-based vesting period. The Compensation Committee will continue to consider the results of say-on-pay votes when making future compensation decisions for the NEOs.

Components of the 2016 Executive Compensation Program

The 2016 executive compensation program had three elements of total direct compensation: base salary, annual incentives and long-term incentives, which are summarized in the table below. The Company also provides NEOs with perquisites and benefits, as described below. Each element of total direct compensation is intended to reward and motivate executives in different ways consistent with the Company’s overall guiding principles for compensation described above. Mercer advised the Compensation Committee that the 2016 executive compensation program was generally consistent with the Compensation Committee’s guiding principles and was reasonably based and not excessive under the circumstances. The Compensation Committee intends to continue working with Mercer to ensure the Company’s compensation practices continue to be aligned with shareholder interests and with evolving best practices.

Element	Purpose & Characteristics	Tie to Compensation Philosophy

Base Salary

•      Fixed cash compensation recognizing individual performance, time in role, scope of responsibility, leadership skills and experience.

•      Compensates an executive for performing his or her job responsibilities on a day-to-day basis.

•      Reviewed annually and adjusted when appropriate based upon individual performance, expanded duties and changes in the competitive marketplace.

•      Competitive base salaries help attract and retain executive talent.

•      Increases are not automatic or guaranteed, to promote a performance culture.

•      The Compensation Committee also considers how an executive’s base salary compares to the base salaries of the other executives.

Annual Incentive

•      Variable compensation based on performance against annually established targets and individual performance; payable in cash.

•      Intended to provide an incentive to drive a high level of corporate and individual performance without excessive risk taking.

• Metrics and targets are evaluated each year for alignment with business strategy.

Element	Purpose & Characteristics	Tie to Compensation Philosophy

Long-Term Incentive

•      Variable compensation; payable in the form of equity awards (RSUs and PRSUs).

•      55% of target award value in the form of performance-based awards.

•      Designed to drive long-term Company performance, provide a means for retaining executives through long-term vesting, and align the interests of the executives with the interests of shareholders through stock-based incentives.

•      A multiple of the target number of PRSUs (0 to 200%) vest after three years based on achievement of performance goals over a three-year performance period with the opportunity to bank a limited portion of the award based on interim performance.

•      RSUs vest ratably over three-years.

•      Target award value and performance metrics reviewed annually.

•      RSUs are designed to motivate an executive to remain with the Company and to align an executive’s interests with shareholders.

•      PRSUs reward executives for achieving longer term financial and operational goals, as well as creating long-term shareholder value.

•      Awards are consistent with the Compensation Committee’s guiding principles in that a majority of these long-term incentives are performance-based and all are equity-based.

The amount of total direct compensation intended to come from each element varies with position and level of responsibility, reflecting the principles that total compensation should increase with position and responsibility and that a greater percentage of an executive’s compensation should be performance based, and therefore at risk, as position and responsibility increase.

Consistent with the Company’s compensation philosophy, the 2016 executive compensation program incorporated a balance between guaranteed and at-risk compensation, a balance between cash and stock-based compensation, and a balance between short-term and long-term compensation. In 2016, (i) approximately 53% of the Chief Executive Officer’s targeted total direct compensation, and approximately 42% to 46% of the targeted total direct compensation for each of the other NEOs, was comprised of short-term and long-term incentives that were subject to corporate and individual performance and therefore at risk and (ii) approximately 61% of the Chief Executive Officer’s targeted total direct compensation, and approximately 35% to 42% of the targeted total direct compensation for the other NEOs, was provided in the form of long-term, stock-based compensation.

Base Salary

In setting the amount of base salaries, the Compensation Committee reviews the complexity of the job requirements and performance expectations, the market data described above, including as warranted information from the Compensation Comparison Group, and consults with its independent compensation consultant. The annualized base salaries of the NEOs during 2016 and 2015 and the percentage of increase between the two years are set forth in the table below. The increases were merit based and were made after a review of individual performance and relevant competitive market data and reflect these factors as well as recognition of the continued increases in market share and profitability.

The Committee approved a larger increase (6.7%) for the Chief Executive Officer in order to recognize his leadership of the Company’s strong market share and financial performance and better align his base salary with relevant competitive benchmark data. Furthermore, he had not had a base salary increase since early 2014 and was not expected to receive one in 2017.

Name	2016	2015	% Change
Oliver G. (Chip) Brewer III	$800,000	$750,000	6.7%
Robert K. Julian	$459,000	$450,000	2.0%
Neil Howie	$315,012	$338,322	2.0%(1)
Mark F. Leposky	$416,160	$408,000	2.0%
Brian P. Lynch	$338,130	$331,500	2.0%

(1) Mr. Howie’s base salary reflects a 6.9% decrease from 2015 when measured in U.S. dollars, as a result of foreign currency exchange conversion rates. His base salary, as paid in local currency, increased by 2.0% from 2015 to 2016.

Annual Incentive

Overview

The annual incentive bonus serves as the short-term incentive compensation element of the executive compensation program. The bonus is at-risk, with payment based upon designated corporate goals and individual performance. The bonus is intended to provide an incentive for an executive to drive a high level of corporate and individual performance without excessive risk taking. The payout of annual bonuses to executive officers is subject to the Compensation Committee’s approval following its review and assessment of corporate and of individual performance.

Bonus Pool Funding

In 2016, the Company accrued a maximum pool of funds to be used for the bonus payouts to the executive officers under the annual incentive program. The amount of the bonus pool was determined based upon the Company’s performance in 2016. The funding formula, which provided funding to cover the maximum bonuses payable to each eligible executive officer, was the aggregate of the following for each of the executive officers:

Base Salary	X	Target Bonus %	X	EBITDA Modifier	X	150% (Individual Performance Modifier)	=	Bonus Pool

The 150% individual performance modifier was intended to provide funding to allow for a modest level of discretion to recognize exceptional individual performance. The Compensation Committee may adjust funding downward to result in an individual executive’s final payout based on performance against agreed upon objectives (or other performance during the year not anticipated at the beginning of the year when objectives are set). The final payout amount will not exceed 200% of the executive’s target bonus percentage regardless of performance.

How Bonus Opportunity and Payout is Determined

Base Salary. The amount of an executive officer’s annual incentive bonus is generally based upon the level of achievement of the corporate performance metric as well as individual performance and accomplishments for the applicable year, including the degree to which predetermined regional or department goals are achieved. The base salary component of the formula is the executive’s 2016 annualized base salary.

Target Bonus. The target bonus percentage, which the Compensation Committee sets each year, is a percentage of the executive’s base salary and is the amount the executive could earn based upon the corporate performance portion of the bonus assuming the Company achieved its target goals and the executive achieved his individual objectives and otherwise met performance expectations. The target bonus percentages for 2016 were based on each executive’s position and were set to be generally consistent with market data and the range of total direct compensation that the Compensation Committee targets for the NEOs. The 2016 target bonus percentage for each NEO was unchanged from 2015. The target bonus percentages for 2016 are set out in the table under “—2016 Annual Incentive Payouts,” below. As discussed below, the actual bonus payouts for each executive can vary from zero to 200% of such executive’s target bonus percentage.

EBITDA Modifier. Adjusted EBITDA was chosen as the corporate performance metric for 2016 because the primary objective for 2016 was sustaining the Company’s earnings growth and increasing liquidity. In addition, many of the Company’s investors value the Company based upon multiples of EBITDA. The 2016 adjusted EBITDA performance goals were set at threshold, target and maximum levels by the Compensation Committee in January 2016. In setting these goals, the Compensation Committee considered the Company’s 2015 performance, the Company’s 2016 operational goals, and the 2016 budget. Prior to approving the goals, the Compensation Committee discussed them with management and with its outside compensation consultant.

The threshold, target and maximum adjusted EBITDA performance goals for 2016 were $37.8 million, $48.2 million, and $54.4 million, respectively. No annual incentive bonus is paid unless the threshold performance goal is achieved. The target performance goal was consistent with the Company’s budget for 2016. The EBITDA Modifier is capped even if performance exceeds the maximum goals.

Potential payouts attributable to the EBITDA modifier are determined based on the EBITDA performance level achieved and are interpolated on a straight line basis for achievement between the threshold, target and maximum performance goals. The table below shows the relationship between the performance goals and the EBITDA modifier for purposes of determining the potential payout:

	Threshold	Target	Maximum	Actual Performance
Adjusted EBITDA[2]	$37.8 million	$48.2 million	$54.4 million	$58.0 million
EBITDA Modifier	50%	100%	150%	150%

Individual Performance Modifier. The individual performance modifier is for funding purposes only and is applied after the calculation of the EBITDA modifier. As a result, as EBITDA performance varies from target, so does the relative size of the individual performance modifier and the level of negative discretion it affords the Compensation Committee as a percentage of the NEO’s total bonus opportunity. It is fixed at 150% to allow for the Compensation Committee to exercise negative discretion from the maximum individual funded payout levels to arrive at the final payout for the executive. In making its determination of the final bonus for a particular executive, the Compensation Committee considers the executive’s individual performance and accomplishments, and other than with respect to the Chief Executive Officer, the Chief Executive Officer’s recommendation.

2016 Annual Incentive Payouts

The Company achieved 2016 EBITDA of $75.7 million as compared to $45.8 million in 2015, a 65% increase. For purposes of its evaluation of EBITDA for annual bonus purposes, the Compensation Committee excluded the one-time gain from the sale of a portion of the Topgolf investment. Excluding this gain, the Company achieved Adjusted EBITDA of $58.0 million for 2016, which represents a 27% increase over 2015, and which exceeded the maximum performance goal under the terms of the bonus plan. However, the EBITDA modifier was capped at 150% for each of the NEOs.

For Mr. Brewer, the Compensation Committee recommended, and the Board approved, a bonus of $1,500,000, which is equal to 187.50% of the target amount for Mr. Brewer. This amount was below

2 Adjusted EBITDA is a non-GAAP financial measure within the meaning of Regulation G. Appendix A to this Proxy Statement includes a reconciliation of adjusted EBITDA to the most directly comparable financial measures prepared in accordance with GAAP.

the 200% maximum bonus opportunity and above the amount that funded based on the EBITDA performance modifier. In determining the final recommended bonus, the Compensation Committee considered the exceptional 2016 financial and market share performance of the Company’s core business, and the assessment of his strong individual performance toward the expansion of the Company beyond the core business operations.

Based upon an assessment of individual performance and accomplishments in 2016, the Company’s Chief Executive Officer recommended, and the Compensation Committee approved, the following bonus amounts for the other NEOs (also summarized in the table below):

•	For Mr. Julian, the Company’s Chief Financial Officer, a bonus of $447,525, equal to 97.5% of his base salary. This amount is below the maximum bonus opportunity and equivalent to the amount that funded based on the EBITDA performance modifier;

•	For Mr. Howie, the leader of the Company’s Europe, Middle East and Africa region, a bonus of $346,513, equal to 110% of salary, in recognition of excellent performance throughout his expanded region, and achieving the #1 brand in European hard goods market share (golf clubs and golf balls). This amount is equivalent to the maximum bonus opportunity;

•	For Mr. Leposky, the leader of the Company’s global operations, a bonus of $368,332, equal to 90.28% of his base salary, in recognition of significant improved operational efficiencies, including the global demand and supply planning process. This amount is below the maximum bonus opportunity and above the amount that funded based on the EBITDA performance modifier; and

•	For Mr. Lynch, the head of the Company’s legal function, a bonus of $371,943, equal to 110% of salary, in recognition of his role in leading the sale of the Topgolf investment and the recent acquisition of OGIO, which provides the Company with the opportunity to expand its market opportunities and revenue. This amount is equivalent to the maximum bonus opportunity.

The table below provides the actual bonus amounts reflecting the results from the application of the formulas above:

Name	Base Salary	X	Bonus Target %	X	(	EBITDA Modifier	X	Individual Performance Modifier	=	Total Maximum Bonus Opportunity (2))		=	Maximum Potential Payout	Actual Bonus $	Actual Bonus % of Target
Mr. Brewer	$800,000	X	100%	X	(	150%	X	150%	=	200%	)	=	$1,600,000	$1,500,000	187.5%
Mr. Julian	$459,000	X	65%	X	(	150%	X	150%	=	200%	)	=	$596,700	$447,525	150.0%
Mr. Howie(1)	$315,012	X	55%	X	(	150%	X	150%	=	200%	)	=	$346,513	$346,513	200.0%
Mr. Leposky	$408,000	X	55%	X	(	150%	X	150%	=	200%	)	=	$448,800	$368,332	164.1%
Mr. Lynch	$338,130	X	55%	X	(	150%	X	150%	=	200%	)	=	$371,943	$371,943	200.0%

(1) Mr. Howie’s bonus was paid in local currency. Both the base salary and bonus payout amounts are based on average exchange rates during 2016.

(2) Bonuses are capped at 200% of target.

Long-Term Incentive

Overview

Consistent with the Compensation Committee’s goal of aligning executive compensation with long-term Company performance and with the Compensation Committee’s guiding principle that a majority of the long-term incentives should be performance-based and that all should be equity-based, the Compensation Committee determined to award PRSUs and RSUs to the NEOs in 2016.

These awards were designed to motivate an executive to remain with the Company, to achieve strong long-term operational performance and to increase shareholder value. PRSUs tie executives to the interests of shareholders by focusing and rewarding executives for achievement of a key financial objectives that link to the creation of shareholder value. RSUs provide a retention incentive as they vest solely based upon continued service without regard to stock price and upon vesting provide an ownership stake in the Company. They also further align the interests of the executives with those of the Company’s shareholders as the executives generally have the same long-term economic benefits and risks as those of a shareholder.

All executive officer awards in 2016 were made under the Callaway Golf Company Amended and Restated 2004 Incentive Plan, as amended (the “Equity Plan”). The 2016 awards granted to the NEOs were approved on February 2, 2016 and were granted on February 8, 2016.

How the Awards are Determined

For each of the NEOs, the Compensation Committee sets a targeted long-term incentive award value. The targeted value for all of the Company’s officers generally varies by position and responsibility and is reviewed annually. In setting the targeted value, the Compensation Committee generally consults with its independent compensation consultant and periodically compares the targeted value to applicable market data, including broad industry data and, as warranted, data from the Compensation Comparison Group. It also considers the effect the long-term incentive element would have upon the executive’s total direct compensation.

The Compensation Committee then allocates the targeted long-term incentive award value between PRSUs and RSUs. The mix of the awards was intended to align with the Company’s philosophy that a majority of the long-term incentive awards for senior executives should be performance based. The target number of shares underlying the PRSUs and the number of shares underlying the RSUs is determined by multiplying the targeted long-term incentive award value by 55% and 45%, respectively, and dividing that number by the average closing price of the Common Stock for the 20-trading days immediately preceding the date on which the Compensation Committee approves the awards. A 20-trading day average price, as opposed to a single price on the approval date, was used to mitigate the potential impact of single trading day aberrations on the number of shares granted.

The table below sets forth the targeted long-term incentive value, the “target” number of PRSUs and the number of RSUs for each of the NEOs for 2016:

Name	2016 Targeted Long-term Incentive Award Value	Target No. of Shares Underlying PRSUs(1)	No. of Shares Underlying RSUs
Oliver G. (Chip) Brewer III	$2,500,000	156,784	128,278
Robert K. Julian	$500,000	31,357	25,656
Neil Howie	$350,000	21,950	17,959
Mark F. Leposky	$350,000	21,950	17,959
Brian P. Lynch	$350,000	21,950	17,959

(1) As explained below, zero to 200% of the target number of shares underlying the PRSUs will be eligible to vest after three years depending on the Company’s currency neutral adjusted EPS achievement over a three year performance period with opportunities to bank a limited portion of the award based upon interim year performance.

Other than with respect to Messrs. Brewer and Julian, the 2016 targeted long-term incentive value for all of the NEOs was unchanged from 2015. Following a review of the Company’s performance, a discussion of Mr. Brewer’s leadership and contribution to that performance, as well as applicable market compensation data, Mr. Brewer received a targeted long-term incentive award of $2,500,000 in 2016, as compared to $2,300,000 in 2015. The increase reflects the Compensation Committee’s recognition of Mr. Brewer’s role in the significant improvement in the Company’s operating performance as well as an incentive to drive further improvements going forward. Mr. Julian’s targeted long-term incentive award of $500,000 reflects the Compensation Committee’s determination of an appropriate award value following a review of applicable market data and the effect of the award on the value of Mr. Julian’s overall total direct compensation.

How the Awards Vest

Both RSUs and PRSUs are contingent rights to receive one share of Common Stock upon vesting of the applicable award.

RSUs. The RSUs granted in 2016 vest and the restrictions lapse in three equal annual installments commencing on the one-year anniversary of the grant date, subject to continued employment through each applicable vesting date. This schedule means that, to receive the full benefit of the RSUs, the recipient must generally perform three years of continuous service following the grant date.

PRSUs. Effective for 2016, the PRSU portion of the long-term incentive included the following modifications:

•	Corporate financial performance will be measured over a three-year performance period, with opportunities to bank a limited portion of the award based upon interim year performance. This design was intended to focus the NEOs on the achievement of multi-year performance objectives.

•	The sole performance metric will be currency neutral adjusted earnings per share (“EPS”), replacing the previous metrics which were currency neutral operating income (weighted 75%) and currency neutral net sales (weighted 25%). This change focuses and rewards executives for achieving significant overall earnings. The currency neutral numbers are based upon the budgeted foreign currency rates for 2016. The Compensation Committee selected currency neutral goals because it wanted to incentivize management to maximize performance without regard to whether the impact of changes in the currency markets were positive or negative over the three-year performance period.

The PRSUs granted in 2016 are subject to both performance-based and service-based vesting. As described above, the Company’s performance relative to currency neutral adjusted EPS will be measured over a three-year performance period beginning January 1, 2016 and ending December 31, 2018, respectively. The number of shares earned may vary from zero to 200% of the target number of shares underlying the PRSUs depending on the Company’s currency neutral adjusted EPS performance for this three-year period. A portion of the total award may be “banked” at the end of each interim year based on cumulative currency neutral adjusted EPS achievement during the interim performance period relative to the threshold, target and maximum levels established by the Compensation Committee in January 2016. However, final vesting of the PRSUs will not occur until the end of the three-year performance period and will be subject to continued employment through that date. Banked awards cannot be decreased based on performance in subsequent years. In addition, banked awards during the first year of the three-year performance period are capped at 50% of the “target” award, and cumulative banked awards after the second year of the three-year performance period are capped at 80% of the “target” award. As such, vesting at the “target” level or above can only be achieved if the Company’s performance is at or above the three-year target performance goal.

The extent to which PRSUs are eligible to vest is determined based on the performance level achieved and are interpolated on a straight line basis for achievement between the threshold, target and maximum performance goals. Performance below the threshold performance goal results in no PRSUs being eligible to vest. If the Compensation Committee determines that vesting of the PRSUs is accelerated in connection with a change in control prior to the completion of the performance period for the performance metric pursuant to Section 4(a) of the Agreement, the value of the PSUs will vest upon closure and be paid out at the target performance level.

For 2016, the threshold and target currency neutral Adjusted EPS performance that would result in up to 50% of the award being banked were $0.11 (threshold) and $0.21 (target). For 2016, the Company achieved currency neutral adjusted EPS of $0.29. On January 18, 2017, the Compensation Committee determined that, based on such results, 50% of the “target” 2016 PRSUs were deemed to be banked under the terms of the PRSUs and these converted to time-based units that will vest on the third anniversary of the grant date, subject to continued employment through the vesting date. These “banked” PRSUs are reported in the “Number of Shares or Units of Stock That Have Not Vested” column of the “Outstanding Equity Awards at Fiscal-Year End 2016 Table.” Each NEO remains eligible to vest in the remaining PRSUs subject to the original award (up to a total of 200% of the “target” PRSUs) subject to the Company’s currency neutral EPS achievement during the remainder of the performance period (and subject to additional potential “banking” following the end of the second year). The number of PRSUs in which an NEO remains eligible to vest is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column of the “Outstanding Equity Awards at Fiscal-Year End 2016 Table.” See “2016 Compensation Tables—Outstanding Equity Awards at Fiscal-Year End 2016 Table,” below.

Approval and Timing of Grants

The Compensation Committee has adopted specific guidelines that govern the approval and timing of stock-based awards. The guidelines provide that (i) all stock-based award grants must be approved by the Compensation Committee, (ii) the annual stock-based awards will be approved at a regularly scheduled or special meeting of the Compensation Committee with the effective date of grant being the second trading day following the Company’s announcement of actual full year financial results for the prior year, (iii) promotion or other special event award grants made outside of the annual grant process will be approved at the first regularly scheduled meeting of the Compensation Committee following the applicable event with the effective date of grant being on the first trading day of the month following the month in which such approval is obtained, and (iv) new hire award grants made outside of the annual award process will be approved at a regularly scheduled or special meeting of the Compensation Committee prior to the date the employee commences employment or the first regularly scheduled meeting of the Compensation Committee following the date of hire. The effective date of grant of the new hire awards will be the date the employee commences employment if the approval occurred prior to such date or the first trading day of the month following the month in which approval is obtained if the approval occurs subsequent to the date on which the employee commences employment. The Compensation Committee’s approval includes the eligible participants, type of awards, the size of award for each participant, the performance criteria where applicable, as well as the other terms of the awards and program. In accordance with these guidelines, the 2016 annual long-term incentive awards for the NEOs, were approved by the Compensation Committee on February 2, 2016 and the awards were granted on February 8, 2016. The average closing price of the Common Stock for the 20-trading days immediately preceding the date of approval by the Compensation Committee of these awards was $8.77 and on the date of grant was $8.61.

Dividend Equivalents

None of the PRSUs include dividend equivalents. Unvested RSUs granted to all of the Company’s employees, including the NEOs, have dividend equivalents in the form of additional RSUs. Dividend equivalents entitle holders of RSUs to the same dividend value per share as holders of Common Stock but are accrued in additional RSUs. Dividend equivalents are subject to the same vesting and other terms and conditions as the corresponding unvested RSUs. The additional RSUs accrued in respect of dividends are accumulated and issued when and to the extent the underlying RSUs vest.

Benefits and Perquisites

Various benefits are established for the NEOs to enhance productivity, provide for healthcare needs, and encourage work/life balance. Consistent with the benefits provided to other employees, the

Company’s primary benefits for executives include the Company’s health, dental and vision plans, and various insurance plans, including life, long-term disability, and accidental death and dismemberment insurance, as well as paid time off. The Company covers the costs of an annual physical, the costs of tax and estate planning fees, and, consistent with the Company’s position as a leader in the golf industry, many executives are provided subsidized country club memberships or a limited amount of green fee reimbursements and a limited amount of the Company’s products. The Company from time to time provides other benefits to employees or officers as a group or to an individual officer as warranted. In connection with his commencement of employment in 2015, we agreed to provide Mr. Julian with certain relocation benefits. In 2016, we agreed to facilitate the sale of his former home in Connecticut because he was unable to sell his home within a reasonable period of time and the Company wanted to facilitate his relocation in a timely manner. In 2016, we retained an independent relocation company, which purchased the Connecticut residence from Mr. Julian for $1 million, which was equal to the average of three independent valuations of the home. We also paid the closing costs associated with Mr. Julian’s sale of the home and the purchase of his new home and certain associated fees and expenses (e.g., transfer taxes, maintenance and utilities until the home was resold, insurance, etc.) related to the purchase and resale of the home. We also provided tax gross ups to Mr. Julian to the extent his relocation benefits were taxable to him. See the “2016 Compensation Tables—2016 Summary Compensation Table,” below for additional information about the value of benefits and perquisites provided to the NEOs in 2016.

Retirement Plans

The Company does not provide the executive officers with any defined benefit pension plans or supplemental executive retirement plans (SERPs), or other similar types of retirement benefits. The only retirement benefit the Company currently provides the NEOs is the right to participate in the Company’s 401(k) Retirement Investment Plan. This retirement benefit is provided to all Company employees and the NEOs’ right to participate is the same as other Company employees.

The Company’s 401(k) plan allows participants to contribute a portion of their compensation into the plan with the Company providing a matching contribution up to 3% of the participant’s compensation (subject to a maximum matching contribution of up to $7,950 in 2016). The funds held in the 401(k) plan are invested through John Hancock Retirement Plan Services in various funds selected by the participant.

Deferred Compensation Plan

On December 8, 2016, the Company adopted the Callaway Golf Company Deferred Compensation Plan (the “DCP”). The DCP is intended to help build a supplemental source of savings and retirement income through pre-tax deferrals of eligible compensation, which may include base salary, annual cash bonus awards, sign-on cash bonus awards, commissions, long term cash incentive compensation, stock unit awards and/or any other payments designated as eligible for deferral under the DCP from time to time.

Employees at a vice president level or above, including executive officers, may be eligible to participate in the DCP. Under the DCP, the Company will provide participants with the opportunity to make annual elections to defer a specified percentage of up to 80% of their eligible cash compensation and up to 100% of their stock unit awards. Elective deferrals of cash compensation are withheld from a participant’s paycheck and credited to a bookkeeping account established in the name of the participant. The participant is always 100% vested in his or her own elective cash deferrals and any earnings thereon. Elective deferrals of stock unit awards are credited to a bookkeeping account established in the name of the participant with respect to an equivalent number of shares of Common Stock, and such credited shares are subject to the same vesting conditions as are applicable to the stock unit award subject to the election. The Company may also make discretionary contributions to participants’ accounts in the future. Any discretionary contributions made by the Company in the future will be subject to such vesting arrangements as the Company may determine.

At the time of deferral, with respect to the allocation of the cash compensation deferral amounts credited to their bookkeeping accounts, participants may select from a range of phantom investment alternatives that mirror the gains and/or losses of several different investment funds. However, deferrals of stock unit awards under the DCP are deemed rights to receive an issuance of Common Stock and may not be deemed allocated to any investment fund.

Under the DCP, the Company will be obligated to deliver on a future date deferred cash compensation credited to the participant’s account, adjusted for any positive or negative investment results from the phantom investment alternatives selected by the participant under the DCP, or with respect to deferrals of restricted stock units, an issuance of shares of Common Stock (each, an “Obligation” and collectively, the “Obligations”). The Obligations are unfunded, unsecured general obligations of the Company and rank in parity with the Company’s other unsecured and unsubordinated indebtedness, subject to the claims of the Company’s general creditors. The Obligations are not transferable except upon death of the participant.

With respect to the portion of the bookkeeping account allocated to an investment fund, each Obligation will be payable in cash, commencing upon a distribution date or permitted payment event selected by the participant at the time of deferral. The portion of the bookkeeping account allocated to deferrals of restricted stock units will be payable in an issuance of shares of Common Stock, commencing upon a distribution date or permitted payment event selected by the participant at the time of deferral.

Payments will be distributed in connection with either the participant’s separation of service, a change in control of the Company or a selected specified distribution date or dates, depending upon the distribution election made by the participant at the time of deferral. For amounts elected for distribution upon a specified date, participants may elect the form of payment as a single lump sum payment or annual installment payments of up to five years. However, if a participant’s service with the Company terminates prior to the selected specified distribution date or dates, payment will instead be made or commence in connection with such separation from service. Participants may elect the form of payment as a lump sum or annual installments of up to fifteen years for distributions to be made upon the participant’s separation from service due to retirement, which means a separation from service after the participant has attained age 55 and has at least five years of service with the Company. Any distribution triggered by a separation from service that occurs prior to the participant’s retirement will be paid in a single lump sum. Additionally, if a participant’s service terminates with us due to death or disability, or the participant is receiving installment payments and dies or becomes disabled prior to payment of all the installments, the Obligation will become immediately payable in a single lump sum. In addition, participants may be entitled to receive payments through certain unforeseeable emergency withdrawals.

A committee appointed by the Chief Executive Offer administers the DCP. The Company can amend or terminate the DCP at any time, but no such action shall unilaterally reduce a participant’s account balance without his or her consent prior to the date of such action. However, the Company may adopt any amendments to the DCP that it deems necessary or appropriate to preserve the intended tax treatment of the DCP benefits or to otherwise comply with the requirements of Section 409A of the Code and related guidance.

Employment Agreements

The Company has entered into an employment agreement with each of the NEOs, copies of which have been filed with the SEC. The Company believes that employment agreements are beneficial to it as they provide, among other things, protections related to the Company’s trade secrets and intellectual property. Each employment agreement generally requires the executive officer to devote his full productive time and best efforts to the Company, to hold in confidence all trade secrets and proprietary information he receives from the Company and to disclose and assign to the Company any inventions and innovations he develops during the course of employment with the Company. The employment agreements set forth the base salary, incentive compensation, and in general terms the benefits and perquisites that the executive officer is entitled to as described above. The employment agreements also set forth the benefits and rights the executive officer is entitled to upon termination of employment and upon a change-in-control of the Company. These rights are described below and tables quantifying the potential payments to the NEOs upon the occurrence of such events are included with the other compensation tables included in this Proxy Statement.

Termination of Employment Generally

In general, whether a NEO (other than Mr. Howie, whose arrangement is discussed below) is entitled to severance benefits upon termination of employment depends upon the reason for the termination of employment. If an executive voluntarily resigns without “good reason” or the Company terminates his employment for “substantial cause,” then the executive is generally not entitled to any severance benefits. If the Company terminates his employment without substantial cause or if he resigns for good reason or because the Company elected not to renew his employment agreement at the expiration of its term, then he is generally entitled to severance benefits described below.

“Substantial cause” means the executive’s (i) failure to substantially perform his duties, (ii) material breach of his employment agreement, (iii) misconduct, including use or possession of illegal drugs during work and/or any other action that is damaging or detrimental in a significant manner to the Company, (iv) conviction of, or plea of guilty or nolo contendere to, a felony, or (v) failure to cooperate with, or any attempt to obstruct or improperly influence, any investigation authorized by the Board or any governmental or regulatory agency. “Good reason” means a material breach of the employment agreement by the Company, and with respect to Mr. Brewer, also means any material diminishment in his position or duties or any requirement that he relocate his principal residence.

The severance benefits to which the NEOs may be entitled are based upon an assessment of competitive market terms and a determination of what is needed to attract and retain the executive officers. Having negotiated these terms in advance allows for an orderly and amicable separation and, with respect to certain of these benefits, for the obtainment for the Company’s benefit of a release of claims and provides an incentive for the executive not to compete with the Company.

Termination Event	Cash Payments	Equity Award Vesting	Other Benefits
By executive without “good reason” or by Company with “substantial cause”	None.	None.	None.

By the Company without “substantial cause,” by executive for “good reason,” or failure by the Company to renew expired employment agreement

An amount equal to the annual incentive payment he would have received in the then-current year in light of the Company’s actual performance as measured against the requirements of the annual incentive plan, pro-rated to the date of termination. (1)

A payment of .50 times (.75 times for Mr. Brewer) the sum of his most recent base salary and annual target incentive payable over 12 months (18 months for Mr. Brewer). (2)

A payment of .50 times (.75 times for Mr. Brewer) the sum of his most recent base salary and annual target incentive payable over 12 months (18 months for Mr. Brewer) (the “Incentive Payments”) (3)

		Accelerated vesting of all long-term incentive compensation awards held by the executive that would have vested had he continued to perform services pursuant to his employment agreement for 12 months (18 months for Mr. Brewer) from the date of termination. (1)	Payment of COBRA and/or CalCOBRA premiums and the continuation of the financial, tax and estate planning services benefit for 12 months (18 months for Mr. Brewer) and outplacement services for one year. (2)

(1) These benefits will be paid after the completion of the relevant performance period and after the evaluation of whether, and the degree to which, the performance criteria have been met. Performance-based awards will only accelerate to the extent the underlying performance objectives are achieved.

(2) Subject to the executive executing a release of claims in favor of the Company, the executive not engaging in any disparaging conduct or communications and his compliance with certain other requirements of his employment agreement.

(3) Payable so long as the executive chooses not to engage in any business that competes with the Company.

Mr. Howie, who serves as Managing Director and President, Europe, Middle East & Africa and whose normal place of work is the Company’s principal United Kingdom office, has an employment agreement that is governed by the laws of England. Under his employment agreement, other than termination by the Company for specified reasons (such as if Mr. Howie is guilty of gross misconduct, gross incompetence or willful neglect of duty, or if he commits any other serious breach of his employment agreement or if for an aggregate period of 120 days or more in any 12 consecutive month period he is incapable of performing his duties by reason of ill health or other incapacity), the Company may terminate his employment by giving 12 months’ notice. In lieu of all or any part of any notice of termination of employment, the Company may in its discretion pay Mr. Howie his annual base salary (payable over 12 months).

Termination of Employment Due to Disability or Death

In the event of a NEO’s permanent disability (other than Mr. Howie), then the executive is generally entitled to the following benefits (i) a cash payment based on the incentive payment the executive would have received in light of the Company’s actual performance as measured against the requirements of the annual incentive plan and pro-rated to the date of permanent disability; (ii) a lump sum payment equal to six months of then current base salary; (iii) the vesting of all unvested long-term incentive compensation awards held by the executive that would have vested had he continued to perform services pursuant to his employment agreement for 12 months (18 months for Mr. Brewer) from the date of permanent disability; and (iv) the payment of premiums owed for COBRA insurance benefits for 12 months (18 months for Mr. Brewer) from the date of permanent disability. The payment of any benefits described in clauses (i) and (iii) above will be paid after the completion of the relevant performance period and the evaluation of whether, and the degree to which, the performance criteria have been met.

In the event of a NEO’s death, the executive’s estate is generally entitled to accelerated vesting of all service-based full value long-term incentive awards held by the executive. Mr. Howie is also entitled to this benefit.

Change-in-Control Arrangements

To provide independent leadership consistent with the shareholders’ best interests in the event of an actual or threatened change-in-control of the Company, the Company’s employment agreements with its officers, including the NEOs, provide certain protections in the event of a change-in-control. A “change-in-control” of the Company is defined, in general, as the acquisition by any person of beneficial ownership of 30% or more of the voting stock of the Company, the incumbent members of the Board cease to constitute a majority of the Board, certain business combinations of the Company, or any shareholder-approved or court-ordered plan of liquidation of the Company.

The Company’s change-in-control benefits require a double trigger prior to payment. In other words, there must be a change-in-control and a “termination event” (described below) within one year following a change-in-control. A “termination event” generally means (other than with respect to Mr. Howie) the occurrence of any of the following within one year of the change-in-control: (i) the termination without substantial cause or a material breach of the employment agreement by the Company, (ii) failure by the successor company to assume the employment agreement, (iii) any material diminishment in the position or duties that the executive had immediately prior to the change-in-control, (iv) any reduction in compensation or benefits, or (v) any requirement that the executive relocate his principal residence. For Mr. Howie, a “termination event” generally means that his employment is materially and adversely affected during the 12 month period after the change-in-control and the Company is unable to offer him alternative employment on terms and conditions which, taken as a whole, are “at least equal to” the terms of his employment agreement or the Company terminates his employment other than by reason of unsatisfactory conduct or poor performance or injury, disability or ill health.

In the event there is such a change-in-control and termination event, the affected executive officer is generally entitled to the following benefits:

Executive	Cash Payments	Equity Award Vesting	Other Benefits
Messrs. Brewer, Julian, Leposky and Lynch

An amount equal to the annual incentive payment he would have received in the then-current year in light of the Company’s actual performance as measured against the requirements of the annual incentive plan, pro-rated to the date of termination. (1)

A payment of 1.0 times the sum of his most recent base salary and annual target incentive payable over 24 months. (2)

A payment of 1.0 times the sum of his most recent base salary and annual target incentive payable over 24 months (3)

		Accelerated vesting of all long-term incentive compensation awards held by the executive that would have vested had he continued to perform services pursuant to his employment agreement for 12 months (18 months for Mr. Brewer) from the date of termination. (1)	Payment of COBRA and/or CalCOBRA premiums and the continuation of the financial, tax and estate planning services benefit for 24 months and outplacement services for one year. (2)

Mr. Howie	Annual base salary (payable over 12 months)	None.	None.

(1) These benefits will be paid after the completion of the relevant performance period and after the evaluation of whether, and the degree to which, the performance criteria have been met. Performance-based awards will only accelerate to the extent the underlying performance objectives are achieved.

(2) Subject to the executive executing a release of claims in favor of the Company, the executive not engaging in any disparaging conduct or communications and his compliance with certain other requirements of his employment agreement.

(3) Payable so long as the executive chooses not to engage in any business that competes with the Company.

In addition, in 2014 we modified the form of long-term equity award agreements such that they no longer provide that the awards automatically vest upon a change-in-control. Instead, the current forms (which have been used for equity award grants since 2015) provide that upon a change of control the Compensation Committee will determine (based upon the nature of the change-in-control transaction) whether the awards are assumed or continued or a substitute award is issued or whether, in the event the awards are not assumed or continued or substituted for, the awards vest on an accelerated basis. For this purpose, if the Compensation Committee determines that the awards vest on an accelerated basis, performance awards will vest at “target” if the performance period has not been completed. The Company’s 401(k) Retirement Investment Plan also provides for full vesting of all participant accounts immediately prior to a change-in-control (as defined in the plan).

Governance and Other Considerations

Clawbacks

Each of the employment agreements for NEOs who are U.S. citizens (i.e., Messrs. Brewer, Julian, Leposky and Lynch) contains “clawback” provisions. If the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirements under the U.S. securities laws as a result of the intentional misconduct or gross negligence of a NEO, then the applicable NEO is required to forfeit and reimburse the Company for all of the following: (i) any incentive or incentive compensation or equity compensation paid based upon such erroneously stated financial information; (ii) any incentive or incentive compensation or equity compensation received by the applicable NEO during the 12-month period following the earlier of the first public issuance or filing with the SEC of the financial document embodying the financial reporting requirement, (iii) any profits realized from the sale of Company securities during that same 12-month period, and (iv) if the individual’s employment is terminated, the right to receive special severance and incentive payments and any unvested and/or unexercised long-term incentive compensation awards.

In addition, if the NEO is one of the persons subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under the United States securities laws as a result of misconduct of such NEO (within the meaning of Section 304, but other than as a result of intentional misconduct or gross negligence (which are covered by the paragraph above)), then, in addition to any penalty prescribed by Section 304, the applicable individual is required to forfeit and reimburse the Company for the items described in clauses (i) and (ii) of the paragraph above.

Risk Assessment of Compensation Programs

The Company has determined that its compensation policies, plans and practices are consistent with the Company’s strategic objectives, are appropriately balanced and do not create risks that are reasonably likely to have a material adverse effect on the Company. In making this determination, the Company’s human resources and legal departments conducted their annual review of the compensation policies, plans and practices for its executive officers, as well as for all other employees, and then discussed their findings with the Company’s Chief Executive Officer, the Compensation Committee and the Compensation’s Committee’s independent compensation consultant. The Company identified its compensation policies, plans and practices that: covered its employee population; were structured differently from those of other business units; or represented a significant portion of its compensation expense. The Company then assessed the risk-taking incentives inherent in the design and operation of these policies, plans and practices, including the following features of such policies, plans and practices: design, payment methodology, potential payment volatility, relationship to financial results, length of performance period, risk-mitigating features, performance measures and goals, oversight and controls, and plan features and values compared to market practices. The Company also assessed the various controls that mitigate risks relating to compensation policies, plans and practices, such as executive stock ownership guidelines and forfeiture provisions contained in the employment agreements of the named executive officers that enable the recovery of certain incentive compensation payments in certain circumstances.

Based on this review, the Company believes that its compensation policies, plans and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. This conclusion is based on, among other things, the approach employed by the Company in developing its compensation policies and practices. First, in setting these policies and practices, the Company was careful to ensure that they were consistent with the Company’s strategic objectives and that none of the policies or practices varied significantly from the overall risk and reward structure of the Company. As a result, by design, no individual award is large enough such that its value could create material financial risk to the Company. Second, the Company employed a balanced approach to its policies and practices. More specifically, in setting these policies and practices, the Company balanced short-term and long-term incentives; cash and stock-based compensation; service-based and performance-based compensation; and corporate and individual performance incentives. The Company believes that this overall balanced approach significantly reduces the risk that the Company’s compensation policies or practices could have a material adverse effect on the Company. Third, the Company’s incentive plans could not be easily manipulated as they provide for a minimum level of overall corporate profitability before any payout occurs. Fourth, the Company believes that certain of its policies and programs, such as its stock ownership guidelines and compensation forfeiture provisions applicable to certain senior officers, also mitigate any risk-taking incentive inherent in any compensation policies or practices. Lastly, the Compensation Committee, which is comprised solely of independent directors, has the authority in certain circumstances to consider factors outside of the incentive plans and to exercise discretion to adjust the funding of incentive awards.

Excise Taxes

Consistent with current trends in compensation practices, the employment agreements for the NEOs do not obligate the Company to provide indemnification for excise taxes. Furthermore, the employment agreements for the NEOs provide that to the extent that any or all of the change-in-control payments and benefits provided to the executive under the employment agreement or any other agreement constitute “parachute payments” within the meaning of Section 280G of the Code and would otherwise be subject to the excise tax imposed by Section 4999 of the Code, then the aggregate amount of such change-in-control payments and benefits would be reduced by the minimum amounts necessary to equal one dollar less than the amount which would result in such payments and benefits being subject to such excise tax.

Stock Ownership Guidelines

Under the Board adopted stock ownership guidelines, the Company’s executive officers are required to own Common Stock interests with a value equal to at least the following minimum amounts:

Chief Executive Officer	3x Base Salary
Other Executive Officers	1x Base Salary

The minimum share ownership amounts are required to be achieved within five years of an individual first becoming subject to these guidelines. Compliance with these guidelines is assessed on an annual basis. At the time compliance was assessed in 2016, all of the NEOs were in compliance with these guidelines. For more information regarding the stock ownership guidelines, see “Board of Directors and Corporate Governance — Stock Ownership Guidelines,” above.

Policy on Speculative Trading Activities — Anti-Hedging and Pledging Policy

The Company’s insider trading policy provides, among other things, that directors, officers and other employees may not engage in certain types of speculative activities with respect to the Company’s securities, including short sales, transactions in put options, call options or other derivative securities, hedging transactions, pledging of Company stock as collateral for a loan, or holding shares of Company stock in a margin account.

2016 COMPENSATION TABLES

2016 Summary Compensation Table

The following table summarizes the compensation paid to or earned by the Company’s NEOs. For a description of the components of the Company’s 2016 executive compensation program, see “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2016 Executive Compensation Program.”

Name and Principal Position(a)	Year(b)	Salary(c)	Bonus(d)	Stock Awards(1)(e)	Option Awards(f)	Non-Equity Incentive Plan Compen- sation(2)(g)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings(3)(h)	All Other Compen- sation(4)(5)(i)		Total(j)

Oliver G. (Chip) Brewer III	2016	$796,986	$—	$2,454,384	$—	$1,500,000	$—	$65,735	(6)	$4,817,105
President and Chief	2015	$750,000	$—	$2,366,139	$—	$1,125,000	$—	$64,129		$4,305,268
Executive Officer	2014	$746,438	$—	$2,042,500	$—	$1,005,000	$—	$69,495		$3,863,433
Robert K. Julian	2016	$459,320	$—	$490,882	$—	$447,525	$—	$337,054	(7)	$1,734,781
Senior Vice President	2015	$289,726	$250,000	$1,250,000	$—	$280,800	$—	$36,820		$2,107,346
and Chief Financial
Officer
Neil Howie(9)	2016	$315,012	$—	$343,617	$—	$346,513	$—	$53,160	(8)	$1,058,302
Managing Director,	2015	$338,322	$—	$360,061	$—	$324,977	$—	$72,828		$1,096,188
Europe, Middle East	2014	$357,476	$—	$340,420	$—	$294,918	$—	$78,103		$1,070,917
and Africa
Mark Leposky	2016	$416,451	$—	$343,617	$—	$368,332	$—	$14,262	(10)	$1,142,662
Senior Vice President,	2015	$407,145	$—	$360,061	$—	$448,800	$—	$17,887		$1,233,893
Global Operations	2014	$398,219	$—	$340,420	$—	$330,000	$—	$13,575		$1,082,214
Brian Lynch	2016	$338,366	$—	$343,617	$—	$371,943	$—	$32,831	(11)	$1,086,757
Senior Vice President,	2015	$330,805	$—	$257,192	$—	$273,488	$—	$55,553		$917,038
General Counsel and	2014	$323,219	$—	$256,074	$—	$239,525	$—	$22,793		$841,611
Corporate Secretary

(1)	Represents the aggregate grant date fair value of RSUs and PRSUs calculated for financial reporting purposes for the year in accordance with Accounting Standards Codification Topic 718, “Compensation — Stock Compensation” (“ASC 718”). See Note 12, “Share-Based Compensation,” to the Company’s Audited Consolidated Financial Statements set forth in the 2016 Form 10-K for information concerning the ASC 718 values, which are based on the fair value of the Common Stock on the grant date. The grant date fair value of the PRSUs included in this column (e) was calculated based on the probable achievement of the performance goals as determined at the date of grant, which was determined to be the target level of performance. The highest level of performance that may be achieved for the PRSUs is 200% of the target. The PRSU awards granted in 2016 will be eligible to vest after three years based on the Company’s currency neutral EPS achievement over a three-year performance period beginning January 1, 2016 and ending December 31, 2018 with opportunities to bank a limited portion of the award based upon interim year performance. Based on the Company’s performance in 2016, participants earned a minimum of 50% of the target award shares granted in 2016, subject to continued service through the vesting date. The grant date fair values for the PRSUs granted during 2016 (assuming performance at the maximum level) was $2,699,820 for Mr. Brewer, $539,968 for Mr. Julian and $377,980 for each of Messrs. Lynch, Leposky and Howie.

(2)	The amounts in this column represent the actual amounts earned under the Company’s annual incentive program for the applicable year. For additional information regarding this program, see “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2016 Executive Compensation Program—Annual Incentive.”

(3)	On December 8, 2016, the Company adopted a new Callaway Golf Company Deferred Compensation Plan. Eligible participants may contribute to the plan beginning January 1, 2017. There were no deferrals or contributions as of December 31, 2016.

(4)	Includes perquisites and personal benefits. All NEOs were eligible to receive any or all of the following perquisites during all or a portion of 2016, subject to certain cost and other limitations set forth in the Company’s internal policies: (i) tax and estate planning services, (ii) annual physical, (iii) the reimbursement of country club dues and golfing fees, (iv) supplemental long-term disability insurance, and (v) certain of the Company’s products (e.g. golf clubs and balls) for personal use. Additional types of perquisites and personal benefits granted to individual NEOs are disclosed and quantified in additional footnotes to this table, in accordance with applicable SEC disclosure requirements.

(5)	The Company believes the dollar value of dividends paid or accrued on the stock awards reported in column (e) is factored into the grant date fair value of the stock awards reported in those columns. Accordingly, the dollar value of dividends paid or accrued is not reported as “All Other Compensation” in this column (i).

(6)	Consists of (i) a $7,950 Company matching contribution under its 401(k) Retirement Investment Plan and (ii) $32,785 of total perquisites and other personal benefits comprised of items (i), (iii), (iv) and (v) described in footnote 5, and an allowance of $25,000 paid to Mr. Brewer for business expenses not otherwise reimbursable under the Company’s policies.

(7)	Consists of (i) a $6,355 Company matching contribution under its 401(k) Retirement Investment Plan, and (ii) $12,625 of total perquisites and other personal benefits comprised of items (iii), (iv) and (v) described in footnote 5.

In connection with his commencement of employment in 2015, we agreed to provide Mr. Julian with certain relocation benefits and we agreed to facilitate the sale of his former home in Connecticut if he was unable to sell his home within a mutually agreed time. In 2016, we retained an independent relocation company, which purchased the Connecticut residence from Mr. Julian for $1 million, which was equal to the average of three independent valuations of the home. We also paid the closing costs associated with Mr. Julian’s sale of the home and certain associated fees and expenses (e.g., transfer taxes, maintenance and utilities until the home was resold, insurance, etc.) related to the purchase and resale of the home. We also provided tax gross ups to Mr. Julian to the extent his relocation benefits were taxable to him. As a result, pursuant to the SEC disclosure rules, this amount also includes (i) $249,674 in relocation benefits provided to Mr. Julian, including the closing costs associated with Mr. Julian’s sale of the home and his purchase of his new home and certain associated fees and expenses (e.g., transfer taxes, maintenance and utilities until the home was resold, insurance, etc.) related to the purchase and resale of the home, moving expenses, travel expenses and other miscellaneous relocation costs, (ii) the $40,000 loss incurred by us when the third party relocation firm resold the house to a third party (which SEC rules require us to report as compensation for Mr. Julian, although such amount was not taxable income to him), and (iii) $28,400 for the related tax-gross up payments to the extent the foregoing relocation benefits were taxable to him (for the avoidance of doubt, no tax gross-up was provided to Mr. Julian with respect to the amount in clause (ii) above).

(8)	Consists of (i) lease payments and incidental expenses of $35,468 in connection with the use of a Company car, (ii) $17,692 of other perquisites and personal benefits comprised of items (iii) and (v) described in footnote 4, and miscellaneous business expenses reimbursable under Company policy, and (iii) $2,003 in life insurance premiums.

(9)	The amounts reported for Mr. Howie were calculated using the daily average foreign currency exchange rates for the British Pound over the relevant period. The 2016 base salary reported for Mr. Howie reflects a 6.9% decrease from 2015 when measured in U.S. dollars, as a result of foreign currency exchange conversion rates. Mr. Howie’s actual base salary, as paid in local currency, increased by 5.0% from 2015 to 2016.

(10)	Consists of (i) a $7,950 Company matching contribution under its 401(k) Retirement Investment Plan and (ii) $6,177 of total perquisites and other personal benefits comprised of items (ii), (iii) and (v) described in footnote 4, the reimbursement of costs related to spousal meals and the related tax gross-up of $135 for income imputed under IRS regulations.

(11)	Consists of (i) a $7,950 Company matching contribution under its 401(k) Retirement Investment Plan and (ii) $24,881 of total perquisites and other personal benefits comprised of items (i), (iii) and (v) described in footnote 4.

Grants of Plan-Based Awards in Fiscal Year 2016

The following table sets forth certain information with respect to grants of awards to the NEOs under the Company’s non-equity and equity incentive plans during fiscal year 2016. For additional information concerning the annual and long-term incentives included in the Company’s executive compensation programs, see “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2016 Executive Compensation Program.”

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Oliver G. (Chip) Brewer III	N/A (2)	400,000	800,000	1,600,00
	2/8/2016(3)				78,392	156,784	313,568				1,349,910
	2/8/2016							128,278(4)			1,104,474
Robert K. Julian	N/A (2)	149,175	298,350	596,700
	2/8/2016(3)				15,679	31,357	62,714				269,984
	2/8/2016							25,656(4)			220,898
Neil Howie	N/A (2)	86,628	173,257	346,513
	2/8/2016(3)				10,975	21,950	43,900				188,990
	2/8/2016							17,959(4)			154,627
Mark F. Leposky	N/A (2)	114,565	229,130	458,260
	2/8/2016(3)				10,975	21,950	43,900				188,990
	2/8/2016							17,959(4)			154,627
Brian P. Lynch	N/A (2)	92,986	185,972	371,943
	2/8/2016(3)				10,975	21,950	43,900				188,990
	2/8/2016							17,959(4)			154,627

(1)	The Compensation Committee approved the grants of the equity-based awards as of February 2, 2016 for each NEO.

(2)	The amounts shown in this row reflect the estimated threshold, target and maximum amounts that could have been paid to the NEO under the 2016 annual incentive program, the material terms of which are described under “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2016 Executive Compensation Program—Annual Incentive.”

(3)	The amounts shown represent the threshold, target and maximum number of shares subject to PRSU awards granted to the NEOs in 2016. The number of PRSUs that will be eligible to vest is determined based on currency neutral adjusted EPS achievement over a three-year performance period beginning January 1, 2016 and ending December 31, 2018 with the opportunity to bank a limited portion of the award based upon interim year performance. Each PRSU represents the right to receive one share of Common Stock upon vesting of the award. Subject to the achievement of the requisite performance, the PRSUs are scheduled to vest on the third anniversary of the grant date. PRSUs do not have voting rights or dividend equivalent rights. See “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2016 Executive Compensation Program—Long-Term Incentive.”

(4)	The amounts shown reflect the number of shares underlying RSU awards granted to the NEOs in 2016. Each RSU represents the right to receive one share of Common Stock upon vesting of the award. These RSUs vest ratably over a three-year period (with 1/3 of the underlying units vesting on each of the first three anniversaries of the grant date), subject to continued employment through the vesting date. RSUs do not have voting rights, but do accrue dividend equivalent rights in the form of additional RSUs. The additional RSUs vest only to the extent the underlying RSUs vest. The RSUs granted in 2016 accrued dividend equivalent rights during 2016, but the amounts shown do not include the additional RSUs accrued. See “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2016 Executive Compensation Program—Long-Term Incentive” and the table below entitled “Outstanding Equity Awards at Fiscal Year-End 2016” for information regarding accrued dividend equivalent rights.

Outstanding Equity Awards at Fiscal Year-End 2016

		Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Oliver G. (Chip) Brewer III	2/8/2016(4)	—	—	—	—	—	78,392	$859,176	78,392	$859,176
	2/8/2016(5)	—	—	—	—	—	128,776	$1,411,385	—	—
	2/2/2015(6)	—	—	—	—	—	215,297	$2,359,655	—	—
	2/2/2015(5)	—	—	—	—	—	90,941	$996,713	—	—
	1/31/2014(7)	—	—	—	—	—	180,812	$1,981,700	—	—
	1/31/2014(8)	—	—	—	—	—	114,005	$1,249,495	—	—
	2/1/2013	497,537	—	—	$6.52	2/1/2023	—	—	—	—
	3/5/2012(9)	50,000	—	—	$6.48	3/5/2017	—	—	—	—
Robert K. Julian	2/8/2016(4)	—	—	—	—	—	15,679	$171,842	15,678	$171,831
	2/8/2016(5)	—	—	—	—	—	25,756	$282,286	—	—
	5/11/2015(6)	—	—	—	—	—	34,083	$373,550	—	—
	5/11/2015(8)	—	—	—	—	—	105,466	$1,155,907	—	—
Neil Howie	2/8/2016(4)	—	—	—	—	—	10,975	$120,286	10,975	$120,286
	2/8/2016(5)	—	—	—	—	—	18,029	$197,598	—	—
	2/2/2015(6)	—	—	—	—	—	32,762	$359,072	—	—
	2/2/2015(5)	—	—	—	—	—	13,838	$151,664	—	—
	1/31/2014(7)	—	—	—	—	—	30,135	$330,280	—	—
	1/31/2014(8)	—	—	—	—	—	19,001	$208,251	—	—
	2/1/2013	87,069	—	—	$6.52	2/1/2023	—	—	—	—
	1/27/2011	34,010	—	—	$7.51	1/27/2021	—	—	—	—
	1/28/2010	23,458	—	—	$7.53	1/28/2020	—	—	—	—
	1/29/2009	56,283	—	—	$7.85	1/29/2019	—	—	—	—
	1/14/2008	16,738	—	—	$14.92	1/14/2018	—	—	—	—
	1/16/2007	17,299	—	—	$14.37	1/16/2017	—	—	—	—
Mark F. Leposky	2/8/2016(4)	—	—	—	—	—	10,975	$120,286	10,975	$120,286
	2/8/2016(5)	—	—	—	—	—	18,029	$197,598	—	—
	2/2/2015(6)	—	—	—	—	—	32,762	$359,072	—	—
	2/2/2015(5)	—	—	—	—	—	13,838	$151,664	—	—
	1/31/2014(7)	—	—	—	—	—	30,135	$330,280	—	—
	1/31/2014(8)	—	—	—	—	—	19,001	$208,251	—	—
	2/1/2013	87,069	—	—	$6.52	2/1/2023	—	—	—	—
Brian P. Lynch	2/8/2016(4)	—	—	—	—	—	10,975	$120,286	10,975	$120,286
	2/8/2016(5)	—	—	—	—	—	18,029	$197,598	—	—
	2/2/2015(6)	—	—	—	—	—	23,402	$256,486	—	—
	2/2/2015(5)	—	—	—	—	—	9,885	$108,340	—	—
	4/1/2014(7)	—	—	—	—	—	4,305	$47,183	—	—
	4/1/2014(8)	—	—	—	—	—	2,712	$29,724	—	—
	1/31/2014(7)	—	—	—	—	—	17,219	$188,720	—	—
	1/31/2014(8)	—	—	—	—	—	10,857	$118,993	—	—
	1/14/2008	6,277	—	—	$14.92	1/14/2018	—	—	—	—
	1/16/2007	6,487	—	—	$14.37	1/16/2017	—	—	—	—

(1)	Stock options generally have a ten-year term from the date of grant and vest and become exercisable ratably over a three-year period (with 1/3 of the underlying shares vesting on each of the first three anniversaries of the grant date), subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(2)	Upon termination of employment, the NEO generally has until the earlier of one year from the date of termination or the option expiration date to exercise his vested options. However, the options may be cancelled and rescinded and proceeds may be forfeited if the NEO improperly discloses or misuses the Company’s confidential information or trade secrets.

(3)	Market value based on $10.96 per share, which was the closing market price of the Common Stock on December 30, 2016, which was the last business day of 2016.

(4)	Amounts represent PRSU awards granted in 2016 that generally vest in full on the third anniversary of the grant date. Each PRSU represents the right to receive one share of Common Stock upon vesting. The number of PRSUs that are eligible to vest will be determined based on the Company’s currency neutral EPS achievement over a three-year performance period from January 1, 2016 through December 31, 2018, with the opportunity to bank a limited portion of the award based upon interim year performance. An NEO may be eligible to vest in up to 200% of the “target” PRSUs subject to these awards. On January 18, 2017, the Compensation Committee determined that 50% of the “target” PRSUs were deemed to be achieved under the terms of the PRSUs as a result of the Company’s currency neutral EPS performance during 2016. As a result, 50% of the “target” number of PRSUs were ”banked” and converted to time-based units that will vest on the third anniversary of the grant date, subject to continued employment through the vesting date. These “banked” PRSUs are reported in the “Number of Shares or Units of Stock That Have Not Vested” column as they remain subject to time-based vesting. Each NEO remains eligible to vest in the remaining PRSUs subject to the original award (up to a total of 200% of the “target” PRSUs) subject to achievement of the performance goals. The number of PRSUs in which an NEO remains eligible to vest is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column assuming performance at the “target” level. The awards are subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(5)	Amounts represent RSU awards that generally vest ratably over a three-year period (with 1/3 of the underlying units vesting on each of the first three anniversaries of the grant date, subject to continued employment through the vesting date), including additional shares that may be issued pursuant to accrued dividend equivalent rights. Each RSU represents the right to receive one share of Common Stock upon vesting, subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(6)	Amounts represent PRSU awards granted in 2015 that generally vest in full on the third anniversary of the grant date. Each PRSU represents the right to receive one share of Common Stock upon vesting. The number of PRSUs that are eligible to vest was determined based on performance relative to certain Company-wide performance criteria for the year ended December 31, 2015. The Compensation Committee determined that performance relative to such criteria was achieved at 130.2% of target, and the resulting performance achievement level was multiplied by the “target” number of PRSUs to determine the number of PRSUs that will be eligible to vest on the third anniversary of the grant date, subject to continued employment through the vesting date, which number is reported in this row. The awards are subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(7)	Amounts represent PRSU awards granted in 2014 that generally vest in full on the third anniversary of the grant date. Each PRSU represents the right to receive one share of Common Stock upon vesting. The number of PRSUs that are eligible to vest was determined based on performance relative to certain Company-wide performance criteria for the year ended December 31, 2014. The Compensation Committee determined that performance relative to such criteria was achieved at 131.5% of target, and the resulting performance achievement level was multiplied by the “target” number of PRSUs to determine the number of PRSUs that will be eligible to vest on the third anniversary of the date of grant, subject to continued employment through the vesting date, which number is reported in this row. The awards are subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(8)	Amounts represent RSU awards that generally vest in full on the third anniversary of the grant date and include additional shares that may be issued pursuant to accrued dividend equivalent rights. Each RSU represents the right to receive one share of Common Stock upon vesting. No portion of the awards vest prior to the third anniversary of the grant date, subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(9)	Amounts in this row represent stock appreciation rights that have a five-year term from the date of grant and vest and become exercisable ratably over a three-year period (with 1/3 of the underlying rights vesting on each of the first three anniversaries of the grant date), subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

Option Exercises and Stock Vested in Fiscal Year 2016

The following table sets forth information regarding options exercised and stock appreciation rights and stock awards vested during fiscal year 2016 for the NEOs:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of shares acquired on vesting (#)(3)	Value Realized on Vesting ($)(4)
Oliver G. (Chip) Brewer III	200,000	$676,250	149,882	$1,289,554
Robert K. Julian	--	$--	--	$--
Neil Howie	--	$--	25,194	$216,865
Mark F. Leposky	36,596	$188,103	25,194	$216,865
Brian P. Lynch	16,584	$49,752	15,381	$132,312

(1) The number of shares reported in this column reflects the gross number of stock appreciation rights and non-qualified stock options that were exercised.

(2) The value realized on exercise is computed by determining the difference between the closing market price of the Common Stock on the dates of exercise and the exercise price per share of the award exercised.

(3) The number of shares reported in this column reflects the gross number of RSUs that vested prior to tax withholding. The RSUs were settled in shares of Common Stock.

(4) The value realized on vesting is based upon the gross shares underlying the RSUs that vested multiplied by the closing price of the Common Stock on the vesting date.

Potential Payments upon Termination or Change-in-Control

Each of the NEOs has an employment agreement with the Company that provides for potential payments to such executive officer or other benefits (e.g., acceleration of vesting of long-term incentive awards) under certain circumstances following termination of employment or upon a change-in-control of the Company. The types and amounts of these potential payments vary depending on the following circumstances: (i) voluntary resignation by the executive officer or termination by the Company for substantial cause, (ii) termination by the Company without substantial cause, termination by the executive officer for good reason or the Company failing to renew the employment agreement, (iii) a termination event within one year following a change-in-control, (iv) permanent disability of the executive officer, or (v) death of the executive officer. In addition, the terms governing the long-term incentive awards granted to each of the NEOs provide that the Compensation Committee may accelerate the vesting of the awards in connection with a change-in-control (or upon an involuntary termination following a change-in-control) in certain circumstances. The potential payments to be made under these varying circumstances, including the conditions and schedules for such payments, are described in this Proxy Statement under “Executive Officer Compensation—Compensation Discussion and Analysis—Employment Agreements.” That description also provides the relevant definitions of “substantial cause,” “change-in-control,” and “termination event.”

Payments Made Upon Any Termination

Regardless of the manner in which a NEO’s employment terminates, he is entitled to receive amounts earned during his term of employment. These amounts include accrued but unpaid base salary and accrued but unused paid time off.

Quantification of Payments upon Termination or Change-in-Control

The table below quantifies the potential payments and benefits that would be provided to each NEO under the termination or change-in-control circumstance listed, and the amounts shown are based upon a theoretical triggering event and assume, for illustrative purposes, that: (i) the triggering event took place on December 31, 2016 and are based on the $10.96 per share closing market price of the Common Stock on December 30, 2016, which was the last business day of 2016; and (ii) the triggering event resulted in the immediate vesting of all unvested long-term incentives, as applicable. Whether the outstanding awards would actually vest or not in connection with a change in control will be determined by the nature of the transaction and the determination by the Compensation Committee. For purposes of this table, it is assumed that the awards are not assumed, continued or substituted for in connection with a change-in-control transaction and that, as a result, the Compensation Committee determines that such awards shall vest in full. The actual amounts to be paid to any NEO in the event of his termination or a change-in-control, and the timing of such payments, and the value of any equity award acceleration benefits can only be determined at the time of, and under the circumstances of, an actual triggering event and in accordance with applicable law then in effect and reasonable interpretations thereof. The table does not include the value of any benefits to the extent they do not discriminate in scope, terms or operation, in favor of the NEOs and that are available generally to all salaried employees.

	Termination by the Company without substantial cause, termination by employee for good reason, or failure by the Company to renew expired employment agreement	Termination event within 1-year following change in control (5)	Change-in- Control (no termination of employment) (5)	Permanent Disability	Death

Oliver G. (Chip) Brewer III
Pro-rated target short term incentive award	$1,200,000	$1,200,000	$1,200,000	$1,200,000	$1,200,000
Stock Options and/or SARs(1)	$2,433,064	$2,433,064	$2,433,064	$2,433,064	$2,433,064
RSUs and/or PRSUs(2)	$7,528,498	$9,717,312	$9,717,312	$7,528,498	$3,657,595
Portion of salary and target bonus	$1,200,000	$1,600,000	$—	$400,000	$—
COBRA & CalCOBRA premiums(3)(4)	$38,603	$50,886	$—	$38,603	$38,603
Tax & financial planning services(4)	$13,465	$26,930	$—	$—	$—
Outplacement services(4)	$15,000	$15,000	$—	$—	$—
Incentive Payments(4)	$1,200,000	$1,600,000	$—	$—	$—

Total	$13,628,630	$16,643,192	$13,350,376	$11,600,165	$7,329,262
Robert K. Julian
Pro-rated target short term incentive award	$447,525	$447,525	$447,525	$447,525	$447,525
Stock Options and/or SARs(1)	$—	$—	$—	$—	$—
RSUs and/or PRSUs(2)	$94,094	$625,955	$625,955	$94,094	$1,438,190
Portion of salary and target bonus	$378,675	$757,350	$—	$229,500	$—
COBRA & CalCOBRA premiums(3)(4)	$19,916	$39,711	$—	$19,916	$19,916
Tax & financial planning services(4)	$13,465	$26,930	$—	$—	$—
Outplacement services(4)	$15,000	$15,000	$—	$—	$—
Incentive Payments(4)	$378,675	$757,350	$—	$—	$—

Total	$1,347,350	$2,669,821	$1,073,480	$791,035	$1,905,631
Neil Howie
Pro-rated target short term incentive award	$—	$—	$—	$—	$—
Stock Options and/or SARs(1)	$759,422	$759,422	$759,422	$759,422	$759,422
RSUs and/or PRSUs(2)	$680,237	$1,487,448	$1,487,448	$370,384	$557,513
Portion of salary and target bonus	$315,012	$315,012	$—	$157,506	$—
COBRA & CalCOBRA premiums(3)(4)	$—	$—	$—	$—	$—
Tax & financial planning services(4)	$—	$—	$—	$—	$—
Outplacement services(4)	$—	$—	$—	$—	$—
Incentive Payments(4)	$—	$—	$—	$—	$—

Total	$1,754,671	$2,561,881	$2,246,870	$1,287,312	$1,316,935

	Termination by the Company without substantial cause, termination by employee for good reason, or failure by the Company to renew expired employment agreement	Termination event within 1-year following change in control (5)	Change-in- Control (no termination of employment) (5)	Permanent Disability	Death

Mark F. Leposky
Pro-rated target short term incentive award	$343,332	$343,332	$343,332	$343,332	$343,332
Stock Options and/or SARs(1)	$386,586	$386,586	$386,586	$386,586	$386,586
RSUs and/or PRSUs(2)	$680,237	$1,487,448	$1,487,448	$680,237	$557,513
Portion of salary and target bonus	$322,524	$645,048	$—	$208,080	$—
COBRA & CalCOBRA premiums(3)(4)	$25,736	$50,887	$—	$25,736	$25,736
Tax & financial planning services(4)	$13,465	$26,930	$—	$—	$—
Outplacement services(4)	$15,000	$15,000	$—	$—	$—
Incentive Payments(4)	$322,524	$645,048	$—	$—	$—

Total	$2,109,404	$3,600,279	$2,217,366	$1,643,971	$1,313,167
Brian P. Lynch
Pro-rated target short term incentive award	$278,957	$278,957	$278,957	$278,957	$278,957
Stock Options and/or SARs(1)	$--	$--	$--	$--	$--
RSUs and/or PRSUs(2)	$504,670	$1,187,629	$1,187,629	$504,670	$454,653
Portion of salary and target bonus	$262,051	$524,102	$—	$169,065	$—
COBRA & CalCOBRA premiums(3)(4)	$25,736	$50,886	$—	$25,736	$25,736
Tax & financial planning services(4)	$13,465	$26,930	$—	$—	$—
Outplacement services(4)	$15,000	$15,000	$—	$—	$—
Incentive Payments(4)	$262,051	$524,102	$—	$—	$—

Total	$1,361,929	$2,607,606	$1,466,586	$978,428	$759,346

(1) The values for stock options and stock appreciation rights (“SARs”) are the intrinsic values of the unvested portion of those awards accelerated as a result of the applicable triggering event, calculated based on the “spread” (if any) between the closing market price of the Common Stock on December 30, 2016 (which was the last business day of 2016), and the exercise prices of such accelerated awards. Such incremental amounts are in addition to the value of the vested portion of those awards, if any, and other such awards held by the NEO that were fully vested as of December 31, 2016, as reflected in the “Outstanding Equity Awards at Fiscal Year-End 2016” table. A different valuation method for such accelerated options would be used for purposes of evaluating any excise tax liability pursuant to 280G of the Code.

(2) The values for RSUs and PRSUs reflect the aggregate market value of the number of shares underlying the units for which vesting would have accelerated and restrictions would have lapsed upon the triggering event based on the closing market price of the Common Stock on December 30, 2016 (which was the last business day of 2016). The values of dividend equivalent rights accrued as of December 31, 2016, including fractional shares, are included in the values shown for RSU awards.

(3) Amounts shown for COBRA and CalCOBRA insurance benefits are calculated through the applicable severance period and are based on premiums for COBRA coverage for health, dental, vision and prescription for up to 18 months following termination and thereafter the premiums for CalCOBRA coverage for health and prescription. Such COBRA and CalCOBRA premiums are calculated based on the coverage selected by the executive officers as of December 31, 2016 and are based on premium rates in effect at that time, which coverage and rates may vary during a severance period.

(4) Amounts shown assume continuous compliance with the conditions for payment set forth in the applicable employment agreement. These payments may be delayed for six months following a termination event pursuant to Section 409A of the Code and the rules and regulations promulgated thereunder, and such amounts if delayed will be paid promptly after six months with interest calculated at the applicable one-year Treasury Bill rate.

(5) Amounts are subject to reduction in accordance with the executive’s employment agreement to avoid imposition of excise tax for “parachute payments” within the meaning of Section 280G of the Code. See “Executive Officer Compensation—Compensation Discussion and Analysis—Governance and Other Considerations—Excise Taxes,” above.

PROPOSAL NO. 3 – APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED 2004 INCENTIVE PLAN

We are asking our shareholders to approve an amendment and restatement of the Callaway Golf Company Amended and Restated 2004 Incentive Plan (as amended to date, the “2004 Plan”). On March 8, 2017, our Board approved the proposed amended and restated 2004 Plan, subject to approval by our shareholders. In this proxy statement, we refer to the proposed amended and restated 2004 Plan as the “Restated Plan.”

Summary of Material Amendments

The Restated Plan will implement the following material changes:

•	Increase in Share Reserve. If approved by the shareholders, the Restated Plan will provide for an increase of 9,000,000 shares over the number of shares of Common Stock currently available for issuance under the 2004 Plan. As of February 28, 2017, approximately 1,980,179 shares remained available for issuance under the 2004 Plan (with full value awards (as defined below) counted against the share reserve after applying the full value award ratio, as described below), which may be insufficient to meet our forecasted needs during the next year.

•	Extension of Term of 2004 Plan. The Restated Plan will extend the term of the 2004 Plan, which is due to expire on May 15, 2023, until May 2, 2027. The Restated Plan will also extend the period of time during which the Company may grant stock options that are intended to qualify as incentive stock options, or “ISOs.”

•	Approval of Material Terms of Performance Goals. We are also seeking shareholder approval of the material terms of performance goals under the Restated Plan. Shareholder approval of such terms would preserve our ability to deduct compensation associated with future performance-based awards made under the Restated Plan to certain executives. Section 162(m) of the Internal Revenue Code (the “Code”) limits the deductions a publicly-held company can claim for compensation in excess of $1 million paid in a given year to its chief executive officer and its three other most highly-compensated executive officers (other than its chief financial officer) (these officers are generally referred to as the “covered employees”). “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by our public shareholders. For purposes of Section 162(m), the material terms include (1) the employees eligible to receive compensation, (2) a description of the business criteria on which the performance goals may be based and (3) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the Restated Plan is discussed below, and shareholder approval of this Proposal 3 will be deemed to constitute approval of the material terms of the performance goals under the Restated Plan for purposes of the shareholder approval requirements of Section 162(m).

Shareholder approval of the material terms of the performance goals under the Restated Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts paid under the Restated Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the material terms of the Restated Plan’s performance goals for shareholder approval should not be viewed as a guarantee that we will be able to deduct any or all compensation under the Restated Plan. Nothing in this Proposal 3 precludes us or our Compensation Committee from making any payment or granting awards that are not intended to qualify for tax deductibility under Section 162(m).

•	Share counting provisions. In general, when awards granted under the Restated Plan lapse, expire, terminate or are canceled, or are settled in cash, or when the shares subject to a full value award are forfeited by the holder or repurchased by us, including to satisfy any tax withholding obligation with respect to such full value award, the reacquired shares or shares subject to such awards will be returned to the share reserve and be available for future awards in an amount corresponding to the reduction in the share reserve previously made with respect to such award with respect to such reacquired shares or shares subject to such expiration, termination, cancellation or cash settlement, provided that shares tendered by the holder or withheld by us to satisfy any tax withholding obligation with respect to a full value award at a tax withholding rate in excess of the minimum tax withholding obligation shall not be added back to the share reserve to the extent in excess of such minimum tax withholding obligation. However, the following shares will not be returned to the share reserve under the Restated Plan: shares of Common Stock that are delivered by the holder or withheld by us as payment of the exercise price in connection with the exercise of an option or payment of the tax withholding obligation in connection with any option or stock appreciation right; shares purchased on the open market by the Company with the cash proceeds from the exercise of options; and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on its exercise.

Approval of this proposal will also approve various other immaterial modifications of the Plan.

Shareholder Approval Requirement

In general, shareholder approval of the Restated Plan will implement the foregoing changes while (1) complying with the terms of the 2004 Plan regarding amendments, (2) meeting the shareholder approval requirements of the NYSE, (3) extending the period of time during which we may be able to take tax deductions for certain compensation resulting from awards granted under the Restated Plan and qualifying as “performance-based compensation” under Section 162(m) of the Code, and (4) preserving our ability to grant stock options under the Restated Plan that are intended to qualify as ISOs.

If this Proposal 3 is not approved, the Restated Plan will not become effective, the existing 2004 Plan will continue in full force and effect, and we may continue to grant awards under the 2004 Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

Potential Dilution; Forecasted Utilization Rates; Burn Rates

The Restated Plan, if approved, will increase the number of shares available for issuance under the 2004 Plan by 9,000,000 shares. The Board of Directors currently intends that the 9,000,000 shares requested will be sufficient to fund the Company’s equity compensation needs through at least the next three to four years. This assumes the Company continues to grant awards consistent with its historical usage and current practices, as reflected in our historical burn rate discussed below. While the Company could increase cash compensation if it is unable to grant equity incentives, the Company anticipates that it will have difficulty attracting, retaining and motivating our employees if the Company is unable to make equity grants to them. Equity-based grants are more effective at aligning employee and shareholder interests as the employee generally has the same risks and benefits as a shareholder.

When approving the Restated Plan, the Board of Directors considered the burn rate with respect to the equity awards granted by the Company, as well as the Company’s overhang. The burn rate is equal to (1) the total number of stock settled-equity awards the Company granted in a fiscal year (with performance awards counted based upon the amount earned, or at “target” if the performance period is not completed, and with the “full-value award multiplier” of 2.0x being applied to full value awards granted in such fiscal year) divided by (2) the Common Stock outstanding as of December 31 of the applicable year. The Company’s annual gross burn rates under all of its equity plans were 2.6%, 2.6% and 2.4% for 2014, 2015 and 2016, respectively. The Company’s three-year average burn rate for 2014-2016 under all of its equity plans was approximately 2.5%, which is less than the Institutional Shareholder Services allowable cap for companies of similar size to the Company in the Consumer Durables and Apparel Industry for 2017 of 3.75%.

Fully diluted overhang is equal to (1) the total number of stock-settled equity awards outstanding (with performance awards counted based upon the amount earned, or at “target” if the performance period is not completed) plus the total number of shares available for grant under the Company’s equity plans in accordance with the terms of such plans, in each case as of the last day of the relevant fiscal year, divided by (2) the sum of the total Common Stock outstanding as of the last day of the relevant fiscal year plus the total number of stock-settled equity awards outstanding (with performance awards counted based upon the amount earned, or at “target” if the performance period is not completed) plus the total number of shares available for grant under the Company’s equity plans in accordance with the terms of such plans, in each case as of the last day of the relevant fiscal year. In 2014, 2015 and 2016, the Company’s end of year fully diluted overhang for the Company’s equity plans was 16.0%, 11.9% and 9.5%, respectively. As of February 28, 2017 the Company’s fully diluted overhang for the Company’s equity plans was 7.1%. If approved, the issuance of the additional 9,000,000 shares to be reserved under the Restated Plan would increase the February 28, 2017 fully diluted overhang to 14.7%. A total of 94,116,458 shares of Common Stock were outstanding as of December 31, 2016. As of December 30, 2016, the closing price of a share of Common Stock as reported on the NYSE was $10.96. A total of 93,793,899 shares of Common Stock were outstanding as of February 28, 2017. As of February 28, 2017, the closing price of a share of Common Stock as reported on the NYSE was $10.11.

The Board will not create a subcommittee to evaluate the risks and benefits for issuing the additional authorized shares requested.

The Restated Plan Combines Compensation and Governance Best Practices

The Restated Plan includes provisions that are designed to protect our shareholders’ interests and to reflect corporate governance best practices including:

•	Shareholder approval is required for additional shares. The Restated Plan does not contain an annual “evergreen” provision. The Restated Plan authorizes a fixed number of shares, so that shareholder approval is required to increase the maximum number of shares of the Company’s Common Stock which may be issued under the Restated Plan.

•	No discount stock options or stock appreciation rights. All stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of our Common Stock on the date the stock option or stock appreciation right is granted.

•	Limitations on awards. Under the Restated Plan, subject to adjustment for changes in our capitalization, (1) no single participant will be eligible to be granted during any calendar year more than a maximum of 2,000,000 shares of Common Stock subject to awards, and (2) the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more awards initially payable in cash shall be $10,000,000. These limits are intended to be designed to allow us to grant awards that are intended to be exempt from the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code, but do not guarantee the deductibility of such compensation by us.

•	Repricing is not allowed. The Restated Plan prohibits the repricing or other exchange of underwater stock options and stock appreciation rights for new awards or cash without prior shareholder approval.

•	Reasonable limit on full value awards. For purposes of calculating the shares that remain available for issuance under the Restated Plan, grants of options and stock appreciation rights will be counted as the grant of one share for each one share actually granted, as described above. However, to protect our shareholders from potentially greater dilutive effect of full value awards, all grants of full value awards on or after May 19, 2009 will be deducted from the Restated Plan’s share pool as 2.0 shares for every one share actually granted, while full value awards granted prior to May 19, 2009 counted as 2.5 shares for every one share subject to such awards. For purposes of the Restated Plan, a full value award means an award other than an option or stock appreciation right (or other award subject to an exercise price, strike price or similar concept).

•	Limitations on dividend payments on performance awards. Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met.

•	No tax gross-ups. The Restated Plan does not provide for any tax gross-ups.

Description of the Restated Plan

The material terms of the Restated Plan are outlined below. The following description is a summary only and is qualified in its entirety by reference to the complete text of the Restated Plan. Shareholders are urged to read the actual text of the Restated Plan in its entirety, which is appended to this Proxy Statement as Appendix B.

Purpose

The purpose of the Restated Plan is to promote our interests and those of our shareholders by using investment interests in the Company to attract, motivate and retain highly qualified key personnel, encourage equity ownership among this group, and enhance a mutuality of interest with our shareholders to improve the long-term performance of the Company and the value of the Company’s Common Stock.

Types of Awards

The terms of the Restated Plan provide for the grant of ISOs, nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance shares, performance units, dividend equivalents, cash-based awards and other incentives payable in cash or in shares of our Common Stock.

Shares Available for Awards

Subject to adjustment for changes in our capitalization, the total number of shares of our Common Stock available for issuance under the Restated Plan is 33,000,000 shares, which equals the sum of (1) 8,000,000 shares initially approved by our shareholders on May 25, 2004; (2) 4,250,000 shares approved by our shareholders on June 5, 2007; (3) 5,250,000 shares approved by our shareholders on May 19, 2009; (4) 6,500,000 shares approved by our shareholders on May 15, 2013; and (5) 9,000,000 shares to be approved by our shareholders at the Annual Meeting.

Grants under the Restated Plan of stock options and stock appreciation rights reduce the shares available under the Restated Plan on a one-for-one basis. However, the number of shares authorized for issuance under the Restated Plan will be decreased by 2.0 shares for each share issued on or after May 19, 2009 pursuant to full value share awards. For shares issued prior to May 19, 2009, the number of shares authorized for issuance under the Restated Plan was decreased by 2.5 shares for each share issued with respect to full value awards.

If (1) any award under the Restated Plan lapses, expires, terminates or is canceled (in whole or in part), (2) shares subject to a full value award are forfeited by the holder or repurchased by the

Company at a price no greater than the price paid by the participant, or (3) any shares are tendered by the holder or withheld by us to satisfy any tax withholding obligation with respect to a full value award, then the shares subject to such award may, to the extent of such lapse, expiration, termination, cancellation, forfeiture, or repurchase, be used again for new grants under the Restated Plan in an amount corresponding to the reduction in the share reserve previously made with respect to such award, provided that shares tendered by the holder or withheld by us to satisfy any tax withholding obligation with respect to a full value award at a tax withholding rate in excess of the minimum tax withholding obligation shall not be added back to the share reserve to the extent in excess of such minimum tax withholding obligation. Notwithstanding the foregoing, the following shares will not be added to the shares authorized for grant under the Restated Plan: (1) shares of Common Stock subject to an option or a stock appreciation right that are not delivered because the award is exercised through a reduction in shares subject to such award (including any shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on its exercise), (2) any shares of Common Stock tendered to satisfy the exercise price of an option or tendered or withheld to satisfy any tax withholding obligation with respect to an option or stock appreciation right, and (3) any shares purchased on the open market by the Company with the cash proceeds received from the exercise of options. The payment in cash of dividends or dividend equivalents or awards settled in cash rather than in shares of Common Stock will not be counted against the total number of shares available for issuance under the Restated Plan.

As of February 28, 2017, there were 1,980,179 shares of Common Stock available for future grant under the 2004 Plan (with full value awards counted against the share reserve after applying the full value award ratio) (which represented 2.1% of the Company’s outstanding common stock as of such date), and 807,882 shares of Common Stock available for future grant under the 2013 Non-Employee Directors Stock Incentive Plan (the “Directors Plan”) (which represented 0.9% of the Company’s outstanding common stock as of such date). There are no shares available for grant under any other stock plans (other than our employee stock purchase plan). As of February 28, 2017, stock options to purchase approximately 1,660,944 shares of Common Stock were outstanding under the 2004 Plan (which represented 1.8% of the Company’s outstanding Common Stock as of such date). The weighted average exercise price of all stock options outstanding under the 2004 Plan as of February 28, 2017 was $7.45 and the weighted average remaining term of such stock options was 4.82 years. As of February 28, 2017, there were 2,712,172 shares of Common Stock outstanding underlying restricted stock unit and performance stock unit awards under the 2013 Plan and the 2004 Plan (with performance awards counted based upon the amount earned, or at “target” if the performance period is not completed) (which represented 2.9% of the Company’s outstanding Common Stock as of such date). A total of 93,793,899 shares of Common Stock were outstanding as of February 28, 2017. As of February 28, 2017, the closing price of a share of Common Stock as reported on the NYSE was $10.11.

Shares of Common Stock issuable under the Plan will be shares of authorized and unissued shares, issued shares reacquired by the Company or treasury shares, or shares held in trust for issuance under the Plan.

Eligibility

The Restated Plan permits the grant of awards to employees, officers, directors, consultants, agents, advisors, independent contractors and other persons who render or who have rendered bona fide services to the Company or its affiliates. As of December 31, 2016, we have approximately 1,700 employees, 8 non-employee directors and zero consultants, each of whom would be eligible to participate in the Restated Plan had it been in effect on such date. Each of these individuals may receive all types of awards, other than ISOs. ISOs may be granted under the Restated Plan only to our employees (including officers) and employees of our parent and subsidiary corporations.

Limitations on Awards Granted Under the Restated Plan

Under the Restated Plan, subject to adjustment for changes in our capitalization, (1) no single participant will be eligible to be granted during any calendar year more than a maximum of 2,000,000 shares of Common Stock subject to awards, and (2) the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more awards initially payable in cash shall be $10,000,000. These limits are designed to allow us to grant awards that are intended to be exempt from the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code, but do not guarantee the deductibility of such compensation by us.

Administration of the Restated Plan

The Restated Plan is administered by the Compensation Committee. All members of the Compensation Committee meet the NYSE standards for director independence. The Board or the Compensation Committee may delegate the responsibility for administering the Restated Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board or the Compensation Committee deems appropriate. In addition, the Board or the Compensation Committee may delegate to one or more senior executive officers the authority to grant awards to designated classes of eligible persons, within limits specifically prescribed by the Board or the Compensation Committee; provided, that no such officer will have the authority to grant awards to himself or herself or to any person subject to the reporting requirements of Section 16 of the Exchange Act. The Compensation Committee (or any other committee or officer to whom the Board or the Compensation Committee has delegated authority to administer the Plan) is referred to as the “Plan Administrator” for purposes of this proposal.

Subject to the terms of the Restated Plan, the Plan Administrator has broad authority to administer, interpret and construe the Restated Plan and awards granted under the Restated Plan. The Plan Administrator may, among other things, determine the recipients, numbers and types of awards to be granted and the terms and conditions of the awards, including the period of exercisability and vesting. All decisions of the Plan Administrator will be final, conclusive and binding on all persons.

Prohibition on Repricing

Under the Restated Plan, the Plan Administrator may not, without the approval of our shareholders, authorize the repricing of any outstanding option or stock appreciation right to reduce its price per share, or cancel any option or stock appreciation right in exchange for cash or another award when the price per share exceeds the fair market value of the underlying shares.

Options

ISOs and nonqualified stock options may be granted under the Restated Plan, either alone or in combination with other awards. The terms of any option grant generally are determined by the Plan Administrator. An option may not vest and become fully exercisable before the first anniversary of the grant date, unless the option becomes vested and exercisable due to acceleration upon a change in control of the Company, a termination of the participant’s service, or other event providing for accelerated vesting. The exercise price of an option may not be less than the fair market value of a share of Common Stock on the date of grant (and in some cases, as described below, may not be less than 110% of such fair market value). Fair market value generally means the closing price for a share of Common Stock on the NYSE on the grant date. The term of an option cannot exceed ten years and, in some cases, as described below, the term may not exceed five years.

The terms of ISOs must comply in all respects with the provisions of Section 422 of the Code and any applicable regulations. Individuals who are not employees of the Company or one of our parent or subsidiary corporations may not be granted ISOs. In addition, no ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate of ours unless (1) the exercise price of the ISO is at least 110% of the fair market value of the Common Stock subject to the ISO on the date of grant and (2) the term of the ISO does not exceed five years. To the extent that the aggregate fair market value of Common Stock with respect to which ISOs are exercisable for the first time by a participant during any calendar year exceeds $100,000, the portion in excess of $100,000 will be treated as nonqualified stock options. Subject to adjustment for changes in our capitalization, all of the aggregate maximum number of shares of Common Stock that may be issued under the Restated Plan may be issued as ISOs.

The Plan Administrator will establish and set forth in the agreement evidencing an option, whether the option will continue to be exercisable, and the terms and conditions of such exercise, after a participant terminates service with us.

The exercise price for shares purchased under an option must be paid in full to the Company by delivery of the aggregate exercise price, together with any amounts required to be withheld for tax purposes. Acceptable forms of consideration will be determined by the Plan Administrator and may include: (1) cash, check or wire transfer; (2) payment with shares of Common Stock previously owned by the participant or issuable upon exercise of the option; (3) to the extent permitted by applicable law, payment pursuant to a broker-assisted cashless exercise program; or (4) such other consideration as the Plan Administrator may permit in its sole discretion.

Stock Appreciation Rights

Stock appreciation rights entitle a participant to receive an amount equal to the appreciation, if any, of a share of Common Stock between the grant date and the exercise date. The terms of any grant of stock appreciation rights generally are determined by the Plan Administrator and set forth in the applicable agreement evidencing such award. The grant price of a stock appreciation right is equal to the fair market value of a share of Common Stock on the grant date. Upon exercise of a stock appreciation, the appreciation may be paid in cash, in shares of Common Stock or in any combination cash and shares of Common Stock or in any other manner approved by the Plan Administrator in its sole discretion. The term of a stock appreciation right may not exceed ten years.

Restricted Stock and Restricted Stock Units

Restricted stock and restricted stock unit awards may be granted under the Restated Plan on such terms and conditions and subject to such repurchase or forfeiture restrictions, including continued service with the Company or one of our affiliates or the achievement of certain performance criteria, as determined by the Plan Administrator in its sole discretion. In no event will any restricted stock or restricted stock unit award payable in shares of Common Stock vest sooner than one year after the grant date. In addition, if an award of restricted stock or restricted stock units is subject solely to service-based vesting criteria, such award may not vest in full sooner than three years after the grant date. However, the Plan Administrator may accelerate the vesting of an award in the event of a participant’s termination of service, upon a change in control or upon another event providing for accelerated vesting. Upon satisfaction of any terms, conditions and restrictions on a restricted stock or restricted stock unit award, the shares of Common Stock covered by the restricted stock award will become freely transferable by the participant and restricted stock units will be settled in cash, shares of Common Stock or a combination thereof, as determined by the Plan Administrator in its sole discretion.

Dividend Equivalents

Participants holding awards may receive dividends paid with respect to the underlying shares of Common Stock or dividend equivalents, subject to such terms and conditions (including the form of payment of dividends or dividend equivalents) as determined by the Plan Administrator. Notwithstanding anything in the Plan to the contrary, in no event will dividends or dividend equivalents be paid during the vesting period with respect to unearned awards that are subject to any vesting conditions. Dividends or dividend equivalents accrued on such shares shall become payable no earlier than the date the vesting conditions have been achieved and the underlying shares of Common Stock or units have been earned. Dividend equivalents will not be granted on options or stock appreciation rights.

Performance Shares

A grant of performance shares entitles the participant to payment in the form of shares of Common Stock upon the attainment of specified performance goals and other terms and conditions specified in the grant. In lieu of shares of Common Stock, a cash payment may be made in an amount equal to the fair market value of the Common Stock otherwise required to be issued to a participant in settlement of the performance share award. The Plan Administrator will also determine whether performance shares are intended to be “performance-based compensation” within the meaning of Section 162(m) of the Code.

Performance Units

A grant of performance units entitles the participant to a cash payment upon the attainment of specified performance goals and other terms and conditions specified in the grant. The Plan Administrator may, in its discretion, substitute shares of Common Stock for the cash payment otherwise required to be paid to a participant in respect of a performance unit. The Plan Administrator will also determine whether performance units are intended to be “performance-based compensation” within the meaning of Section 162(m) of the Code.

Other Stock or Cash-Based Awards

Subject to the terms and conditions of the Restated Plan, the Plan Administrator may grant other incentives payable in cash or shares of Common Stock under the Restated Plan as it determines to be in the best interests of the Company.

Section 162(m) Performance Awards

The Restated Plan permits the Compensation Committee to grant cash and stock-based performance awards, including restricted stock, restricted stock units, performance shares, performance units and other stock and cash-based awards, which may qualify as “performance-based compensation” that is not subject to the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code. The Compensation Committee will have the discretion to pay compensation that is not qualified “performance-based compensation” and that is not tax deductible.

In order to constitute qualified “performance-based compensation” under Section 162(m) of the Code, in addition to certain other requirements, the relevant amounts must be payable only upon the attainment of pre-established, objective performance goals set by the Compensation Committee and based on shareholder-approved performance criteria. In asking our shareholders to approve the Restated Plan, we are also requesting our shareholders approve the below performance criteria, which will also extend the period during which we may qualify awards granted under the Restated Plan as qualified “performance-based compensation.”

The Restated Plan includes the following performance criteria that may be considered by the Compensation Committee when granting performance-based awards:

•	cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital);
•	earnings or net earnings (in each case either before or after one or more of the following: (1) interest, (2) taxes, (3) depreciation, (4) amortization, and (5) non-cash equity-based compensation expense);

•	earnings or loss per share;
•	gross or net margin;
•	growth in earnings or earnings per share;
•	stock price
•	return on equity or average shareholders’ equity;
•	total shareholder return;
•	return on capital or return on invested capital;
•	return on assets or net assets;
•	return on investment;
•	gross or net sales, growth in sales or return on sales;
•	income or net income (either before or after taxes);
•	adjusted net income;
•	operating income or net operating income;
•	contribution to profit;
•	operating profit or net operating profit;
•	operating margin;
•	return on operating revenue;
•	economic profit (including economic profit margin);
•	market share;
•	overhead or other expense reduction;
•	growth in shareholder value relative to various indices, including but not limited to the S&P 500 Index or S&P 400 mid-cap Index;
•	debt levels or reduction;
•	financing and other capital raising transactions;
•	acquisition activity; and
•	strategic plan development and implementation.

Any performance criteria may be used to measure the performance of the Company as a whole or with respect to any business unit, subsidiary or business segment of the Company, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group, in each case as specified by the Compensation Committee.

The Compensation Committee may appropriately adjust any evaluation of performance under the performance criteria to exclude any of the following extraordinary items: (1) extraordinary, unusual and/or nonrecurring items of gain or loss; (2) items relating to financing activities; (3) items attributable to the business operations of any entity acquired by the Company during the performance period; (4) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (5) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during a performance period; (6) gains or losses on the disposition of a business; (7) changes in tax or accounting regulations or laws; (8) the effects of a merger or acquisition; (9) asset write-downs; (10) litigation or claim judgments or settlements; (11) any accruals for reorganization and restructuring programs; and (12) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30, all of which extraordinary, non-recurring items must be identified in the audited financial statements, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report.

Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an award intended to qualify as “performance-based compensation” thereunder, the Compensation Committee (which will consist solely of two or more “outside directors” as defined in Section 162(m) of the Code if taking action with respect to any such awards) will establish the performance period, the performance goals (which performance goals will be based upon the performance criteria specified above) and the formula for calculating the amount payable under the award no later than the earlier of (1) the date which occurs 90 days after the commencement of the applicable performance period and (2) the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the applicable performance goals remain substantially uncertain. Prior to the payment of any award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee will certify in writing the extent to which any such performance criteria and any other material terms under such award have been satisfied (other than in cases where such criteria relate solely to the increase in value of the Company’s Common Stock). The Compensation Committee may not increase the amount of compensation payable to a covered employee upon the satisfaction of any the performance goals based on the performance criteria set forth above.

Tax Withholding

The Company may specify the terms and conditions on which any award recipient must satisfy any tax obligations occurring under federal, state, local or foreign law, and may withhold issuance of any shares of Common Stock until such terms are met. The value of any shares withheld or surrendered may not exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America); provided, that, such shares shall be rounded up to the nearest whole share of Common Stock to the extent rounding up to the nearest whole share does not result in the liability classification of the applicable award under generally accepted accounting principles in the United States of America.

Transferability of Awards

Generally, no award or interest in an award may be sold, assigned, pledged or transferred by any participant or made subject to attachment or similar proceeding otherwise than by will or by the laws of descent and distribution. During a participant’s lifetime, an award may be exercised only by the participant. However, if permitted by Section 422 of the Code, the Plan Administrator may honor a domestic relations order that requires transfer of an award in connection with a participant’s divorce.

Changes to Capital Structure

In the event a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (1) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or any other company or (2) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Restated Plan and the manner in which shares subject to full value awards will be counted; (ii) the maximum number and kind of securities that may be issued to an individual in any one calendar year; (iii) the maximum number and kind of securities that may be made subject to the different types of awards available under the Restated Plan; and (iv) the number and kind of securities that are subject to any outstanding award and the per share price of such securities, without any change in the aggregate price to be paid therefor.

Change in Control

Unless otherwise provided in an instrument evidencing an option or any other written agreement between a participant and the Company or an affiliate, in the event of a change in control (as defined in the Restated Plan and described below), the Plan Administrator may provide that: (1) each outstanding option will terminate, provided that immediately prior to the effective time of the change in control, the options to be terminated will accelerate and holders of such options will be given an opportunity to exercise such options prior to the effective time of the change in control, at which time the options shall terminate if not exercised; (2) each outstanding option will terminate upon the change in control and the participant will receive, in exchange therefor, a cash payment equal to the amount (if any) by which the acquisition price of the Company’s Common Stock exceeds the exercise price of such option multiplied by the number of shares subject to the option; or (3) each outstanding option will be assumed or substituted by the successor company and the normal vesting schedule will continue to apply to such assumed or substituted options.

Unless otherwise provided in an instrument evidencing a restricted stock or restricted stock unit award or any other written agreement between a participant and the Company or an affiliate, in the event of a change in control (as defined in the Restated Plan and described below), the Plan Administrator may provide that either: (1) the outstanding restricted stock and restricted stock unit awards will continue or be assumed or substituted by the successor company without acceleration, and the terms and conditions of unvested restricted stock or restricted stock units shall continue with respect to shares of the successor company that may be issued in exchange or upon settlement of such awards; (2) each outstanding restricted stock and restricted stock unit award will terminate upon the change in control and the participant will receive, in exchange therefor, a cash payment equal to the acquisition price of the Company’s common stock for the number of shares subject to such award, or (3) if the outstanding restricted stock and restricted stock unit awards are not continued, assumed or substituted by the successor company, then the vesting of such awards shall accelerate immediately prior to the change in control.

In addition, the Plan Administrator will have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company to take such further action as it determines to be necessary or advisable with respect to awards, including, without limitation, establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, awards so as to provide for earlier, later, extended or additional time for exercise, the lifting of restrictions or other modifications. The Plan Administrator may take such actions with respect to all participants, certain categories of participants or only to individual participants. Such actions may be taken before or after awards are granted.

For purposes of the Restated Plan, a change in control generally will be deemed to occur if any of the following events occur: (1) any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding the Company and its subsidiaries and any employee benefit or stock ownership plan of the Company or its subsidiaries and also excluding an underwriter or underwriting syndicate that has acquired the Company’s securities solely in connection with a public offering becomes the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; (2) individuals who, as of the effective date of the Restated Plan, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Incumbent Board (provided that certain individuals who become directors after the effective date of the Restated Plan will be considered to be a member of the Incumbent Board, as set forth in the Restated Plan); (3) consummation by the Company of the sale or other disposition of all or substantially all of the Company’s assets or a reorganization or merger or consolidation of the Company with any other person, entity or corporation (other than certain reorganizations, mergers or consolidations that (x) would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such event or (y) are effected to implement a recapitalization or reincorporation of the Company that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor); or (iv) shareholder approval of the liquidation or dissolution of the Company. If required for compliance with Section 409A of the Code, in no event will a change in control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5).

Plan Amendments and Termination

The Restated Plan may be amended, suspended or terminated by the Board or the Compensation Committee, provided that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval will be obtained for any such amendment. Except as provided under the Restated Plan for certain corporate transactions, the amendment, suspension or termination of the Restated Plan or a portion thereof or the amendment of any outstanding award generally may not, without the participant’s consent, materially adversely affect any rights under any award.

Unless sooner terminated as provided in the Restated Plan, the Restated Plan will terminate on May 2, 2027. No ISOs may be granted under the Restated Plan after the tenth anniversary of the date the Board approved the Restated Plan. Termination of the Restated Plan will not affect any awards then outstanding.

Deferral of Awards

The Plan Administrator may permit or require a participant to defer receipt of the payment of any award. If any such deferral election is permitted or required, the Plan Administrator, in its sole discretion, will establish rules and procedures for such payment deferrals, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits to deferred stock unit equivalents.

Forfeiture and Claw-backs

All awards (including the gross amount of any proceeds, gains or other economic benefit obtained in connection with any award) made under the Restated Plan are subject to recoupment by the Company to the extent required to comply with applicable laws or any policy of the Company providing for the reimbursement of incentive compensation.

Effective Date

The Restated Plan will become effective on May 2, 2017 if this proposal is approved by our shareholders.

Securities Laws

The Restated Plan is intended to conform to all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the SEC thereunder, including, without limitation, Rule 16b-3. The Restated Plan will be administered, and awards will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the Restated Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the Restated Plan. The Restated Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonqualified Stock Options

Generally, there is no taxation upon the grant of a nonqualified stock option if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The Restated Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the participant, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

Dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant subject to withholding, unless the participant made an election under Section 83(b). Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the dividends includible in the participant’s income as compensation. If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered in respect of such restricted stock unit equal to the excess, if any, of the fair market value of the shares of our Common Stock or cash received over any amount paid by the recipient in exchange for the shares of our Common Stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired in respect of restricted stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Dividend Equivalents

Generally, a participant will recognize ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash or the fair market value of the shares of our Common Stock the participant receives. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the dividend equivalents.

Performance Shares and Performance Unit Awards

Participants are not expected to recognize income upon the grant of performance shares or performance unit awards. Generally, the participant will recognize ordinary income subject to withholding at the time of payment, vesting or settlement of the award based on the fair market value of the award on that date. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Other Stock or Cash-Based Awards

Participants are not expected to recognize income upon the grant of another stock or cash-based award. Generally, the participant will recognize ordinary income subject to withholding at the time of payment, vesting or settlement of the award based on the fair market value of the award on that date. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Section 162(m) of the Code

Under Section 162(m) of the Code, in general, income tax deductions of publicly-traded companies may be limited to the extent total compensation for certain executive officers exceeds $1 million in any one taxable year. However, under Section 162(m) of the Code, the deduction limit does not apply to certain “performance-based” compensation established by an independent compensation committee which conforms to certain conditions stated under the Code and related regulations. Stock options and stock appreciation rights granted under the Restated Plan may qualify as “performance-based” compensation under Section 162(m) of the Code. The Restated Plan has been structured with the intent that other awards granted under the Restated Plan may, in the discretion of the Compensation Committee, be structured so as to qualify for the “performance-based” compensation exception to the $1 million annual deductibility limit under Section 162(m) of the Code. However, awards granted under the Restated Plan will be treated as performance-based compensation under Section 162(m) of the Code only if the awards and the procedures associated with them comply with all requirements of Section 162(m) of the Code. There can be no assurance that compensation attributable to awards granted under the Restated Plan will be treated as performance-based compensation under Section 162(m) of the Code and thus be deductible to us.

New Plan Benefits

Awards under the Restated Plan are discretionary and are not subject to set benefits or amounts, and we have not approved any awards that are conditioned on shareholder approval of the Restated Plan. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers, directors or employees under the Plan. For a description of equity awards granted to our named executive officers in 2016, see the “Grants of Plan-Based Awards in Fiscal Year 2016” table located on page 52 of this Proxy Statement.

The following table sets forth, as of December 31, 2016, the number of shares subject to awards granted under the 2004 Plan that remained outstanding as of such date to the named executive officers, all current executive officers as a group, all current directors who are not executive officers as a group and all employees (other than executive officers) as a group.

Name of Individual or Identity of Group	Number of Shares Subject to Options (#)	Number of Shares Subject to Stock Appreciation Rights (#)	Number of Restricted Stock Units Granted (#)	Number of Performance Stock Units Granted (#) (1)
Oliver G. (Chip) Brewer III	497,537	50,000	333,722	459,643

Robert K. Julian	--	--	131,222	57,535
Neil Howie	234,857	--	50,868	70,030

Mark Leposky	87,069	--	50,868	70,030
Brian P. Lynch	12,764	--	41,483	59,293

All Current Executive Officers as a Group (6 persons)	1,212,223	50,000	709,899	853,591
All Current Directors Who are not Executive Officers as a Group (8 persons) (2)	--	--	--	--

All Employees (including Officers who are not Executive Officers) as a Group (1,700 persons)	546,953	--	675,416	452,949

(1) Performance stock units are reported at target performance levels.

(2) Our non-employee directors are eligible for automatic grants of equity awards under the Directors Plan pursuant to our non-employee director compensation program, as described above under “Director Compensation.” No awards have been granted to non-employee directors under the 2004 Plan since the adoption of the Directors Plan.

  Vote Required. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting is required for approval of this proposal.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A

VOTE “FOR” THE AMENDMENT AND RESTATEMENT OF THE CALLAWAY GOLF COMPANY AMENDED AND RESTATED 2004 INCENTIVE PLAN.

PROPOSAL NO. 4 - ADVISORY VOTE TO APPROVE THE

COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE

OFFICERS

Pursuant to Section 14A of the Exchange Act, shareholders of the Company are entitled to cast an advisory vote at the Annual Meeting to approve the compensation of the Company’s NEOs, as disclosed in this Proxy Statement. Under applicable law, the shareholder vote is an advisory vote only and is not binding on the Company, the Board or the Compensation Committee. Although the vote is non-binding, the Compensation Committee and the Board value your opinions and will consider the outcome of the vote in analyzing its compensation philosophy and making future compensation decisions. The Company currently seeks advisory votes on the approval of the compensation of the Company’s NEOs on an annual basis.

As described more fully in the “Executive Officer Compensation—Compensation Discussion and Analysis” section and in the compensation tables in the “2016 Compensation Tables” section, the Company’s NEOs are compensated in a manner consistent with its business strategy, competitive practice, guiding principles for executive compensation, and shareholder interests and concerns. The Company’s executive compensation program is designed to attract, retain, motivate and appropriately reward its executive officers and to align the interests of the executive officers with those of the Company’s shareholders by incentivizing the executive officers to operate the Company in a manner that creates shareholder value.

The Company has several compensation governance programs in place to manage compensation risk and align the Company’s executive compensation with long-term shareholder interests. These programs include:

•	stock ownership guidelines;

•	a compensation committee comprised entirely of independent directors and an independent compensation consultant; and

•	clawback provisions contained in the employment agreements of the Company’s NEOs who are U.S. citizens.

Shareholders are encouraged to read the Compensation Discussion and Analysis and other sections of this Proxy Statement, which include a detailed discussion of the Company’s compensation practices. The Compensation Committee and the Board believe that the Company’s compensation policies, procedures and amounts are effective in implementing its compensation philosophy and in achieving its goals. This advisory shareholder vote, commonly known as “Say-on-Pay,” gives shareholders the opportunity to approve or not approve the Company’s executive compensation program and policies by voting on the following resolution:

“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

  Vote Required. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting is required for approval of this proposal.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ADVISORY

VOTE “FOR” THE RESOLUTION TO APPROVE THE COMPENSATION OF THE

COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 5 - ADVISORY VOTE TO APPROVE THE

FREQUENCY OF FUTURE SHAREHOLDER VOTES TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE

OFFICERS

Pursuant to Section 14A of the Exchange Act, the Company’s shareholders are being given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently the Company should seek future advisory votes to approve the compensation of the Company’s NEOs. The Company is asking shareholders whether the advisory vote on executive compensation should occur once every year, every two years or every three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

After considering this agenda item, the Board has determined that an annual advisory vote on executive compensation is the most appropriate alternative for the Company at this time. The Board’s determination was influenced in part by the fact that it believes that the current best corporate practices and governance trends favor an annual advisory vote and in part by the fact that a portion of the compensation of the Company’s named executive officers is evaluated, adjusted and approved on an annual basis. As part of the annual review process, the Board believes that shareholder sentiment should be a factor that is taken into consideration by the Board and the Compensation Committee in making decisions with respect to executive compensation. By providing an advisory vote on executive compensation on an annual basis, the Company’s shareholders will be able to provide the Company with direct input on its compensation philosophy, policies and practices as disclosed in the proxy statement every year. However, shareholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of the Company’s executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change the Company’s executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of shareholders.

The Company recognizes that the shareholders may have different views as to what is an appropriate frequency for advisory votes on executive compensation, and the Company will carefully review the voting results on this proposal. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years, or abstain. Shareholders are not voting to approve or disapprove the Board’s recommendation. Pursuant to Section 14A of the Exchange Act, this advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote on this proposal, the Board may in the future decide to conduct advisory votes on a less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

Vote Required. Assuming a quorum is present, this proposal shall be determined by the affirmative vote of the holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting. With respect to this item, if none of the frequency alternatives (one year, two years or three years) receives a majority vote, the Company will consider the frequency that receives the highest number of votes by shareholders to be the frequency that has been selected by shareholders.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE TO HOLD AN ADVISORY VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS “EVERY YEAR.”

BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES

The following table sets forth information regarding the beneficial ownership of the Common Stock as of February 21, 2017 (the “Table Date”) by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each of the NEOs and (iv) all directors and executive officers of the Company as a group. As of the Table Date, there were 94,224,706 shares of Common Stock issued and outstanding.

	Shares Beneficially Owned
Name and Address of Beneficial Owner (1)	Number	Percent
BlackRock, Inc. (2)	10,661,462	11.31%
55 East 52nd Street
New York, New York 10055

The Vanguard Group (3)	5,442,777	5.78%
100 Vanguard Boulevard
Malvern, PA 19355
Dimensional Fund Advisors LP (4)	5,407,802	5.74%
Building One
6300 Bee Cave Road
Austin, Texas 78746

Samuel H. Armacost (5)(6)	69,978	*
Ronald S. Beard (5)(7)	67,783	*

Oliver G. Brewer III (8)(9)	920,820	*
John C. Cushman, III (5)(10)	62,483	*
Neil Howie (9)(11)	287,642	*
Robert K. Julian (9)	3,374	*
Mark F. Leposky (9)(12)	187,103	*
John F. Lundgren (5)	43,218	*
Brian P. Lynch (9)(13)	43,137	*
Adebayo O. Ogunlesi (5)	40,844	*
Richard L. Rosenfield (5)(14)	78,383	*
Linda B. Segre (5)	8,277	*
Anthony S. Thornley (5)	57,290	*
All directors and executive officers as a group (16 persons) (15)	2,440,559	*

*	Less than one percent

(1)

Except as otherwise indicated, the address for all persons shown in this table is c/o Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, to the knowledge of the Company each of the persons shown in this table has sole voting and investment power with respect to the shares shown as beneficially owned by that shareholder. In computing the number and percentage of shares beneficially owned by each person, the table includes any shares that could be acquired within 60 days of the Table Date through the exercise of options (irrespective of the price at which the Common Stock is trading on the NYSE) and the vesting of RSUs and PRSUs. These shares, however, are not counted in computing the percentage ownership of any other person. Consequently, included in the number and percentage of shares beneficially owned are shares issuable upon the exercise of options with exercise prices above the trading price of the Common Stock as of the Table Date.

(2)	Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 12, 2017. This schedule reported that BlackRock, Inc. has sole voting power with respect to 10,458,016 shares and sole dispositive power with respect to 10,661,462 shares.

(3)	Based on a Schedule 13G filed by The Vanguard Group (“Vanguard”) with the Securities and Exchange Commission on February 10, 2017. This schedule reported that Vanguard has sole power to vote with respect to 139,268 shares, shared power to vote with respect to 19,558 shares, sole power to dispose of or to direct disposition of 5,288,593 shares and shared power to dispose of or to direct the disposition of 154,184 shares. The Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 134,626 shares, or 0.14%, of the Common Stock outstanding of the Company as a result of its serving as investment manager of collective trust accounts. The Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 24,200 shares, or 0.02%, of the Common Stock outstanding of the Company as a result of its serving as investment manager of Australian investment offerings.

(4)	Based on a Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 9, 2017. This schedule reported that Dimensional Fund Advisors LP has sole voting power with respect to 5,141,472 shares and sole dispositive power with respect to 5,407,802 shares. This schedule also reported that Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries possess voting and/or investment power over the shares owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds.

(5)	The number and percentage of shares beneficially owned excludes 5,438 shares subject to RSUs held by the applicable individual that are not scheduled to vest within 60 days of the Table Date. For additional information concerning the vesting of these RSUs, see “Board of Directors and Corporate Governance—Director Compensation in Fiscal Year 2016.”

(6)	Mr. Armacost’s shares are held in a family trust with his wife and they share voting and investment power with respect to such shares.

(7)	17,500 of Mr. Beard’s shares are held by Mr. Beard and his spouse in a trust and they share voting and investment power with respect to such shares.

(8)	Includes 497,537 shares issuable upon exercise of options. Mr. Brewer shares voting power with his spouse with respect to 20,000 shares.

(9)	The number and percentage of shares beneficially owned excludes the number of shares which are subject to RSUs and PRSUs held by the applicable individual that are not scheduled to vest within 60 days of the Table Date. For additional information concerning the vesting of the RSUs and PRSUs that were granted in 2016 and earlier, see “2016 Compensation Tables—Outstanding Equity Awards at Fiscal Year-End 2016.” In 2017, RSUs and PRSUs were granted to the individuals and in the numbers set forth in the table below:

	# of Shares Subject to (a)
Name	RSUs	PRSUs (target)
Mr. Brewer	119,469	146,018
Mr. Julian	19,912	24,336
Messrs. Howie, Leposky(b) and Lynch	13,938	17,035

(a)	One-third of the number of shares subject to the RSUs granted in 2017 vest, subject to continued employment through the applicable vesting date, on each of February 6, 2018, February 6, 2019 and February 6, 2020. The PRSUs granted in 2017 vest after three years, subject to continued employment, based on currency neutral adjusted EPS achievement over a three-year performance period beginning January 1, 2017 and ending December 31, 2019 with the opportunity to bank a limited portion of the award based upon interim year performance.

(b)	Mr. Leposky received 44,248 additional RSUs which will vest 50% on February 6, 2020 and the remaining 50% on February 6, 2021.

(10)	Mr. Cushman’s shares are held in a family trust with his wife and they share voting and investment power with respect to such shares.

(11)	Includes 217,558 shares issuable upon exercise of options.

(12)	Includes 87,069 shares issuable upon exercise of options.

(13)	Includes 6,277 shares issuable upon exercise of options.

(14)	Includes 8,000 shares held in a trust for the benefit of Mr. Rosenfield’s children and 50 shares held by Mr. Rosenfield’s spouse.

(15)	Includes 1,162,488 shares issuable upon exercise of options held, in the aggregate, by individual directors and executive officers.

TRANSACTIONS WITH RELATED PERSONS

It is the written policy of the Board that Company transactions in which any executive officer or director of the Company, or their immediate family members, have a material interest must be on terms which are just and reasonable to the Company. To ensure the terms are just and reasonable, all transactions in excess of $120,000 must be reviewed and approved by the Nominating and Corporate Governance Committee, except that if the transaction is less than $1.0 million, only the Chair of the Nominating and Corporate Governance Committee needs to approve such transaction. In determining whether to approve such a transaction, the Nominating and Corporate Governance Committee, or the Chair, as appropriate, considers, among other things, whether the proposed transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Board has also determined that certain transactions are pre-approved and do not require review by the Nominating and Corporate Governance Committee. These include (i) compensation of the executive officers and Board members, (ii) a transaction with another entity in which the interested director or executive officer has an indirect interest in the transaction solely as a result of being a director or less than 10% beneficial owner of such other entity, and (iii) transactions with another corporation or charitable organization if the director’s or executive officer’s only interest is as a director or as a non-executive officer employee of the other corporation or organization and the amount involved does not exceed the greater of $1.0 million or 2% of the revenues of such other corporation or organization.

Alan Hocknell is the Senior Vice President of Research and Development and is an executive officer of the Company. One of the Company’s other employees in its Research and Development department became Mr. Hocknell’s brother-in-law subsequent to joining the Company. His compensation is monitored by the Company’s Human Resources department and is set based upon market rates. Mr. Hocknell’s brother-in-law is not an officer of the Company. His total compensation in 2016, while not material to the Company, exceeded the threshold for disclosure under Item 404(a) of Regulation S-K but is less than $200,000 in the aggregate.

NO INCORPORATION BY REFERENCE

In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that the Company is referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this Proxy Statement are not incorporated by reference into any other filings with the SEC, except to the extent they are specifically incorporated by reference into a filing. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, Section 16 officers, and greater than 10% beneficial owners to file initial reports of ownership (on Form 3) and periodic reports of changes in ownership (on Forms 4 and 5) of Company securities with the SEC. Based solely on its review of copies of such forms (and any amendments to such forms) and such written representations regarding compliance with such filing requirements as were received from its directors, executive officers and greater than 10% beneficial owners (if any), the Company believes that all such Section 16(a) reports were filed on a timely basis during 2016.

ANNUAL REPORT

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2016, AS FILED WITH THE SEC, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST TO THE COMPANY AT CALLAWAY GOLF COMPANY, ATTENTION: INVESTOR RELATIONS, 2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA 92008. THE COMPANY MAKES AVAILABLE FREE OF CHARGE ON ITS WEBSITE ALL OF ITS FILINGS THAT ARE MADE ELECTRONICALLY WITH THE SEC, INCLUDING FORMS 10-K, 10-Q AND 8-K. THESE MATERIALS CAN BE FOUND AT WWW.CALLAWAYGOLF.COM IN THE “INVESTOR RELATIONS” SECTION.

SHAREHOLDER PROPOSALS

If a shareholder desires to nominate someone for election to the Board at, or to bring any other business before, the 2018 annual meeting of shareholders, then such shareholder must comply with the procedures set forth in Article II of the Company’s Bylaws in addition to any other applicable requirements and must give timely written notice of the matter to the Company’s Corporate Secretary. To be timely, written notice must be delivered to the Company’s Corporate Secretary at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of this year’s Annual Meeting (i.e., the 2017 Annual Meeting of Shareholders), provided, however, that in the event that the date of the 2018 annual meeting is more than 30 days before or more than 60 days after such anniversary date, then such notice to be timely must be delivered to the Company’s Corporate Secretary not more than 120 days prior to the 2018 annual meeting and not less than the later of (i) 90 days prior to such annual meeting or (ii) 10 days following the date of the first public announcement of the scheduled date of the 2018 annual meeting. As a result, in the event the 2018 annual meeting is not held more than 30 days before nor more than 60 days after the first anniversary of this year’s Annual Meeting, notice of nominations or other business submitted pursuant to the Company’s Bylaws must be received by the Company’s Corporate Secretary no later than the close of business on February 1, 2018 and no earlier than January 2, 2018. Any such notice must include all of the information specified in the Company’s Bylaws.

If a shareholder desires to have a proposal included in the Company’s proxy statement and proxy card for the 2018 annual meeting of shareholders pursuant to Rule 14a-8 promulgated under the Exchange Act, then the Company must receive notice of such proposal in writing at the Company’s principal executive offices in Carlsbad, California no later than November 23, 2017. However, if the date of the 2018 annual meeting of shareholders is more than 30 days before or after the first anniversary of this year’s Annual Meeting, then such notice must be received by the Company’s Corporate Secretary a reasonable time before the Company begins to print and mail its proxy materials for the 2018 annual meeting. Such proposals must comply with the other applicable requirements promulgated by the SEC in Rule 14a-8 of the Exchange Act.

OTHER MATTERS

Other than the proposals described in this Proxy Statement, the Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matter properly comes before the shareholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote upon such matters in accordance with the Board’s recommendation.

Each shareholder is urged to vote via the Internet, by telephone or return a proxy as soon as possible. Any questions should be addressed to Callaway Golf Company, Attention: Investor Relations, at 2180 Rutherford Road, Carlsbad, California 92008, telephone (760) 931-1771.

By Order of the Board of Directors,

Carlsbad, California	Brian P. Lynch
March 15, 2017	Corporate Secretary

APPENDIX A -- NON-GAAP INFORMATION AND RECONCILIATION

CALLAWAY GOLF COMPANY

Supplemental Financial Information and Non-GAAP Reconciliation

(Unaudited)

(In thousands)

	Year Ended December 31,
	2016 As Reported	2016 Release of Tax VA (1)	2016 U.S. Tax Adjustment (2)	2016 Non- GAAP(3)	2015 As Reported
Net sales	$871,192	$—	$—	$871,192	$843,794
Gross profit	385,011	—	—	385,011	357,633
% of sales	44.2%	—	—	44.2%	42.4%
Operating expenses	340,843	—	—	340,843	330,690

Income (loss) from operations	44,168	—	—	44,168	26,943
Other income (expense), net	14,225	—	—	14,225	(6,880)

Income (loss) before income taxes	58,393	—	—	58,393	20,063
Income tax provision (benefit)	(132,561)	(156,588)	15,974	8,053	5,495

Net income (loss)	190,954	156,588	(15,974)	50,340	14,568
Less: Net income attributable to non-controlling interests	1,054	—	—	1,054	—

Net income (loss) attributable to Callaway Golf Company	$189,900	$156,588	$(15,974)	$49,286	$14,568

Diluted earnings (loss) per share:	$1.98	1.63	(0.16)	$0.51	$0.17
Weighted-average shares outstanding:	95,845	95,845	95,845	95,845	84,611

(1)  Non-cash tax benefit due to the reversal of a significant portion of the Company’s deferred tax valuation allowance.

(2)  Additional U.S. tax provision recorded during the period due to the reversal of the Company’s deferred tax valuation allowance.

(3)  The 2016 Non-GAAP results for the year ended December 31, 2016 include a $17.7 million ($0.18 per share) pre-tax gain on the sale of a small portion of the Company’s investment in Topgolf.

	2016 Trailing Twelve Month Adjusted EBITDA					2015 Trailing Twelve Month Adjusted EBITDA
	Quarter Ended					Quarter Ended
	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016	Total	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	Total
Net income (loss)	$38,390	$34,105	$(5,866)	$123,271	$189,900	$35,819	$12,818	$(3,617)	$(30,452)	$14,568
Interest expense, net	621	347	431	348	1,747	2,021	1,936	3,520	868	8,345
Income tax provision (benefit)	1,401	1,937	1,294	(137,193)	(132,561)	1,638	1,817	1,547	493	5,495
Depreciation and amortization expense	4,157	4,180	4,204	4,045	16,586	4,703	4,454	4,193	4,029	17,379

EBITDA	$44,569	$40,569	$63	$(9,529)	$75,672	$44,181	$21,025	$5,643	$(25,062)	$45,787

Gain on sale of Topgolf investments	—	17,662	—	—	17,662	—	—	—	—	—

Adjusted EBITDA	$44,569	$22,907	$63	$(9,529)	$58,010	$44,181	$21,025	$5,643	$(25,062)	$45,787

A-1

CALLAWAY GOLF COMPANY

Adjusted Earnings Per Share Currency Neutral Reconciliation

(Unaudited)

(In thousands)

Year Ended December 31,
2016
Earnings per share, as reported	$1.98
Less: Impact of valuation allowance (1)	(1.47)
Less: Topgolf Gain (2)	(0.18)
Less: Foreign currency gains and hedging offsets (3)	(0.04)

Adjusted net income	$0.29

(1)	Non-cash tax benefit due to the reversal of a significant portion of the Company’s deferred tax valuation allowance, combined with the additional U.S. tax provision recorded during the period due to the reversal of the valuation allowance.

(2)	Represents a gain on the sale of a small portion of the Company’s Topgolf investment.

(3)	The impact of foreign currency gains and losses was derived by taking the current local currency results and translating them into U.S. dollars based on the Company’s budgeted foreign currency exchange rates for 2016. This calculation includes foreign currency net gains and losses recognized from the Company’s hedging contracts.

A-2

APPENDIX B -- CALLAWAY GOLF COMPANY AMENDED AND RESTATED 2004 INCENTIVE PLAN

APPROVED BY THE BOARD ON MARCH 26, 2004

APPROVED BY THE SHAREHOLDERS ON MAY 25, 2004

AMENDED AND RESTATED BY THE COMPENSATION COMMITTEE OF THE BOARD ON APRIL 18, 2007

APPROVED BY THE SHAREHOLDERS ON JUNE 5, 2007

AMENDED BY THE BOARD ON MARCH 27, 2009

APPROVED BY THE SHAREHOLDERS ON MAY 19, 2009

AMENDED BY THE BOARD ON MARCH 27, 2013

APPROVED BY THE SHAREHOLDERS ON MAY 15, 2013

AMENDED AND RESTATED BY THE BOARD ON MARCH 8, 2017

APPROVED BY THE SHAREHOLDERS ON MAY 2, 2017

SECTION 1. PURPOSES OF THE PLAN

The Callaway Golf Company Amended and Restated 2004 Incentive Plan, as amended (the “Plan”) is established to (a) promote the long-term interests of Callaway Golf Company (the “Company”) and its shareholders by strengthening the Company’s ability to attract, motivate and retain employees, officers, consultants, agents, advisors, independent contractors and other persons who provide valuable services to the Company, (b) encourage such persons to hold an equity interest in the Company and (c) enhance the mutuality of interest between such persons and shareholders in improving the value of the Company’s common stock. The Plan seeks to promote the highest level of performance by providing an economic interest in the long-term performance of the Company.

SECTION 2. DEFINITIONS

As used in the Plan:

“Acquisition Price” means the fair market value of the securities, cash or other property, or any combination thereof, receivable upon consummation of a Change in Control in respect of a share of Common Stock.

“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, dividend equivalent, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time under the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” means the following and shall be deemed to occur if any of the following events occurs:

(a)        Any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding the Company and its subsidiaries and any employee benefit or stock ownership plan of the Company or its subsidiaries and also excluding an underwriter or underwriting syndicate that has acquired the Company’s securities solely in connection with a public offering thereof (such person, entity or group being referred to herein as a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(b)        Individuals who, as of the Effective Date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any individual who becomes a director after the Effective Date hereof whose election, or nomination for election by the Company’s shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any Person having the power to exercise, through beneficial ownership, voting agreement and/or proxy, 20% or more of either the outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual’s election or nomination for election by the Company’s shareholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

(c)        Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company’s assets or a reorganization or merger or consolidation of the Company with any other person, entity or corporation, other than:

(i)        a reorganization or merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 50% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation), or

(ii)        a reorganization or merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

(d)        Approval by the shareholders of the Company or an order by a court of competent jurisdiction of a plan of liquidation or dissolution of the Company.

If required for purposes of compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A and the regulations thereunder.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, including any applicable regulations and guidance thereunder.

“Committee” has the meaning set forth in Section 3.1.

“Common Stock” means the common stock, $0.01 par value, of the Company.

“Company” means Callaway Golf Company, a Delaware corporation.

“Covered Employee” means a “covered employee” as that term is defined in Section 162(m)(3) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Extraordinary Items” means (a) extraordinary, unusual and/or nonrecurring items of gain or loss; (b) items relating to financing activities; (c) items attributable to the business operations of any entity acquired by the Company during the performance period; (d) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (e) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during a performance period; (f) gains or losses on the disposition of a business; (g) changes in tax or accounting regulations or laws; (h) the effects of a merger or acquisition; (i) asset write-downs; (j) litigation or claim judgments or settlements; (k) any accruals for reorganization and restructuring programs; and (l) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30, all of which extraordinary non-recurring items must be identified in the audited financial statements, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report.

“Fair Market Value” means, as of any given date, the closing price for the Common Stock on the New York Stock Exchange during regular session trading for a single trading day as reported for such day in The Wall Street Journal or other reliable source. If no reported price for the Common Stock exists for the applicable trading day, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value for such date of determination.

“Full Value Award” means any Award that is settled in shares of Common Stock other than (a) an Option, (b) a Stock Appreciation Right or (c) any other Award for which the Participant pays the instrinsic value existing as of the date of grant (whether directly or by foregoing a right to receive a payment from the Company or any Related Company).

“Incentive Stock Option” means an Option granted under the Plan that is intended to be, and that qualifies as, an “incentive stock option” as that term is defined in Section 422 of the Code or any successor provision.

“Nonqualified Stock Option” means an Option granted under the Plan that does not qualify as an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7.

“Participant” means any eligible person set forth in Section 5 to whom an Award is granted.

“Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

“Performance Criteria” has the meaning set forth in Section 11.1.

“Performance Share” has the meaning set forth in Section 10.1.

“Performance Unit” has the meaning set forth in Section 10.2.

“Plan” means this Callaway Golf Company Amended and Restated 2004 Incentive Plan, as amended from time to time.

“Related Company” means (a) any entity that directly or indirectly controls, or is controlled by, or is under common control with, the Company or (b) any entity in which the Company has a significant equity interest, as determined by the Committee.

“Restatement Effective Date” has the meaning set forth in Section 18.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Committee.

“Restricted Stock Unit” means an Award granted under Section 9 denominated in units of Common Stock.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” has the meaning set forth in Section 8.1.

“Successor Company” means the surviving company, the successor company or its parent, as applicable, in connection with a Change in Control.

“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, disability or retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Committee, whose determinations shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between Related Companies, or between the Company and any Related Company, shall not be considered a Termination of Service for purposes of an Award. Unless the Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.

SECTION 3. ADMINISTRATION

3.1	Administration of the Plan

The Plan shall be administered by the Compensation and Management Succession Committee of the Board, or any successor thereto (the “Committee”). The Committee shall have full power and authority, subject to such resolutions not inconsistent with the provisions of the Plan or applicable law as may from time to time be adopted by the Board, to (a) interpret and administer the Plan and any instrument or agreement entered into under the Plan, (b) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, and (c) make any determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding. Notwithstanding the foregoing, the Board or the Committee may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board or the Committee deems appropriate. Members of any such committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. Furthermore, to the extent consistent with applicable law, the Board or the Committee may delegate to one or more senior executive officers of the Company the authority to grant Awards to designated classes of eligible persons, within limits specifically prescribed by the Board or the Committee, as applicable; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to the reporting requirements of Section 16 of the Exchange Act. For purposes of any Award intended to qualify as Performance-Based Compensation, the Committee shall consist solely of two (2) or more “outside directors” as defined in Section 162(m) of the Code. All references in the Plan to the “Committee” shall be, as applicable, to the Committee or any other committee or officer to whom the Board or the Committee has delegated authority to administer the Plan. Additionally, to the extent required by applicable law, each of the individuals constituting the “Committee” shall be an “independent director” under the rules of any securities exchange on which the shares of Common Stock are listed, quoted or traded.

3.2	Administration and Interpretation by Committee

Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or the Committee to (a) select the eligible persons as set forth in Section 5 to whom Awards may from time to time be granted under the Plan; (b) determine the type or types of Award to be granted to each Participant under the Plan; (c) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (d) determine the terms and conditions of any Award granted under the Plan; (e) approve the forms of agreements for use under the Plan; (f) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (g) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (h) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (i) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (j) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any person eligible to receive an Award hereunder.

SECTION 4. STOCK SUBJECT TO THE PLAN

4.1	Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15, the maximum number of shares of Common Stock available for issuance under the Plan shall be 33,000,000 shares (such number consisting of (i) 8,000,000 shares approved by the shareholders for issuance under the Plan on May 25, 2004; (ii) an additional 4,250,000 shares approved by shareholders for issuance under the Plan on June 5, 2007, (iii) an additional 5,250,000 shares approved by shareholders at the annual meeting of shareholders of the Company on May 19, 2009, (iv) an additional 6,500,000 shares approved by shareholders at the annual meeting of shareholders of the Company on May 15, 2013, and (v) an additional 9,000,000 new shares to be approved by shareholders at the annual meeting of shareholders of the Company scheduled to be held on May 2, 2017 as part of the approval of the amendment and restatement of the Plan) (the “Share Limit”). The number of shares authorized for issuance under the Plan shall be decreased by 2.0 shares for each share issued on or after May 19, 2009 pursuant to Full Value Awards. For shares issued prior to May 19, 2009, the number of shares authorized for issuance under this Plan shall be decreased by 2.5 shares for each share issued with respect to Full Value Awards.

4.2	Share Usage

(a)        Shares of Common Stock covered by an Award shall be counted as used at the time the Award is granted to a Participant. If any Award lapses, expires, terminates or is canceled (in whole or in part), the shares subject to such Award shall, to the extent of such lapsing, expiration, termination or cancellation, again be available for issuance under the Plan and shall be added back to the Share Limit in the same number of shares as were debited from the Share Limit in respect of the grant of such Award (as may be adjusted in accordance with Section 15 hereof). Any shares subject to an Award that are forfeited by a Participant or repurchased by the Company at a price no greater than the price paid by the Participant so that such shares are returned to the Company will again be available for issuance under the Plan and shall be added back to the Share Limit in the same number of shares as were debited from the Share Limit in respect of the grant of such Award (as may be adjusted in accordance with Section 15 hereof). Shares tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to a Full Value Award will again be available for issuance under the Plan and shall be added back to the Share Limit in the same number of shares as were debited from the Share Limit in respect of the grant of such Award (as may be adjusted in accordance with Section 15 hereof); provided, however, that, notwithstanding the foregoing, in the event shares subject to a Full Value Award are tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation at a tax withholding rate in excess of the minimum tax withholding obligation, such shares tendered or withheld to satisfy the tax withholding at a rate in excess of the minimum tax withholding obligation shall not be added back to the Share Limit and shall continue to be counted against the Share Limit with respect to the same number of shares as were debited from the Share Limit at the time the Full Value Award was granted (as may be adjusted in accordance with Section 15 hereof). Notwithstanding anything to the contrary contained herein, the following shares shall not be added back to the Share Limit and will not be available for future grants of Awards: (i) shares of Common Stock subject to an Option or Stock Appreciation Right that are not delivered to a Participant because the Option or Stock Appreciation Right is exercised through a reduction of shares of Common Stock subject to such Award (i.e., “net exercised”) (including an appreciation distribution in respect of a Stock Appreciation Right that is paid in shares of Common Stock); (ii) shares of Common Stock subject to an Option or Stock Appreciation Right that are not delivered to a Participant because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of an Option or Stock Appreciation Right; (iii) shares of Common Stock that are tendered to the Company (either by actual delivery or attestation) to pay the exercise price of any Option or in satisfaction of the withholding of taxes incurred in connection with the exercise of any Option or Stock Appreciation Right; or (iv) shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options. The following items shall not be counted against the total number of shares available for issuance under the Plan: (x) the payment in cash of dividends or dividend equivalents; and (y) any Award that is settled in cash rather than by issuance of Common Stock. All shares issued under the Plan may be either authorized and unissued shares, issued shares reacquired by the Company or treasury shares, or shares held in trust for issuance under the Plan.

(b)        The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c)        Notwithstanding the foregoing, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1(a), subject to adjustment as provided in Section 15; and provided, further, that for purposes of Section 4.3, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code. Notwithstanding the provisions of this Section 4.2, no shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

4.3	Limitations

Notwithstanding any provision in the Plan to the contrary, and subject to adjustment as provided in Section 15, (a) the maximum aggregate number of shares of Common Stock with respect to one or more Awards that may be granted to any one person during any calendar year shall be 2,000,000 shares, and (b) the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more Awards initially payable in cash shall be $10,000,000 (together, the “Individual Award Limits”). To the extent required by Section 162(m) of the Code, shares subject to Awards which are canceled shall continue to be counted against the Individual Award Limits.

SECTION 5. ELIGIBILITY

An Award may be granted to any employee or officer of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any director, consultant, agent, advisor, independent contractor or other person who renders or who has rendered bona fide services to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities (a “Consultant”); provided, that no person will be treated as a Consultant under the Plan unless a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

SECTION 6. AWARDS

6.1	Form and Grant of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone, in addition to or in tandem with any other type of Award. The provisions governing Awards need not be the same with respect to each recipient.

6.2	Evidence of Awards

Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and are not inconsistent with the Plan or applicable law.

6.3	Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits to deferred stock unit equivalents. To the extent applicable, any such deferral shall either comply with, or be exempt from, the requirements of Section 409A of the Code.

SECTION 7. OPTIONS

7.1	Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options. Options shall vest and be fully exercisable as may be determined by the Committee;

provided, that in no event shall Options vest and be fully exercisable at any time earlier than one year from the grant date except as may be specifically provided as a result of acceleration upon a Change in Control, Termination of Service or other event providing for accelerated vesting.

7.2	Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Committee, but shall not be less than the Fair Market Value of the Common Stock on the grant date, except in the case of substitute awards issued by the Company in connection with an acquisition or other corporate transaction. In addition, if an Incentive Stock Option is granted to any Participant who owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of the stock of the Company or any Related Company (a “Ten Percent Holder”), the exercise price for shares purchased under such Incentive Stock Option shall be no less than 110% of the Fair Market Value of the Common Stock on the grant date.

7.3	Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be as established for that Option by the Committee but in no event shall any Option be exercisable more than ten (10) years after the grant date (or five (5) years after the grant date for any Incentive Stock Options granted to Ten Percent Holder).

7.4	Exercise of Options

Subject to Section 7.1, the Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time. To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to the Company or its designee of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5	Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased, together with any amounts required to be withheld for tax purposes under Section 13 of this Plan. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may, in the discretion of the Committee, include:

(a)        cash;

(b)        check or wire transfer;

(c)        tendering (either actually or by attestation) shares of Common Stock already owned by the Participant, provided that the shares have been held for the minimum period, if any, required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes or were not acquired from the Company as compensation;

(d)        the withholding by the Company of shares of Common Stock issuable pursuant to the exercise of the Option;

(e)        to the extent permitted by applicable law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale proceeds to pay the Option exercise price; or

(f)        such other consideration as the Committee may permit in its sole discretion.

7.6	Post-Termination Exercises

(a)        The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time.

(b)        A Participant’s change in status from an employee to a consultant, board member, agent, advisor, independent contractor or other person who renders bona fide services to the Company or any Related Company, or a change in status from a consultant, board member, agent, advisor, independent contractor or other person who renders bona fide services to the Company or any Related Company to an employee, shall not be considered a Termination of Service for purposes of this Section 7.

7.7	Incentive Stock Options

The terms of any Incentive Stock Options shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Individuals who are not employees of the Company or one of its parent or subsidiary corporations (as such terms are defined for purposes of Section 422 of the Code) may not be granted Incentive Stock Options. To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000 or, if different, the maximum limitation in effect at the time of grant under the Code (the Fair Market Value being determined as of the grant date for the Option), such portion in excess of $100,000 shall be treated as Nonqualified Stock Options. This provision shall be applied by taking Incentive Stock Options into account in the order in which they were granted. A Participant shall give the Company prompt written or electronic notice of any disposition of shares acquired by exercise of an Incentive Stock Option which occurs within (a) two (2) years after the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) of such Option to such Participant, or (b) one (1) year after the date of transfer of such shares to such Participant.

SECTION 8. STOCK APPRECIATION RIGHTS

8.1	Grant of Stock Appreciation Rights

The Committee may grant stock appreciation rights (“Stock Appreciation Rights” or “SARs”) to Participants at any time. Subject to the other provisions of this Section 8, SARs shall generally be subject to the same terms and conditions that are applicable to Options pursuant to Section 7 of the Plan. The grant price of a SAR shall be equal to the Fair Market Value of the Common Stock for the grant date. A SAR may be exercised upon such terms and conditions and for the term as the Committee may determine, in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the term of a SAR shall be as established for that SAR by the Committee, but in no event shall such term exceed ten (10) years from the grant date.

8.2	Payment of SAR Amount

Upon the exercise of a SAR, a Participant shall, subject to the provisions of Section 13, be entitled to receive payment from the Company in an amount determined by multiplying: (a) the positive difference, if any, between the Fair Market Value of the Common Stock for the date of exercise over the grant price by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon exercise of a SAR may be in cash, in shares of Common Stock of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

SECTION 9. RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DIVIDEND EQUIVALENTS

9.1	Grant of Restricted Stock and Restricted Stock Units

The Committee may grant Restricted Stock and Restricted Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on continuous service with the Company or a Related Company or the achievement of any of the Performance Criteria set forth in Section 11.1), as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

In no event shall an Award of Restricted Stock or Restricted Stock Units payable in shares vest sooner than one year after the grant date, except that an Award of Restricted Stock or Restricted Stock Units that vests based solely on continued status as an employee or other status requiring continued services to the Company shall not vest in full sooner than three (3) years after the grant date. Notwithstanding the foregoing, the Committee may accelerate the vesting of any Award of Restricted Stock or Restricted Stock Units in the event of a Participant’s Termination of Service, a Change in Control or other event providing for accelerated vesting.

9.2	Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Restricted Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Restricted Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant and (b) Restricted Stock Units shall be paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as the Committee shall determine in its sole discretion.

9.3	Dividends and Distributions

Participants holding Awards may, if the Committee so determines, be credited with dividends paid with respect to the underlying shares or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. Such Dividend Equivalents shall be converted to cash or additional shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Committee. Notwithstanding anything herein to the contrary, in no event will dividends or dividend equivalents be paid during the vesting period with respect to unearned Awards. Dividends or dividend equivalents accrued on such shares or with respect to Awards shall become payable no earlier than the date the underlying Award vests. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Restricted Stock Units. Notwithstanding the foregoing, no dividend equivalents shall be payable with respect to Options or Stock Appreciation Rights.

9.4	Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Restricted Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 10. PERFORMANCE SHARES AND PERFORMANCE UNITS

10.1	Grant of Performance Shares

The Committee may grant Awards of performance shares (“Performance Shares”) and designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares, the length of the performance period and the other terms and conditions of each such Award. Each Award of Performance Shares shall, subject to the provisions of Section 13, entitle the Participant to a payment in the form of shares of Common Stock upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding satisfaction of any performance goals, the number of shares issued under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine, in its sole discretion. The Committee, in its discretion, may make a cash payment equal to the Fair Market Value of the Common Stock otherwise required to be issued to a Participant pursuant to an Award of Performance Shares. The Committee shall have the authority to determine whether such Performance Shares shall be Performance-Based Compensation. Any such Performance Shares paid to a Participant which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Section 11 hereof.

10.2	Grant of Performance Units

The Committee may grant Awards of performance units (“Performance Units”) and designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall, subject to the provisions of Section 13, entitle the Participant to a payment in cash or shares of Common Stock upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding the satisfaction of any performance goals, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine, in its sole discretion. The Committee, in its discretion, may substitute actual shares of Common Stock for the cash payment otherwise required to be made to a Participant pursuant to Performance Unit. The Committee shall have the authority to determine whether such Performance Units shall be Performance-Based Compensation. Any such Performance Units paid to a Participant which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Section 11 hereof.

SECTION 11. PERFORMANCE-BASED COMPENSATION

11.1	Performance-Based Compensation Generally

The Committee, in its sole discretion, may determine whether any Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant an Award that is intended to qualify as Performance-Based Compensation, then the provisions of this Section 11 shall control over any contrary provision contained in the Plan or any applicable Program. The Committee may in its sole discretion grant Awards to Participants that are based on Performance Criteria or performance goals but that do not satisfy the requirements of this Section 11 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Committee at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of applicable accounting standards.

11.2	Awards Subject to Performance Goals

Awards granted under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code. For purposes of the Plan, such business criteria shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination: (a) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital); (b) earnings or net earnings (in each case either before or after one or more of the following: (1) interest, (2) taxes, (3) depreciation, (4) amortization, and (5) non-cash equity-based compensation expense); (c) gross or net margin; (d) earnings or loss per share; (e) growth in earnings or earnings per share; (f) stock price; (g) return on equity or average shareholders’ equity; (h) total shareholder return; (i) return on capital or return on invested capital; (j) return on assets or net assets; (k) return on investment; (l) gross or net sales, growth in sales or return on sales; (m) income or net income (either before or after taxes); (n) adjusted net income; (o) operating income or net operating income; (p) contribution to profit; (q) operating profit or net operating profit; (r) operating margin; (s) return on operating revenue; (t) economic profit (including economic profit margin); (u) market share; (v) overhead or other expense reduction; (w) growth in shareholder value relative to various indices, including but not limited to the S&P 500 Index or S&P 400 mid-cap Index; (x) debt levels or reduction; (y) financing and other capital raising transactions; (z) acquisition activity; and (aa) strategic plan development and implementation (collectively, the “Performance Criteria”).

11.2	Use and Calculation of Performance Criteria

Any Performance Criteria may be used to measure the performance of the Company as a whole or with respect to any business unit, subsidiary or business segment of the Company, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group, in each case as specified by the Committee in the Award. The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made in any evaluation of performance under the Performance Criteria. Such adjustments may include, but are not limited to, any Extraordinary Items. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as Performance-Based Compensation, the Committee will establish, in writing, the performance goals (which performance goals shall be based upon the

Performance Criteria set forth in Section 11.1 above) and the formula for calculating the amount payable under the Award no later than the earlier of (A) the date which occurs ninety (90) days after the commencement of the applicable performance period, and (B) the date on which twenty-five percent (25%) of the performance period has elapsed, and in any event at a time when the achievement of the applicable performance goals remain substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as Performance-Based Compensation, the Committee shall certify in writing the extent to which any such Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Company’s Common Stock). In determining the amount earned under such Awards, the Committee shall (i) unless otherwise provided in an Award agreement, have the right to reduce or eliminate the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the performance period, but (ii) in no event shall the Committee have the right to increase the amount payable pursuant to an Award intended to qualify as Performance-Based Compensation for any reason over the amount that would otherwise be due based on the established terms of the Award.

11.3	Payment of Performance-Based Compensation

Unless otherwise provided in the applicable Award agreement, a Participant shall be eligible to receive payment pursuant to an Award intended to be Performance-Based Compensation for a performance period only if and to the extent the performance goals established by the Committee for such Performance Period are achieved.

11.4	Additional Limitations

Notwithstanding any other provision of the Plan and except as otherwise determined by the Committee, any Award which is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations imposed by Section 162(m) of the Code that are requirements for qualification as Performance-Based Compensation, and the Plan, the Award agreement shall be deemed amended to the extent necessary to conform to such requirements.

SECTION 12. OTHER STOCK OR CASH-BASED AWARDS

In addition to the Awards described in Sections 7 through 10, and subject to the terms of the Plan, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate. The Committee may grant such other Awards and designate the Participants to whom such Awards are to be awarded and determine the number of shares of Common Stock or the amount of cash payment subject to such Awards and the terms and conditions of each such Award. Such other Awards may, subject to the provisions of Section 13, entitle the Participant to a payment in cash or Common Stock upon the attainment of performance goals or such other terms and conditions specified by the Committee. Notwithstanding the satisfaction of any performance goals, the amount to be paid under such other Award may be adjusted on the basis of such further consideration as the Committee shall determine, in its sole discretion.

SECTION 13. WITHHOLDING

13.1	Payment of Taxes

The Company may require the Participant to pay to the Company the amount of any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

13.2	Form of Payment

The Committee may permit or require a Participant to satisfy all or part of his or her tax withholding obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Restricted Stock) pursuant to the Award, having a Fair Market Value equal to the tax withholding obligations, (d) surrendering a number of shares of Common Stock the Participant already owns, having a Fair Market Value equal to the tax withholding obligations, or (e) entering into such other arrangement as is acceptable to the Committee in its discretion. The value of any shares withheld or surrendered may not exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America) and, to the extent such shares were acquired by the Participant from the Company as compensation, the shares must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes; provided, that, such shares shall be rounded up to the nearest whole share of Common Stock to the extent rounding up to the nearest whole share does not result in the liability classification of the applicable Award under generally accepted accounting principles in the United States of America.

SECTION 14. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by the Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent a Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award; provided, however, that (a) any Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and the instrument evidencing the Award and (b) no Award may be sold or otherwise transferred by the Participant for consideration. Notwithstanding any other provision hereof and to the extent permitted by Section 422 of the Code to the extent applicable, the Committee or its delegate may honor a domestic relations order that requires transfer of an Award in connection with a Participant’s divorce.

SECTION 15. ADJUSTMENTS

15.1	Adjustment of Shares

(a)        In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (i) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or any other company or (ii) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (A) the maximum number and kind of securities available for issuance under the Plan and the manner in which shares subject to Full Value Awards will be counted; (B) the maximum number and kind of securities that may be issued to an individual in any one calendar year as set forth in Section 4.3; (C) the maximum number and kind of securities that may be made subject to the different types of Awards available under the Plan; and (D) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor.

(b)        The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

(c)        Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Change in Control shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.

15.2	Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Options and Restricted Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3	Change in Control

(a)        In the event of a Change in Control, except as otherwise provided in the instrument evidencing an Option or in any other written agreement between a Participant and the Company or a Related Company, the Board of Directors or Committee may provide that (i) each outstanding Option shall terminate; provided, that immediately prior to any such Change in Control, the vesting of all Options held by a Participant shall accelerate and the Participant shall have the right to exercise his or her Options in whole or in part whether or not the vesting requirements set forth in the instrument evidencing the Option have been satisfied; (ii) a Participant’s outstanding Options shall terminate upon consummation of such Change in Control and that each such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (a) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable) exceeds (b) the aggregate exercise price for such Options; or (iii) outstanding Options shall be assumed or that an equivalent option or right shall be substituted by a Successor Company, in which case the amount and price of such assumed or substituted options shall be determined by adjusting the amount and price of the Options in the same proportion as used for determining the number of shares of stock of the Successor Company the holders of shares of Common Stock receive in such Change in Control, and the vesting schedule set forth in the instrument evidencing the Option shall continue to apply to the assumed or substituted options.

(b)        In the event of a Change in Control, except as otherwise provided in the instrument evidencing the Award or in any other written agreement between a Participant and the Company or a Related Company, the Board of Directors or Committee may provide that either: (i) the outstanding Restricted Stock or Restricted Stock Unit Awards will continue, or be assumed or replaced with an equivalent award by a Successor Company, which continuation, assumption or replacement will be binding on the Participant holding such Awards; (ii) the outstanding Restricted Stock or Restricted Stock Unit Awards shall terminate upon consummation of such Change in Control and that each such Participant shall receive, in exchange therefor, a cash payment equal to the Acquisition Price multiplied by the number of shares of Common

Stock subject to such outstanding Awards; or (iii) if the outstanding Restricted Stock or Restricted Stock Unit Awards are not continued, assumed or replaced, then the restrictions on such Awards shall lapse and be removed and the Awards shall be deemed to have vested immediately prior to the Change in Control. If the outstanding Restricted Stock or Restricted Stock Unit Awards are to be assumed or substituted by a Successor Company without acceleration upon the occurrence of a Change in Control, the terms and conditions of the foregoing Awards shall continue with respect to shares of the Successor Company that may be issued in exchange or upon settlement of such Awards, and the number of shares subject to such assumed or substituted restricted stock or restricted stock awards shall be adjusted in the same manner as provided in Section 15.3(a) for Options.

15.4	Further Adjustment of Awards

Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or Change in Control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

15.5	Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.6	No Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

15.7	Limitation on Certain Adjustments

Unless otherwise determined by the Committee, no adjustment or action described in this Section 15 or in any other provision of the Plan shall be authorized to the extent it would (a) with respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, cause such Award to fail to so qualify as Performance-Based Compensation, (b) cause the Plan to violate Section 422(b)(1) of the Code, (c) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (d) cause an Award to fail to be exempt from or comply with Section 409A of the Code.

SECTION 16. AMENDMENT AND TERMINATION

16.1	Amendment, Suspension or Termination of the Plan

(a)        Except as otherwise provided in Section 16.1(b), the Board or the Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be obtained for any amendment to the Plan.

(b)        Notwithstanding Section 16.1(a), the Board or the Committee may not, except as provided in Section 15, take any of the following actions without approval of the Company’s shareholders within twelve (12) months before or after such action: (i) increase the Share Limit imposed in Section 4.1; (ii) increase the Individual Award Limits; or (iii) take any action prohibited under Section 16.4.

16.2	Term of the Plan

(a)        Unless sooner terminated as provided herein, the Plan shall terminate on May 2, 2027. Notwithstanding the foregoing, no Incentive Stock Options may be granted after March 8, 2027.

(b)        After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

16.3	Consent of Participant

Except as provided in Section 15 and Section 17.5, the amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Sections 15.1 through 15.4 shall not require a Participant’s consent.

16.4	Prohibition on Repricing

Subject to Section 15 hereof, neither the Board nor the Committee shall, without the approval of the shareholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying shares. Subject to Section 15 hereof, the Committee shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

SECTION 17. GENERAL

17.1	No Individual Rights

(a)        No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

(b)        Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other service relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or service at any time, with or without Cause.

17.2	Issuance of Shares

(a)        Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

(b)        The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal, state and foreign securities laws. The Company may also require such other action or agreement by the Participants as may from time to time be necessary to comply with applicable securities laws.

(c)        To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

(d)        No fractional shares shall be issued and the Committee, in its sole discretion, shall determine whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

17.3	Indemnification

(a)        Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

(b)        The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify them or hold them harmless.

17.4	No Rights as a Shareholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment agreement, no Option or Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

17.5	Compliance With Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

Unless otherwise expressly provided in an Award agreement, the Plan and any Award granted under the Plan will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted under the Plan exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Committee determines that any Award granted under the Plan is not exempt from and is therefore subject to Section 409A of the Code, the agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an agreement evidencing an Award is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the agreement evidencing such Award. Notwithstanding anything to the contrary in the Plan (unless the Award agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date this six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

17.6	Participants in Other Countries

The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company or any Related Company may operate to ensure the viability of the benefits from Awards granted to Participants employed in such countries, to comply with applicable foreign laws and to meet the objectives of the Plan.

17.7	No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

17.8	Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

17.9	Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

17.10	Choice of Law

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law.

17.11	Claw-Back Provisions

All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares underlying the Award) shall be subject to the applicable provisions of any claw-back policy implemented by the Company, whether implemented prior to or after the grant of such Award, including without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award agreement.

17.11	Paperless Administration

In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response system, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such a system.

SECTION 18. EFFECTIVE DATE

This Callaway Golf Company Amended and Restated 2004 Incentive Plan, as amended and restated by the Board on March 8, 2017, shall become effective on the date on which it is approved by the Company’s shareholders (the “Restatement Effective Date”). This Plan constitutes an amendment and restatement of the Callaway Golf Company Amended and Restated 2004 Incentive Plan (the “2013 Plan”), which was approved by the Company’s stockholders on May 15, 2013. In the event that the Restatement Effective Date does not occur because the Company’s shareholders do not approve this amended and restated Plan within twelve (12) months following the date on which the Board approved this amended and restated Plan, the 2013 Plan will continue in full force and effect on its terms and conditions as in effect immediately prior to the date this amended and restated Plan was approved by the Board.

Callaway Golf Company
2017 Annual Meeting of Shareholders
Tuesday, May 2, 2017
8:45 a.m. PDT

N
W
E
S
78
College Blvd.
Faraday Ave.
Priestly Dr.
San Marcos Blvd.
(turns into Palomar Airport Rd.)
15
5
Callaway Golf Company
2180 Rutherford Road
760/931-1771
Aston Ave.
Rutherford Road
Pascal Ct
El Camino Real
College Blvd.
Hidden Valley
Palomar Airport
Palomar Airport Road

From Interstate 5:
Exit Palomar Airport Road
Go East on Palomar Airport Road to College Blvd.
Turn left onto College Blvd.
Turn right onto Aston Avenue
Turn right onto Rutherford Road
Turn left into parking lot at 2180 Rutherford Road

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Pacific Time, on May 2, 2017.

Vote by Internet • Go to www.investorvote.com/ELY • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

Annual Meeting Proxy Card
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals —	THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED BELOW, “FOR” PROPOSALS 2, 3 AND 4, AND “1 YEAR” ON PROPOSAL 5.	+

1.	Election of Directors: Nominees:	01 - Oliver G. (Chip) Brewer III 04 - John C. Cushman, III 07 - Linda B. Segre	02 - Ronald S. Beard 05 - John F. Lundgren 08 - Anthony S. Thornley	03 - Samuel H. Armacost 06 - Adebayo O. Ogunlesi

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

Unless otherwise specified below, this proxy authorizes the proxies named on the reverse side of this card to cumulate votes that the undersigned is entitled to cast at the Annual Meeting in connection with the election of directors. To specify different instructions with regard to cumulative voting, write your instructions on the line below.

		For	Against	Abstain				For	Against	Abstain
2.	Ratify, on an advisory basis, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.	☐	☐	☐	3.	Approve the amendment and restatement of the Callaway Golf Company Amended and Restated 2004 Incentive Plan.		☐	☐	☐
		For	Against	Abstain			1 Year	2 Years	3 Years	Abstain
4.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐	5.	Approve, on an advisory basis, the frequency of future shareholder votes to approve the compensation of the Company’s named executive officers.	☐	☐	☐	☐

In their discretion, Robert K. Julian and Brian P. Lynch, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

Important notice regarding the Internet availability of proxy materials for the Shareholder Meeting To Be Held on May 2, 2017: The Annual Report and Proxy Statement are available on the Internet at: http://www.allianceproxy.com/callawaygolf/2017

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

Proxy — CALLAWAY GOLF COMPANY

The undersigned shareholder of CALLAWAY GOLF COMPANY hereby appoints ROBERT K. JULIAN AND BRIAN P. LYNCH, or either of them, proxies of the undersigned, each with full power to act without the other and with the power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Callaway Golf Company to be held at Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008, on May 2, 2017, at 8:45 A.M. (Pacific Time), and at any adjournments or postponements thereof, and to vote all shares of stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present, in accordance with the instructions below and on the reverse hereof, and in their discretion upon such other business as may properly come before the meeting; provided, however, that such proxies, or either of them, shall have the power to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole discretion.

THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED BUT NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED “FOR” THE NOMINEES LISTED ON THE REVERSE HEREOF AND “FOR” ALL OTHER PROPOSALS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.	☐

∎	IF VOTING BY MAIL, YOU MUST SIGN AND DATE THIS FORM IN SECTION B.	+